RETAIL LEASE

THE GRAMERCY, LAS VEGAS, NEVADA

NEW RUSSELL ONE LLC,
a Delaware limited liability company,
as Landlord,

and

KCI INVESTMENTS, LLC,
a Nevada limited liability company
dba "Alex Stratta"

as Tenant.

THE GRAMERCY, BUILDING 2
LAS VEGAS, NEVADA

RETAIL LEASE

This Retail Lease ("**Lease**"), dated for reference purposes as of July 11, 2014 but intended to be effective as of the "Effective Date" as hereinafter set forth, is made by and between NEW RUSSELL ONE LLC, a Delaware limited liability company ("**Landlord**"), and KCI INVESTMENTS, LLC, a Nevada limited liability company dba "Alex Stratta" ("**Tenant**").

SUMMARY OF BASIC LEASE INFORMATION

1. **Building (Art. 1)**: Building 2 in the Project, located at 9275 West Russell Road, Las Vegas, Nevada.

2. **Premises (Art. 1)**: Approximately 5,348 square feet of Rentable Area on first floor of the Building. The suite or space number of the Premises will be determined by Landlord prior to the Commencement Date in its reasonable discretion. The Rentable Area of the Premises will be measured and certified to Landlord and Tenant in accordance with and subject to the procedures set forth in Section 1.2, and all space related rents and charges will be adjusted to reflect the actual, certified Rentable Area.

3. **Term (Art. 2)**: Approximately 10 years commencing on the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) 180 days (which 180-day period is referred to herein as the "**Construction Period**") after Landlord tenders possession of the Premises to Tenant or Tenant's agent (the "**Commencement Date**"), and ending on the last day of the month in which the 10th anniversary of the Commencement Date occurs (the "**Expiration Date**").

4. **Base Rent (§3.1)**:

Period	Annual Base Rent	Monthly Base Rent	Rate (RSF/Year)
Year 1*	$213,920.00	$17,826.67	$40.0000
Year 2	$220,337.60	$18,361.47	$41.2000
Year 3	$226,947.73	$18,912.31	$42.4360
Year 4	$233,756.16	$19,479.68	$43.7091
Year 5	$240,768.84	$20,064.07	$45.0204
Year 6	$247,991.91	$20,665.99	$46.3710
Year 7	$255,431.67	$21,285.97	$47.7621
Year 8	$263,094.62	$21,924.55	$49.1950
Year 9	$270,987.46	$22,582.29	$50.6708
Year 10	$279,117.08	$23,259.76	$52.1909

* Subject to abeyance pursuant to the terms and conditions of Section 3.1.1. In the event Base Rent is held in abeyance under Section 3.1.1, the initial Term shall be deemed extended by the number of days in the Abeyance Period, and on the first day of such extended period (and, if applicable, on each annual anniversary thereof occurring during the initial Term, as so extended), the monthly Base Rent shall be increased by three percent (3%).

The "Years" referred to in the rent schedule above are consecutive periods of 12 full calendar months commencing on the Commencement Date (with any partial calendar month at the beginning of the Term being included in the first Year).

5. **Percentage Rent (§3.2)**: 6% of Gross Sales in excess of the Breakpoint.

6. **Tenant's Share (Art. 4)**: Approximately 5.76%.

7. **Permitted Use (Art. 5)**: Tenant shall continuously use and occupy the entire Premises solely for the operation of a table service, sit-down Italian steakhouse restaurant and cocktail lounge (the

Tenant Initials:________ Landlord Initials:________

"**Restaurant**") under the trade name of "Alex Stratta" (the "**Trade Name**") offering the items set forth on the menu attached to this Lease as Exhibit "H" (the "**Menu**"), including (if and to the extent permitted under the provisions of Section 5.1), the serving of alcoholic beverages for on-Premises consumption (the "**Permitted Use**"), and for no other use or purpose and under no other trade name whatsoever. Tenant agrees to sell only those food and drink items specifically enumerated in the Menu, and only in the manner specifically enumerated therein, and to maintain the highest standards in quality and preparation of such food items. The Menu shall not be changed or altered without Landlord's prior written consent; provided, however, Tenant may delete Menu items and may offer such additional menu items as are consistent with the operation of a first-class Italian steakhouse restaurant without Landlord's consent, provided any additional menu items (i) are then being offered at all or substantially all of Tenant's similar restaurant locations in the State of Nevada; (ii) are not Protected Items (as defined in Section 5.1) and not in conflict with any exclusive use provision or use restriction then in effect in favor of any other tenant or occupant of the Project or which Landlord anticipates granting to any other tenant or occupant of the Project; provided, however, Landlord shall not grant any exclusive use provision or use restriction to any other tenant or occupant of the Project (including allowing any other restaurant in the Property where Italian food or steaks are more than 25% of the menu items, except for a restaurant where pizza is not less than 75% of the menu items), that is enforceable against Tenant and prohibits Tenant from serving items typically served in a full-service sit-down Italian steakhouse where Italian food or steaks are more than 25% of the menu items, (iii) do not duplicate or conflict with the primary use of any adjacent or reasonably proximate tenant or occupant of the Project, and (iv) are not in conflict with applicable Law, the Operating Agreement or any other instrument of record affecting the Project. Upon making any change to the Menu under the preceding sentence, Tenant shall furnish Landlord with a copy of the new menu in order to permit Landlord to verify that the aforesaid requirements are met. Promptly upon written request from Landlord from time to time, Tenant shall furnish Landlord with a copy of its current Menu in use at the Premises. Landlord reserves the right to reject any proposed change to the Menu which would conflict with the use of any other food tenant in the Project as determined in Landlord's sole discretion. At Tenant's election, subject to the terms and conditions set forth in Section 5.1.1, up to 1,500 square feet of Rentable Area in the Premises may be used, separate from the Restaurant, for the operation of a fast-casual restaurant concept. For purposes of the foregoing and the restrictions of Article 5, "**Italian food**" shall mean dishes prepared in a recognized regional Italian style and commonly served in traditional Italian restaurants in the U.S.; by way of example and without limitation, "Italian food" shall include pastas (e.g., spaghetti and meatballs, tortellini, linguini with clams, lasagna), risotto, caprese salad, minestrone soup, pasta e fagioli, veal or eggplant parmigiana, chicken cacciatore and osso buco), but shall exclude dishes (whether or not they incorporate ingredients typically found in regional Italian cuisine) such as sea bass, mussels, pork roast, octopus, etc., unless the same is prepared in a recognized regional Italian style and commonly served in traditional Italian restaurants in the U.S.

8. **Security Deposit (§21.1)**: $41,001.34.

9. **Address of Tenant (§29.18)**: <u>Prior to the Commencement Date</u>:

KCI Investments, LLC
4033 South Dean Martin Dr.
Las Vegas, NV 89103
Attention: Ken Antos

<u>After the Commencement Date</u>:

KCI Investments, LLC
9275 West Russell Road, Suite __
Las Vegas, Nevada 89148
Attention: Ken Antos

10. **Address of Landlord**: See Section 29.18 of the Lease.

11. **Broker(s) (§29.24)**: Luxe Estates Collection, 7448 West Sahara Avenue, Las Vegas, NV - Zar Zanganeh

12. **Guarantors (§21.2):** Kenneth M. Antos and Sheila M. Antos (his spouse); and Dixie Foods International, a Florida corporation

Tenant Initials: ______ Landlord Initials: ______

13. **Improvement Allowance (Exh. C)**: $534,800.00 ($100.00 per square foot of Rentable Area of the Premises).

14. **Effective Date**: The latest date on which this Lease has been executed by the parties, as set forth on the signature page of this Lease.

This Summary of Basic Lease Information ("**Summary**") sets forth certain terms of this Lease which are more fully described in the balance of this Lease. In the event of a conflict between the provisions of this Summary and the balance of this Lease, the provisions of the balance of this Lease shall control. Capitalized terms used herein shall have the meanings defined in the body of this Lease.

ARTICLE 1
PREMISES AND COMMON AREAS

1.1 For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the retail space set forth in Section 2 of the Summary (the "**Premises**") upon and subject to the terms, covenants and conditions herein set forth. The Premises is shown approximately on Exhibit "A". Such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of any Common Areas. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit "C" (the "**Tenant Work Letter**"), Landlord is not obligated to provide or pay for any improvements in or to the Premises or any other portion of the Property. Neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Property or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory order, condition and repair. Except as hereinafter expressly set forth, if Landlord does not deliver possession of the Premises for any reason or by any particular date, Landlord shall not be subject to liability, and the validity of this Lease and the obligations of Tenant shall not be affected. Subject to governmental delays, Force Majeure, and Tenant Delays, Landlord shall use commercially reasonable efforts (not including the use of overtime labor) to deliver the Premises to Tenant by the later of September 1, 2014 or 45 days after the Effective Date (the "**Scheduled Delivery Date**") and Tenant shall accept possession of the Premises on the Scheduled Delivery Date, subject to the other express terms and conditions of this Lease. Landlord shall not be liable for, and Tenant, as a material part of the consideration to Landlord under this Lease, hereby assumes all risk of and waives all claims against Landlord for, loss or damage of any kind or nature relating to Landlord's failure or inability to deliver the Premises on the Scheduled Delivery Date or at all; notwithstanding the foregoing, however, provided this Lease is executed and delivered by Tenant on or before July 1, 2014, (a) except to the extent such delay results from governmental delays, Force Majeure and/or Tenant Delays, if the Premises is not delivered to Tenant on or before December 31, 2014 (the "**Outside Date**"), then Tenant shall receive a credit against the rent first coming due under this Lease in an amount equal to one (1) day's prorated Base Rent for each day following the Outside Date through and until the date on which Landlord delivers the Premises to Tenant; and (b) except to the extent such delay results from governmental delays, Force Majeure and/or Tenant Delays, if the Premises has still not been delivered to Tenant by the date which is 180 days after the Outside Date, then Tenant, as its sole remedy therefor, may terminate this Lease by delivering written notice of termination to Landlord at any time thereafter and prior to delivery of the Premises to Tenant, in which event Landlord, within 30 days of written demand from Tenant (which demand shall be accompanied by evidence, reasonably satisfactory to Landlord, of the sum demanded, including but not limited to paid invoices), shall reimburse Tenant for Tenant's actual, commercially reasonable and justifiable out-of-pocket costs incurred in connection with this Lease prior to the date of Landlord's termination notice, including without limitation legal, architectural, design and permitting costs, not to exceed $25,000.00 in the aggregate); provided, however, that Tenant shall not have the right to terminate under clause (b) above if delivery of the Premises to Tenant did not occur by such date due to governmental delays, Force Majeure events and/or Tenant Delays, and provided further that Landlord shall have the right to nullify any termination by Tenant hereunder by delivering the Premises to Tenant within 30 days of receipt of Tenant's notice of termination (which 30-day period shall be subject to extension for governmental delays, Force Majeure events, and Tenant Delays) . The aforesaid rent credit or Tenant's termination of this Lease and recovery of such reimbursement, as applicable, shall be Tenant's sole and exclusive remedies for any failure of delivery to occur by any particular date, or at all. Without limitation on the foregoing, if Landlord does not deliver possession of the Premises within 12 months after the Effective Date for any reason, Landlord may terminate this Lease. Upon any termination under this Section, each party shall be relieved of

Tenant Initials: ______ Landlord Initials: ______

all further obligations under this Lease. For purposes of this Section, delivery of the Premises to Tenant shall be in its "as-is" condition (which shall include the right of Landlord to make corrections, repairs or other work following the delivery of the Premises so long as the same is performed without materially hindering or interfering with the progress of Tenant's Work) and ready for Tenant to commence Tenant's Work. As used herein, "**Tenant Delays**" means delays caused by Tenant or its agents, contractors or employees, including delays caused by (i) Tenant's failure to furnish information requested by Landlord; (ii) Tenant's request for any special, long lead time materials or installations; or (iii) any other act, omission, delay or interference of or by Tenant.

1.2 The Premises is a part of the building set forth in Section 1 of the Summary (the "**Building**"). The term "**Property**," as used in this Lease, shall mean (i) the Building, (ii) the Building Common Areas and Shared Exterior Common Areas, (iii) the parcel of land on which the Building, the adjacent office building known as Building 3 in the Project (the "**Adjacent Building**") and the Shared Exterior Common Areas are located (the "**Land**"), and (iv) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto. The Land and Property in their current configuration are shown generally on Exhibit "A-1". The Property is part of a larger mixed-use project commonly known as "The Gramercy" and shown generally on Exhibit "A-2" (the "**Project**"). Not later than 60 days after the Commencement Date, either party may, at its election, cause the Rentable Area of the Premises to be determined and certified to Landlord and Tenant by a BOMA-trained architect selected by such party, and such certified Rentable Area shall be binding on Landlord and Tenant; provided, however, if either party reasonably disputes the other's determination of the Rentable Area, then such determination and certification shall thereafter be made by a mutually acceptable independent BOMA-trained architect who has not been previously employed by Landlord or Tenant (in which event each party shall bear 50% of the cost of such independent architect's or engineer's determination and certification), and such certified Rentable Area shall be binding on Landlord and Tenant. In the event the final certified Rentable Area of the Premises shall differ from that set forth in Section 2 of the Summary, then Base Rent, Tenant's Share, the Marketing Charge and all other rent, charges, percentages and dollar amounts under this Lease which are based on the square footage of the Premises shall be adjusted to reflect such actual, certified Rentable Area. "**Rentable Area**" means the rentable area of each tenant space in the Building, as defined and calculated by Landlord in a commercially reasonable and consistent manner. Rentable Area does not include space in the Building which is used to provide services to tenants other than Tenant; provided, however, the Rentable Area of the Premises shall include an equitable share of common elements of the Building (including, without limitation, the Building lobby) which serve multiple tenants of the Building including Tenant.

1.3 Tenant, its officers, employees and invitees shall have the non-exclusive right to use in common with Landlord, other tenants in the Building, and all others legally entitled thereto, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Building (the "**Common Areas**") as the same may be changed from time to time, subject to the provisions of this Lease. The Common Areas consist of the "Project Common Areas", the "Shared Exterior Common Areas" and the "Building Common Areas." As used herein, (i) "**Project Common Areas**" means the portions of the Project located outside of the Land which are made available under the Operating Agreement for non-exclusive use by tenants and occupants of the Building, and designated as such by Landlord from time to time, (ii) "**Building Common Areas**" means the portions of the Common Areas located within the Building and designated as such by Landlord from time to time, and (iii) "**Shared Exterior Common Areas**" means the portions of the Common Areas located on the Land outside of the Building and designated as such by Landlord from time to time, including but not limited to all shared exterior improvements on the Land at the patio level and the shared subterranean parking area below the Building and the Adjacent Building. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time, including the Rules and Regulations and Parking Rules and Regulations.

1.4 Tenant shall accept the Premises and Property subject to all easements, rights, restrictions, agreements and encumbrances of record affecting the Property (collectively, "**Title Matters**"). Following the Effective Date, Landlord may from time to time without prior notice to, consent of, or compensation or liability to Tenant: (a) grant, receive, dedicate, relocate, modify, surrender or otherwise deal with easements, rights of way, restrictions, covenants, equitable servitude or other matters affecting the Building, Property or Project; or (b) change the company or companies providing any utility service to the Premises, Building or Common Areas, whether or not separately metered (in which event Tenant shall cooperate with the new service provider and provide its representatives with reasonable access to the utility lines, feeders, risers, wiring, equipment and machinery within the Premises). The Title Matters shall include any recorded declaration of conditions, covenants and/or restrictions, reciprocal easement agreement, cross-easement agreement, operating agreement, or other recorded instrument, however captioned, now or hereafter granted and/or imposed against the Property by Landlord,

Tenant Initials: ______ Landlord Initials: ______

including any such agreement regarding the construction, operation, management, use, repair and/or maintenance of the Project, any amendments or modifications thereof, and any rules and regulations promulgated thereunder (collectively, the "**Operating Agreement**"). The Operating Agreement may provide for the formation of a non-profit owner's association or similar entity ("**Association**") which will perform operation, management and maintenance services for the Project.

1.5 Notwithstanding any provision herein to the contrary, Tenant acknowledges and agrees that the effectiveness of this Lease is subject to the following conditions (the "**Lease Conditions**"): (i) Landlord's approval of Tenant's Menu; (ii) Landlord's approval of such financial information regarding Tenant and/or Guarantors as Landlord shall reasonably require in connection with this Lease, and (iii) if required by Landlord based on the financial information provided under clause (ii), Landlord's approval of security and a form of deed of trust for the Improvement Bridge Loan. Landlord's approval of the items specified in clauses (i) through (iii) above shall not be unreasonably withheld. The parties shall cooperate with one another and use diligent, commercially reasonable efforts to cause the Lease Conditions to be satisfied as soon as practicable after the Effective Date. In the event the Lease Conditions are not satisfied (or waived by Landlord) by the date which is 30 days after the Execution Date, then Landlord may terminate this Lease at any time thereafter prior to satisfaction of such conditions by giving written notice of termination to Tenant, in which event each party shall be relieved of all further obligations under this Lease.

ARTICLE 2
TERM

2.1 Prior to the Commencement Date, all terms and conditions of this Lease other than the payment of Base Rent shall apply. The term of this Lease (the "**Term**") shall commence on the date set forth in Section 3 of the Summary (the "**Commencement Date**"), and shall terminate on the date set forth in Section 3 of the Summary (the "**Expiration Date**") unless this Lease is sooner terminated as hereinafter provided. If requested by Landlord, at any time during the Term, Tenant shall promptly execute a confirmation, on Landlord's form, of the Effective Date, Commencement Date, Expiration Date and such other information regarding this Lease as Landlord may reasonably require. Tenant shall prepare Tenant's Plans for Landlord's approval and commence and diligently proceed with Tenant's Work, all as provided in Exhibit "C", so as to complete the work contemplated thereby and open for business in the Premises, fully staffed, fixturized, promoted, and merchandised, for the Permitted Use under the Trade Name, within 150 days after receiving all governmental permits and approvals necessary for the construction of Tenant's Work, excepting any such permits, such as a certificate of occupancy, which are unavailable until completion of Tenant's Work (collectively, "**Permits**"). Tenant's failure to so open for business for any reason whatsoever shall not affect the Commencement Date, and Landlord shall have all of its remedies under this Lease or at law or in equity for such failure. Notwithstanding the foregoing, provided Tenant is proceeding diligently with Tenant's Work (including diligently pursuing any necessary governmental consents, approval and permits for such work), and at all times uses its best efforts to respond to and mitigate any such delay, the Construction Period shall be extended by one day for each day of cumulative delay in the completion of Tenant's Work actually and directly caused by any unreasonable act, omission or interference on the part of Landlord or its agents (but any time period to which Landlord may be entitled under this Lease with respect to review of the Plans or the taking of any other action related to Tenant's Work shall be deemed reasonable for purposes of the foregoing) (a "**Commencement Delay**"). Tenant shall promptly provide Landlord with written notice of any claimed Commencement Delay together with a reasonably detailed description of the facts and circumstances giving rise to such claimed Commencement Delay within 2 business days after learning of the same. Landlord shall receive 3 business days' opportunity to cure any claimed Commencement Delay before the same extends the Construction Period. Tenant agrees to use its best efforts to apply for and obtain the Permits as soon as practicable after the Effective Date. In addition to and without limitation on the foregoing, Tenant agrees to: (a) commence preparation of the Plans for Tenant's Work and take commercially reasonable steps to start the application process for the Permits as soon as practicable after the Effective Date, (b) submit its Plans for approval by Landlord when required under Exhibit "C" and for approval by the City permitting authority not later than 5 business days after receiving such approval from Landlord, and (c) respond to or address any comments, issues or conditions of approval raised by Landlord or the permitting authority regarding the Plans and resubmit the same for Landlord's and the permitting authority's approval not later than 2 business days after Tenant's receipt of the same. Tenant shall notify Landlord in writing when it has obtained the Permits and shall furnish Landlord with copies of the same. Any delays in obtaining the Permits caused by Tenant's failure to diligently pursue issuance of the Permits, to timely and properly submit its Plans or respond to Landlord's or the permitting authority's comments when required hereunder, or to pick up the Permits promptly upon issuance thereof shall be treated as a Tenant Delay and the Construction Period shall be shortened on a day-for-day basis on account of any such delay.

Tenant Initials: ______ Landlord Initials: ______

2.2 Provided Tenant has not been in default prior to the commencement date of the applicable Extended Term Tenant shall have an option (the "**Option**") to extend the Term (which option may be exercised as to the entire then-current Premises only, and not as to a portion or portions thereof) for two periods of 5 years each (the "**Extended Term[s]**"). The Option shall be exercisable for any Extended Term by irrevocable written notice given to Landlord no later than 12 months nor earlier than 18 months prior to the expiration of the initial Term or the end of the previous Extended Term, as applicable. Tenant may not exercise the Option as to any Extended Term unless it has exercised the Option for the prior Extended Term(s). If Tenant fails to exercise the Option for any Extended Term when required, the Option shall be of no further force or effect. If the Option is timely exercised as to any Extended Term, then all of the covenants and agreements contained in this Lease shall apply during such Extended Term, except that Base Rent during the Extended Term shall be as follows: Base Rent for each Extended Term shall be the Fair Market Rent as of the commencement of such Extended Term. "**Fair Market Rent**" means the then prevailing base rental rate for retail space of comparable size, use, quality and location in the Project and comparable Class A mixed-use projects in Summerlin/West Las Vegas, for tenants having a net worth, business experience and reputation comparable to that of Tenant, for the same period of time as the Extended Term, taking into consideration rental rates, tenant reimbursements for taxes, insurance and other operating expenses, percentage rental, the nature of landlord-provided services, if any, and all other terms for occupancy then applicable in such comparable buildings. If applicable, Fair Market Rent may include annual or other periodic increases in rent during the Extended Term on such basis as may then be prevailing in the aforesaid market, and any determination of Fair Market Rent by negotiation or appraisal shall specify the amount or nature of such increases, if any. Notwithstanding the foregoing, in no event shall the Base Rent payable during any Extended Term be less than the Base Rent in effect immediately prior to the commencement of such Extended Term, increased by 3%. If the Option is exercised, the parties shall attempt to agree upon the Fair Market Rent as soon as practicable, using their best good faith efforts. If the parties fail to so agree within 30 days of Tenant's exercise of the Option, then Landlord shall notify Tenant of Landlord's opinion of the Fair Market Rent ("**Landlord's Determination**"). If Tenant fails to reject Landlord's Determination in writing within 15 days of after receipt of such notice, Tenant will be deemed to have accepted Landlord's Determination. If Tenant rejects Landlord's Determination in writing during such 15-day period, then (i) within 5 business days thereafter, each party shall place in a sealed envelope their final and best proposal as to the Fair Market Rent and representatives of the parties shall meet and exchange the sealed envelopes in each other's presence. If the parties do not agree on the Fair Market Rent within one business day thereafter, then each party shall each appoint a real estate appraiser (with MAI or similar qualifications) who has been active in the appraisal of Class A mixed use projects in the Summerlin/West Las Vegas market for at least 5 years prior to such appointment. If Tenant fails to make such appointment within 10 business days of the exchange of envelopes, Landlord, at Tenant's cost, shall appoint an appraiser on Tenant's behalf. Each party shall cause its appraiser to submit to the other an appraisal of the Fair Market Rent within 20 days after its appointment. If the parties' appraisals differ by (a) 10% or less, the average of those two shall be the Fair Market Rent, or (b) more than 10%, the appraisers shall promptly appoint a third appraiser meeting the foregoing qualifications to determine the Fair Market Rent within 20 days of its appointment. The appraisal among the three that is farthest from the average of all the appraisals shall be disregarded and the average of the other two shall be the Fair Market Rent. The decision of the appraisers as aforesaid shall be binding upon the parties. If the appraisers fail to appoint a third appraiser, then the appointment of such appraiser shall be made by a judge having jurisdiction over the parties. The cost of the third appraiser, if necessary, shall be paid by Landlord and Tenant equally. The Option is personal to KCI INVESTMENTS, LLC, a Nevada limited liability company ("**Original Tenant**"), and may be exercised only so long as Original Tenant or its successor entity (provided such successor entity is approved by Landlord under Article 14 and Tenant and Guarantor remain liable under this Lease notwithstanding any Transfer to such entity) or one of its affiliated and controlled companies (as the case may be, a "**Permitted Transferee**") occupies the Premises without assigning this Lease or subletting any part of the Premises (except to a Permitted Transferee), and may not be exercised or assigned by or to any person or entity other than Original Tenant or a Permitted Transferee. The Option is not assignable apart from this Lease, nor may the Option be separated from this Lease in any manner, including by reservation.

ARTICLE 3
<u>BASE RENT; PERCENTAGE RENT</u>

3.1 Tenant shall pay, without prior notice or demand, to Landlord c/o The Krausz Companies, Inc., 44 Montgomery Street, Suite 3300, San Francisco, CA 94104-4806, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, base rent ("**Base Rent**"), payable in equal monthly installments as set forth in Section 4 of the Summary, in advance on or before the first day of each and every calendar month during the Term. The Base Rent for the first full month of the Term which occurs after the expiration of the Abeyance Period shall be paid on or before the Effective Date. Any Base Rent payment for a partial month shall be prorated based on the actual number of days in such month. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time

Tenant Initials: ________ Landlord Initials: ________

basis shall be prorated in the same manner.

3.1.1 Notwithstanding anything to the contrary set forth herein, during the period from the Commencement Date until the date on which 50% or more of the non-residential leasable space existing in the Project as of the Effective Date has been leased, calculated in substantially the same manner as is used to determine the Rentable Area of the Premises under Section 1.2 ("**Abeyance Period**"), 50% of the Base Rent payable by Tenant shall be held be in abeyance. Following the end of the Abeyance Period, the preceding sentence shall be of no further force or effect, it being understood that the aforesaid abeyance is applicable to the initial lease-up of the Project only and is not intended to apply throughout the Term. Such abeyance shall not apply during any period when Tenant is not continuously operating its business in the Premises as a fully stocked, staffed, and promoted full-service Italian steakhouse restaurant and cocktail lounge during at least the same business days and hours as (and otherwise in accordance with) other similar restaurant locations in Las Vegas as of the Effective Date. All sums held in abeyance under this Section 3.1.1 shall not become due and payable unless and until Tenant has defaulted under any of the terms, covenants or conditions of this Lease after the giving of notice and expiration of the applicable cure period. In the event of such a default, the sum total of all monies held in abeyance under this Section 3.1.1 shall immediately become due and payable by Tenant to Landlord as additional rent and all further abeyances under this Section 3.1.1 shall cease. By way of clarification to the foregoing provisions, it is understood that the non-residential leasable space existing in the Project as of the Effective Date consists of Buildings 2 and 3 in the Project, as shown on Exhibit A-1 hereto, which buildings contain approximately 186,352 square feet of Rentable Area in the aggregate.

3.2 For each partial or full calendar year of the Term, Tenant shall pay percentage rent as set forth in Section 4 of the Summary ("**Percentage Rent**"). Percentage Rent shall be based on the Gross Sales for each calendar quarter and payable within 15 days after the close of such quarter. If the Commencement Date is not the first day of a calendar quarter and falls within the same year as the first full calendar quarter, Gross Sales for the first partial quarter shall be added to the Gross Sales for the first full quarter. Percentage Rent for each calendar year shall be based on Tenant's annual statement of Gross Sales for such year ("**Annual Sales Statement**") and if Tenant paid more than the required amount, provided Tenant is not then in default, the overpayment shall be credited against Tenant's next required payment of Rent, and if Tenant paid less than the required amount, Tenant shall pay the difference to Landlord together with the Annual Sales Statement. Tenant agrees to furnish to Landlord a statement of Gross Sales within 15 days after the close of each month, and an Annual Sales Statement, including a monthly breakdown of Gross Sales, within 30 days after the close of each full or partial year during the Term. Such statements shall itemize all elements of Gross Sales and Gross Sales Adjustments, and shall be certified as true and correct by an officer of Tenant. The receipt by Landlord of any statement or Percentage Rent payment shall not bind Landlord as to the correctness of same. Tenant shall record sales or other transactions using a cash register or computer system that numbers and records all receipts and keep full and accurate books and records in accordance with generally accepted accounting principles, consistently applied ("**GAAP**"), including a sales journal, general ledger and bank account statements showing deposits of Gross Sales revenue, cash register detail tapes, and detailed original records of all Gross Sales Adjustments (collectively, "**Records**"). Records for a calendar year shall be kept by Tenant for at least 3 years after the end of such year and made available for inspection, audit, and photocopying by Landlord during regular business hours at the Premises or Tenant's principal place of business. Any corrections or adjustments to Gross Sales previously reported which would result in a refund must be reported within 90 days after the end of the year to which such Gross Sales relate. Tenant shall furnish Landlord, on request, with Tenant's state and local sales and use tax returns, and if Tenant's sales as reported in any such return exceed the Gross Sales reported to Landlord, the Gross Sales shall be taken at the highest figure so reported. If the sales reported on any such return are increased following a governmental audit, Tenant shall promptly notify Landlord of such increase and pay any additional Percentage Rent due thereby. The obligation to maintain and furnish tax returns and Records shall also apply to Tenant's subtenants, licensees and concessionaires. If an audit by Landlord discloses a deficiency in the payment of Percentage Rent, the deficiency shall be immediately payable plus interest at the Interest Rate from the date due. If an audit shows Tenant understated Gross Sales by more than 2%, or if Tenant fails to maintain Records as required or fails to appear for and/or reasonably cooperate with the audit, Tenant shall pay Landlord all reasonable costs and expenses (including attorneys' fees) incurred by Landlord in conducting such audit and collecting any underpayment. If an audit discloses willful, substantial inaccuracies, Landlord, in addition to its other rights and remedies, may terminate this Lease. Landlord shall also have the right to terminate this Lease if (a) in either the fourth, fifth or sixth full calendar year of the Term, Tenant is not obligated to pay Percentage Rent, such termination to be effective 90 days after Tenant's receipt of notice from Landlord unless Tenant agrees to increase the Base Rent otherwise due by 25% for the remainder of the Term, retroactive to the date of Landlord's notice, or (b) at any time after the 24th full calendar month of the Term, if Tenant's Gross Sales have not exceeded $1,500,000.00 during the previous 12 months. "**Breakpoint**" for a period means the amount obtained by dividing the Base Rent payable during such period by 6%. "**Gross Sales**" means the gross selling price of all merchandise and/or services sold in, at or from any part of the Premises or through the use of the Premises by Tenant and its

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subtenants, licensees and concessionaires, whether for cash or on credit, including sales by vending or game machines and any telephone, Internet, and/or catalog orders taken at or filled from the Premises, less any Gross Sales Adjustments. Gross Sales shall not include taxes which are collected separately from the selling price and paid directly to the taxing authority. Each sale upon installments or credit shall be treated as a sale for the full sale price at the time of sale. "**Gross Sales Adjustments**" means, to the extent previously reported as Gross Sales: the selling price of all merchandise returned by customers and accepted for full credit or the amount of discounts made thereon; sums and credits received in the settlement of claims for loss or damage to merchandise; and the price allowed on merchandise traded in by customers for credit. If Tenant fails to operate its business in the Premises as required herein, then, in addition to any other rights or remedies of Landlord, the Breakpoint shall be reduced by 1/360th for each day or portion thereof that Tenant fails to operate, and Tenant shall have no rights or remedies (including rent reductions or termination rights) which are based, in whole or part, on the Gross Sales for such period. If any reporting period is less than 12 months, the Breakpoint shall be proportionately adjusted for such period. Whenever Base Rent is reduced or increased, the applicable Breakpoint shall be proportionately reduced or increased, as applicable. If at any time during the Term, Tenant, an affiliate of Tenant, Alessandro Stratta, or an entity owned or controlled by Alessandro Stratta, directly or indirectly operates or owns a full-service restaurant under any trade name (but excluding any fast-casual restaurant which does not offer table service), either (a) in Summerlin or (b) elsewhere within a radius of 3 miles from the perimeter of the Property, then the Gross Sales of such other business shall be included in the Gross Sales made from the Premises and Tenant shall provide Landlord with statements of Gross Sales for such business meeting the requirements above.

ARTICLE 4
ADDITIONAL RENT

4.1 In addition to the Base Rent, Tenant shall pay Tenant's Share of the annual Direct Expenses. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are herein collectively referred to as "**Additional Rent**". Base Rent, Percentage Rent and Additional Rent are herein collectively referred to as "**Rent**." All Rent shall be paid in lawful money of the United States of America without notice, demand, recoupment, offset, deduction, abatement or counterclaim except as otherwise expressly set forth in this Lease, to Landlord at the address established in Article 3. The Rent is intended to be absolutely net, so that this Lease yields to Landlord the full rent specified herein during the entire Term, with all costs, expenses and obligations relating to the Premises being paid by Tenant. Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Landlord may, at its election from time to time, require all or a portion of Tenant's Share of Direct Expenses to be paid directly to the Association rather than to Landlord.

4.2 As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 "**Direct Expenses**" means Operating Expenses and Tax Expenses.

4.2.2 "**Expense Year**" means each full or partial calendar year in the Term.

4.2.3 "**Operating Expenses**" means all expenses, costs and amounts of every kind and nature which Landlord pays or incurs during any Expense Year because of or in connection with the ownership, management, maintenance, insurance, security, repair, replacement, restoration or operation of the Property and Common Areas, or any portion thereof, including: (a) premiums for property, casualty, liability, rent interruption, workers' compensation and all other insurance which Landlord is required or permitted to maintain under this Lease (including any charges for deferred payment of premiums, any deductible amounts incurred upon a loss covered by insurance and, if and to the extent Landlord elects to self-insure, a reasonable premium for the cost of such self-insurance); (b) wages, salaries, compensation and benefits (and taxes thereon) paid to Landlord's personnel engaged in the operation, repair, security, maintenance or cleaning of any portion of the Property, and amounts paid to independent contractors or managers providing any such services; (c) cleaning and janitorial services for the Common Areas (but excluding janitorial services for the Premises, which shall be Tenant's sole responsibility), alarm, fire prevention, warning and access control systems, security, water treatment, filtering, window cleaning, pest control, and garbage and refuse removal; (d) landscaping, including irrigating, trimming, mowing, fertilizing, seeding, and replacing plants; (e) utilities for the Common Areas, including fuel, gas, electricity (but excluding electricity to the Premises, which shall be payable by Tenant as set forth in Section 6.1.2), water, sewer, telephone, and other services and the cost of maintenance and service contracts in connection therewith; (f) licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses; (g) costs incurred in connection with any conservation program, transportation system management program or other governmental program or resulting from

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any mandate imposed on Landlord by any governmental or quasi-governmental agency for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses under Section 4.2.4; (h) the cost of maintenance and cleaning equipment, master utility meters and all other fixtures, equipment, supplies, tools and personal property (including light bulbs and ballasts) used in the operation, repair and maintenance of the Property and Common Areas, or any portion thereof, including payments under any equipment rental agreements and personal property taxes related thereto; (i) the fair rental value of any management office space at the Project and the cost of any tenant relation programs reasonably established by Landlord; (j) maintaining, operating, repairing and replacing components of equipment, including HVAC, electrical, plumbing, mechanical, elevator, escalator, sanitary and storm drainage, security, and energy management systems, (k) maintaining, operating, repairing and replacing all special facilities made available to tenants and occupants of the Property and/or other portions of the Project, such as, by way of example and without limitation, conference rooms, athletic facilities and retail concessions; (l) subject to the limitations related to capital improvements specified herein, the cost of Landlord's maintenance and repairs under Article 7, any legal compliance work performed by Landlord under Article 24, roof repairs and replacement, exterior painting, maintenance, repair and resurfacing of the underground and surface parking areas on or serving the Property, relamping, replacement of wall and floor coverings, ceiling tiles and fixtures in the Building Common Areas, maintenance and replacement of curbs, walkways, roadways, driveways, sidewalks, landscaped areas, striping, bumpers, irrigation systems, fences, gates, lighting facilities, loading and unloading areas, trash areas and stairways, repair to roofs and re-roofing, and all other items of repair, maintenance and replacement related to the Property and Common Areas; (m) policing, security and supervision of the Property and Common Area, and Building safety services, to the extent provided or contracted for by Landlord; (n) audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Property; (o) the Building's share of any maintenance, repair, replacement, security, management or operation costs or other shared costs related to the Project Common Areas, Shared Exterior Common Areas or other jointly maintained or shared areas within the Project outside of the Land (including, but not limited to, all costs and expenses of the types described in clauses (a) through (n) above, to the extent reasonably applicable to such areas) which costs are shared or allocated between the Building and other portions of the Project pursuant to the Operating Agreement; and (p) a management fee to Landlord equal to 3% of the total gross rents received by Landlord from the tenants and occupants of the Property during the applicable period. The foregoing provisions of this Section 4.2.3 shall not impose any obligations upon Landlord to provide the services referenced in such provisions. Landlord may cause any or all of the services anticipated by this Section 4.2.3 to be provided by the Association and/or by an independent contractor(s) or by affiliates of Landlord. Operating Expenses may include reserves for (or a reasonable depreciation allowance on) future maintenance and repair work and replacement of existing capital improvements in the Property which Tenant hereby authorizes Landlord to use as Landlord deems necessary. Tenant shall arrange and pay for its own janitorial service in the Premises, and pay for costs of electricity furnished to the Premises directly to the applicable utility provider, and such costs shall not be part of Direct Expenses. Operating Expenses shall exclude costs of a capital nature except with respect to (i) costs which are intended to effect economies in the operation or maintenance of the Property, or any portion thereof, or to reduce current or future Operating Expenses, or to enhance the safety or security of the Project or its occupants, (ii) replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (iii) that are required under any Law or governmental program, or (iv) for roof replacements, exterior painting of the Building, or a complete resurfacing or replacement of any parking area (i.e., by providing a complete new asphalt overlay, as opposed to slurrying and restriping the same as part of repair and maintenance, which shall not be deemed a capital improvement or expenditure); provided, however, that any capital expenditure in excess of $50,000 with a useful life in excess of 5 years shall be amortized (including a reasonable interest factor on the unamortized cost) over such period of time as Landlord shall reasonably determine and Operating Expenses for any Expense Year shall include only the annually amortized portion of such expenditure. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Property is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Property been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.4 **"Tax Expenses"** means the Building's Tax Share of all taxes, assessments (special or otherwise), water, trash, sewer or other utility fees, transit taxes, fees related to Environmental Regulations, and any other governmental levies, fees, impositions or charges of any kind or nature, ordinary and extraordinary, foreseen or unforeseen, real or

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personal, and substitutes therefor and additions thereto (it being acknowledged by Tenant that assessments, taxes, and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal or other governmental services formerly provided without charge to property owners or occupants) which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, improvement, leasing and operation of the Land and any and all buildings and improvements thereon, including but not limited to, the Building, the Adjacent Building and the Shared Exterior Common Areas (the "**Entire Property**") or any portion thereof or the fixtures, equipment and personal property used in connection therewith, whether the same be measured by way of value or cost of land or improvements, use, square footage, traffic counts, car counts, parking usage, or in any other way. Any costs and expenses (including reasonable attorneys' and consultants' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. As used herein, the "**Building's Tax Share**" shall mean (a) if an allocation of any Tax Expenses among the improvements on the Entire Property can be determined from the applicable tax bill or the assessor's notes, the amount of such Tax Expenses so allocated to the Building and/or Building Common Areas, and (b) for all other Tax Expenses, 50%, subject to appropriate adjustment in the event of a material expansion of either the Building or the Adjacent Building occurring after the Commencement Date. Notwithstanding the foregoing, Landlord at its election shall have the right to cause the Building and the Building's portion of the Land and the Shared Exterior Common Areas to be separately assessed at any time during the Term in a commercially reasonable and equitable manner; in such event of such a separate assessment, the Building's Tax Share shall thereafter mean 100% of the Building's separately assessed Tax Expenses. If Tax Expenses for any period during the Term are increased after payment thereof for any reason, including error or reassessment by the taxing authority, the Tax Expenses for the applicable Expense Year shall be adjusted accordingly. Real Estate Taxes shall not include Landlord's net income or franchise taxes or any inheritance, estate, succession, gift, corporation or profit tax or capital levy.

4.2.5 "**Tenant's Share**" means a fraction, expressed as a percentage, the numerator of which is the Rentable Area of the Premises and the denominator of which is the total rentable square footage of all premises in the Building. The estimated Tenant's Share as of the Commencement Date is set forth in Section 6 of the Summary and shall be subject to adjustment as set forth in this Lease.

4.3 Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses among different portions or occupants of the Property (collectively, "**Cost Pools**"), in Landlord's reasonable discretion. Cost Pools may include, but shall not be limited to, the office space tenants of the Property, and the retail space tenants of the Property. The Direct Expenses within each Cost Pool affecting the Premises shall be allocated and charged to Tenant in an equitable manner.

4.4 Landlord shall from time to time give Tenant written notice (each, an "**Estimate Statement**") which sets forth Landlord's good faith estimate (the "**Estimate**") of Tenant's Share of the Direct Expenses for the then-current Expense Year (the "**Estimated Direct Expenses**"). Landlord may adjust the Estimate from time to time on the basis of experience and reasonably anticipated changes. Upon receipt of any Estimate Statement, Tenant shall pay, commencing with its next installment of Base Rent, and continuing thereafter until a new Estimate Statement is furnished, 1/12th of the Estimated Direct Expenses set forth in such Estimate Statement. Landlord shall furnish to Tenant within 120 days following the end of each Expense Year, or as soon thereafter as is practicable, a reconciliation statement (the "**Statement**") which states the actual Direct Expenses for such Expense Year and Tenant's Share thereof. Upon receipt of the Statement for each Expense Year, Tenant shall pay, with its next installment of Base Rent, the full amount of its Share of Direct Expenses for such Expense Year less the Estimated Direct Expenses paid during such Expense Year, and if Tenant paid more as Estimated Direct Expenses than Tenant's Share of Direct Expenses for such Expense Year, Tenant shall receive a credit in the amount of the overpayment against the Additional Rent next coming due. If Tenant does not raise objections to a Statement within 180 days after the date Tenant receives the same, such Statement shall be conclusive and binding upon Tenant. Landlord's failure to provide any Statement in a time period considered to be reasonable by Tenant shall not excuse Tenant from its obligations to pay Landlord the Estimated Direct Expenses as and when due hereunder, nor shall it constitute a waiver of Landlord's right to bill and collect the same from Tenant at a future date. During the first and last Expense Years, the Direct Expenses for such Expense Year shall be adjusted in the proportion that the number of days of that Expense Year bears to 365. When the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which the Term ends, if any sums are due hereunder from Tenant, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual sums due, Landlord shall, provided Tenant is not then in default hereunder, pay Tenant the amount of the overpayment. The obligations of Tenant under this Section 4.4 shall survive the expiration or earlier termination of the Term.

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4.5 Tenant shall pay before delinquency (a) all taxes and assessments levied against Tenant's equipment, furniture, fixtures, merchandise, signs and other personal property located in or about the Premises; if such items of Tenant's property are assessed with property of Landlord, Landlord shall allocate such assessment between Landlord and Tenant so that Tenant shall pay only Tenant's equitable portion; and (b) all taxes (including sales, use, gross receipts, transaction privilege, service or excise taxes), assessments, license fees and public charges levied, assessed or imposed upon, measured by, or arising from, any Rent or other amount payable by Tenant under this Lease, the leasehold estate, the leasehold improvements, the size of the Premises, Tenant's equipment or fixtures, or Tenant's business operation. If the Tenant Improvements or Alterations in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Building Standard (as defined in Exhibit "C") are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of clause (a) above.

ARTICLE 5
USE OF PREMISES

5.1 Tenant shall continuously use and occupy the entire Premises for the permitted use ("**Permitted Use**") and under the trade name (the "**Trade Name**") set forth in Section 7 of the Summary, and for no other use or purpose and under no other trade name whatsoever (subject to Tenant's right, under Section 5.1.1 below, to operate a portion of the Premises under a separate use and trade name). Tenant shall provide to Landlord upon demand, proof satisfactory to Landlord that monthly cleaning and maintenance of all grease traps, pans and hood ventilators located in the Premises has been performed by a suitable contractor. A suitable contractor shall be one who is licensed, bondable and insured and capable of performing Tenant's obligations hereunder. Tenant shall be solely responsible for prompt collection of all trash and debris within a radius of 15' of the Premises and for prompt disposal within the Premises or in such areas as may be provided for such disposal by Landlord of all such trash and debris. If Tenant fails to effect such prompt collection and disposal, Landlord may provide for such collection and disposal and, in such event, Tenant shall pay to Landlord the cost of such collection and disposal within 10 days after receipt of a written statement setting forth such cost. Tenant shall at all times maintain a health department rating of "A" (or such other highest health department or similar rating as is available). The sale of alcoholic beverages at the Premises, if desired by Tenant, is conditioned upon Tenant's obtaining and maintaining in effect appropriate liquor licenses and related governmental approvals, variances, permits and authorizations and liquor liability insurance (including server liability) covering serving, sale and consumption of alcoholic beverages by customers of Tenant and satisfactory to Landlord as to form, amount and issuer, and Tenant's complying with all applicable laws, rules, regulations, orders, ordinances and insurance requirements, and state Alcoholic Beverage Control (ABC) requirements and guidelines (including any such requirements as may apply to the serving or consumption of alcohol within the Patio Seating Area). Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not operate in the Premises primarily for the sale of (i) coffee, (ii) pastries, (iii) juice or smoothies, (iv) Mediterranean food, or (v) pizza (collectively, "**Protected Items**"), but incidental sales of Protected Items as part of Tenant's overall business operations within the Premises shall be permitted (so long as the same does not constitute a primary use of the Premises, and provided the items referenced in (i), (ii) and (iii) above may be served only to sit-down patrons of the Restaurant and may not be sold "to go"). Following the Effective Date, Landlord shall have the right to grant commercially reasonable exclusive use provisions and/or use prohibitions in other leases, occupancy agreements or restrictive covenants affecting the Project from time to time, and any items covered by such restrictions shall thereafter be deemed Protected Items binding on and enforceable against Tenant and its subtenants and licensees under this Section 5.1 for the remainder of the Term, provided Tenant is notified in writing of such new Protected Items at least 10 business days prior to their effectiveness, and provided further that the restrictions on such new Protected Items do not prohibit Tenant from operating as an Italian steakhouse. The preceding sentence shall not permit Landlord to allow the sale of Italian food items that represent more than 25% of the menu items of any other restaurant at the Property, except for a restaurant where pizza is not less than 75% of the menu items.

5.1.1 At Tenant's election, up to 1,500 square feet of Rentable Area in the Premises ("**Fast-Casual Concept Space**") may be used, separate from the Restaurant, for the operation of a fast-casual Italian restaurant concept upon the terms and conditions set forth in this Section 5.1.1. If Tenant elects to operate a separate restaurant in the Fast-Casual Concept Space, Tenant shall furnish written notice of such election (the "**Fast-Casual Concept Notice**") to Landlord no later than 45 days after the Effective Date and in any event prior to commencement of Tenant's Work. The Fast-Casual Concept Notice shall be accompanied by the following information, all of which shall be subject to Landlord's prior written approval: (i) the proposed type of restaurant to be operated in the Fast-Casual Concept Space; (ii) the proposed trade name for the Fast-Casual Concept Space; (iii) the proposed menu for the Fast-Casual Concept Space; (iv) the proposed location, configuration

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and layout of the Fast-Casual Concept Space; and (v) the proposed signage for the Fast-Casual Concept Space (collectively, the "**Fast-Casual Approval Items**"). If the Fast-Casual Concept Notice is given, then, notwithstanding anything to the contrary set forth in this Lease, Tenant shall not commence Tenant's Work until either the Fast-Casual Approval Items have been fully approved by Landlord or Tenant withdraws the Fast-Casual Concept Notice (in which event Tenant's right to operate a separate restaurant in the Fast-Casual Concept Space under this Section 5.1.1 shall be deemed waived and of no further force or effect). Landlord's approval of the Fast-Casual Approval Items shall not be unreasonably withheld. Upon and subject to Landlord's approval of the Fast-Casual Approval Items, Tenant shall have the right to construct and operate a separate restaurant in the Fast-Casual Concept Space in a manner consistent with the approved Fast-Casual Approval Items; in such event, Paragraph 7 of the Summary, Section 5.1, Section 5.1.2, and all other obligations and restrictions in this Lease applicable to operation of the Restaurant (such as, by way of example and without limitation, any provisions related to the Trade Name, Menu or Permitted Use, shall apply equally to the trade name, menu and permitted use of such separate restaurant as set forth in the Landlord-approved Fast-Casual Approval Items, and the operation of such restaurant shall comply in all other respects with the terms, conditions and restrictions of this Lease. Without limitation on the foregoing, Tenant's obligation to continuously operate in the Premises shall apply to the Fast-Casual Concept Space, and all revenues from the Fast-Casual Concept Space shall be included in Gross Sales. Unless otherwise agreed to by Landlord in its sole discretion, no additional exclusive use rights shall be granted for the benefit of the Fast-Casual Concept Space.

5.1.2 At all times during the Term, Alessandro Stratta shall be employed by Tenant in the capacity of Executive Chef (or in a similar position of comparable visibility and responsibility) of the Restaurant. Should Mr. Stratta for any reason cease to be employed by Tenant in such capacity at any time during the Term, or should he fail to devote his best efforts and full attention (as is customary for executive chefs with multiple restaurant sites, such as Michael Mina, Bobby Flay, Wolfgang Puck, etc.) in the performance of his duties as Executive Chef of the Restaurant at any time during the Term, then Landlord may, at its sole election, terminate this Lease by furnishing written notice of such election to Tenant at any time thereafter. The effective date of such termination shall be as stated in Landlord's notice but shall be not less than 60 days following the date of Tenant's receipt of such notice. In the event of such termination, Tenant shall surrender possession of the Premises to Landlord at the close of business on the termination date in accordance with the provisions of this Lease applicable to expiration of the Term, without any further liability of either party except for indemnification obligations, reconciliation of year-end Direct Expenses, and any other obligations intended, expressly or by implication, to survive the expiration or termination of the Term. Notwithstanding the foregoing, this Lease shall not terminate if, within 60 days of receipt of Landlord's termination notice, Tenant replaces Mr. Stratta with an equivalent Executive Chef whose celebrity status, reputation and experience is equal to or greater than Mr. Stratta's as of the Effective Date and who is approved by Landlord in advance, which approval shall not be unreasonably withheld or delayed.

5.2 Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the rules and regulations established by Landlord from time to time, including those set forth in Exhibit "B" (the "**Rules and Regulations**"), or in violation of any governmental laws, rules, regulations, requirements, restrictions, codes, orders, guidelines, judgments or ordinances ("**Laws**") including any Laws relating to Hazardous Materials and/or environmental conditions in, on, under or about the Premises ("**Environmental Regulations**") now or hereafter in effect. Tenant shall also comply with the requirements of any insurance carriers, rating bureaus or underwriters providing coverage on the Building, the Premises or the contents thereof ("**Insurance Requirements**"). Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any waste or nuisance in, on or about the Premises. No slot machine, gambling game, gambling device or other "gaming" of any type as defined by Nevada law or requiring a gaming license is permitted in the Premises without the prior consent of Landlord, which may be given or withheld in Landlord's sole discretion. Tenant shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises and Common Areas shall be subject and subordinate to, all Title Matters.

5.3 From and after its initial opening for business, Tenant shall continuously conduct business at least during Normal Business Hours, as defined in Section 5.4 (except while the Premises is wholly untenantable by reason of fire or other casualty), maintain an adequate stock of merchandise and sufficient personnel and personal property to service and supply the ordinary requirements of Tenant's customers, and keep the Premises in a neat, clean and orderly condition, free from any objectionable (due to intermittence, beat, frequency, shrillness, loudness or otherwise) noises or sounds, obnoxious odors or nuisances. Tenant shall not use the Premises in violation of any exclusive use provision or use restriction now or hereafter in effect in favor of any other tenant or occupant of the Building or Project. Tenant shall at all times conduct its

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business in the Premises in good faith and with adequate facilities, fixtures, merchandise and employees, and endeavor to exploit and develop its business in the Premises in such manner as to produce the maximum amount of Gross Sales consistent with sound business practice. Tenant shall not operate primarily as a liquidation or clearance center, nor fail to maintain inventory quality and quantity comparable to that of Tenant's other first-class stores in the region. Tenant shall not: (a) operate any machinery or equipment that, in Landlord's opinion, is harmful to the Building or disturbing to other tenants in the Building or Project; (b) use loudspeakers, televisions, radios or similar devices in a manner so as to be heard or seen outside of the Premises; (c) display merchandise on the exterior of the Premises; (d) attach any awnings, antenna, or other projections to the roof or outside walls of the Premises or the Building; (e) conduct or allow any auction, fire, bankruptcy, liquidation, selling-out or like sale at the Premises; (f) solicit business or distribute handbills or other advertising matter in the Common Areas including sidewalks, pedestrian walkways, and parking lot; (g) operate vending machines, pay telephones, pinball machines, or electronic games or similar services within the Premises; or (h) use the Premises for the sale or display of pornography, nudity, graphic violence, drug paraphernalia, or as a massage parlor, adult bookstore or second-hand store, or for the sale of any goods and/or services that, in the reasonable business judgment of Landlord, might tend to injure the reputation of the Project or are otherwise inconsistent with the image of a community or family-oriented business. Loading and unloading of goods shall be done by Tenant only at such time and in the areas and through such entrances as may be designated by Landlord. Tenant's trailers or trucks shall not park overnight in any area of the Project, whether loaded or unloaded. If the Permitted Use includes the sale of and/or preparation of food, Tenant shall at all times maintain a health department rating of "A" (or such other highest health department or similar rating as is available).

5.4 If Tenant desires to operate its business in the Premises beyond Normal Business Hours, Tenant shall request Landlord's permission to do so, which request shall be subject to Landlord's approval in its sole discretion and thereafter shall notify Landlord of any changes in the times or dates of the extended hours of operation. Landlord will provide those extended hours services that it deems necessary in its reasonable business judgment and Tenant shall reimburse Landlord for the increased costs incurred by Landlord for such extended hours services as Additional Rent (and not as part of Operating Expenses), including without limitation, lighting, utilities, security and/or valet parking (if provided by Landlord under Article 28). As used herein, "**Normal Business Hours**" means from 11 a.m. through 11 pm. Sundays through Wednesdays, from 11 a.m. through midnight on Thursdays, and from 11 a.m. through 1:00 a.m. on Fridays and Saturdays.

5.5 For each day or portion thereof during which Tenant fails to operate as required by this Article 5, Landlord shall have the right, at its option, to collect as liquidated damages, and not as a penalty, in addition to all other rent due hereunder, a sum equal to twice the daily prorated Base Rent then payable.

5.6 Tenant shall have the right to construct and operate during the Term an outdoor patio seating area (the "**Patio Seating Area**") directly adjacent to the Premises in approximately the area shown on Exhibit "A" pursuant to the provisions set forth herein. The Patio Seating Area shall be reserved for the exclusive use of Tenant and its customers (but Tenant shall be solely responsible for enforcing such exclusivity, and Landlord shall not be required to monitor or enforce the same). Tenant's operation in the Patio Seating Area is subject to Tenant's obtaining and maintaining in effect appropriate licenses, approvals, variances, permits and authorizations from all applicable governmental authorities, and obtaining Landlord's prior written approval of plans, specifications and working drawings for the Patio Seating Area including the exact size, dimensions, configuration and location of the Patio Seating Area and the nature and location of all alterations, improvements (including the patio slab and any fencing, railing or barriers installed by Tenant), signage, equipment, flooring, furniture, awnings, tables, chairs, umbrellas and other personal property to be located in or otherwise relating to the Patio Seating Area. Such items may not interfere with the access or reasonable visibility of any other tenant or its signage. Without limitation on the foregoing, all tables and chairs located in the Patio Seating Area shall be subject to Landlord's prior approval as to appearance, materials, manufacturer, color, durability and all other relevant factors. The Patio Seating Area shall also comply with any uniform specifications (e.g. size, style, materials and manner of installation) established by Landlord for outdoor patio areas at the Property from time to time. Tenant shall design and construct the Patio Seating Area in such a manner that no additional parking, and no modifications whatsoever to the parking facilities of the Project, shall be required. Tenant, at its sole cost and expense, shall comply with all Laws and Insurance Requirements in connection with the construction, use and operation of the Patio Seating Area, shall maintain the same in a safe, clean and neat fashion, shall be responsible at its sole cost (and not as part of Direct Expenses) for collection of trash and debris within a radius of 15' of the Patio Seating Area, and shall be solely responsible for installing, constructing, maintaining, repairing, restoring, replacing and operating all improvements, alterations, signage, equipment, flooring, furniture, awnings, tables, chairs, heaters, umbrellas, and other personal property located in or otherwise relating to the Patio Seating Area as if the same were part of the Rentable Area of the Premises. Tenant's obligations to obtain insurance under Section 10.3 of this Lease and to indemnify Landlord under Section 10.1 of this Lease shall apply to the Patio Seating Area as if it were part of the Rentable

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Area of the Premises. Tenant shall regularly inspect, clean, bus and sweep the Patio Seating Area, keeping its tables, chairs and flooring clean, safe and free of all trash and debris on a continual basis during Tenant's hours of operation and shall provide adequate customer-accessible trash receptacles therein. If Tenant fails to comply with any of the requirements set forth in this Section 5.6 within one business day after receipt of written notice from Landlord, Landlord may cure such failure, including without limitation performing maintenance and/or other services and, in such event, Tenant shall pay to Landlord as Additional Rent the cost thereof promptly upon receipt of a written statement from Landlord setting forth such cost. Tenant shall pay no Base Rent on account of the Patio Seating Area (but Gross Sales relating to the Patio Seating Area shall be included in the computation of Percentage Rent), and, solely for purposes of computing any charges under this Lease which are based upon the Rentable Area of the Premises, the Patio Seating Area shall not be considered Rentable Area. Tenant assumes the risk of and shall be solely responsible for any damage or injury caused to its property placed, stored or kept in the Patio Seating Area, or any theft thereof or any vandalism thereto, and shall indemnify and hold Landlord harmless from and against any loss, cost, damage or injury caused by such property being placed, stored or kept in the Patio Seating Area (including but not limited to by reason of wind conditions and acts of third parties). In the event of any default by Tenant under this Lease (after the giving of notice and expiration of any applicable grace or cure period), Landlord shall have the right, without limitation on any of its other rights under this Lease, at law or in equity, to revoke Tenant's rights under this Section 5.6, in which event Tenant shall immediately cease using the Patio Seating Area, remove all of its equipment and personal property therefrom, restore the Patio Seating Area to its condition as of the Effective Date, and repair any damage to the Project caused by the same. Tenant shall have the right to enclose the Patio Seating Area, subject to Landlord's consent as aforesaid, by installing a railing or barrier, subject to uniform specifications which may be established by Landlord for outdoor patio areas in the Property, it being understood that a standard railing or barrier may be required of all such outdoor patio areas as a condition of development of the Property. Tenant acknowledges that other outdoor seating areas may be located near the Premises and that such areas are not for the exclusive use of Tenant or its customers. Subject to Tenant's obtaining and maintaining in effect appropriate licenses, approvals, variances, permits and authorizations from all applicable governmental authorities, and obtaining Landlord's prior written approval of the same in all respects (including as to design, appearance, color, height, materials, and method of construction and attachment) and complying with all requirements of this Lease applicable to the construction of Alterations (including Article 8 and Exhibit "C"), and provided the same does not result in increased parking requirements for the Project, Tenant shall have the right to enclose the Patio Seating Area with a greenhouse with a greenhouse-style roof and sides (the "**Greenhouse Enclosure**"). In the event that a Greenhouse Enclosure is constructed and causes or results in increased Tax Expenses, governmentally-required modifications to the parking facilities of the Project, ADA required changes, or other costs, expenses or governmental requirements that would not have applied in the absence of the Greenhouse Enclosure, the same shall be borne by Tenant at its sole expense as Additional Rent (and not as part of Operating Expenses).

5.7 Tenant shall pay the sum of $891.33 per month ("**Marketing Charge**"), which amount Landlord shall apply to advertising, promotion, public relations and administrative expenses related to the Project, at such times and in such manner as Landlord shall determine in its sole discretion. Notwithstanding the foregoing, if in any calendar month Tenant conducts at least one fully-advertised promotional event at the Project (not just inside the Premises) and provided the promotional event is held for the benefit of the community and for the general benefit of the Project, and not just for Tenant's customers, and provided further that any advertising for such promotional event mentions the Project in a prominent manner, then the Marketing Charge for the following calendar month shall be reduced to $534.80 (the "**Reduced Marketing Charge**"). Any such promotional event shall be in keeping with the Class A nature of the Project, shall not conflict with the Operating Agreement, and shall not disturb or interfere with the use or operations of any other tenant or occupant of the Building or hinder Landlord's ability to lease any adjacent space in the Building. The Marketing Charge and Reduced Marketing Charge shall be increased each January 1st during the Term by 5%. In addition to payment of the Marketing Charge, during each Expense Year, Tenant shall spend not less than 1% of its annual Gross Sales for advertising and promoting, on radio or television or in newspapers of general circulation, the business which it conducts in the Premises. Every description of the location of Tenant's business at the Premises contained in any public medium, including advertisements in print and broadcast media, shall be accompanied by mention of "The Gramercy" in a prominent and aesthetic manner.

5.8 Provided that Tenant has not at any time been in default of any of the terms, covenants or conditions of this Lease, and Tenant is continuously operating its business in the Premises for the Permitted Use and otherwise in accordance with all of the terms of this Lease, Landlord shall not lease any portion of the Property to any other tenant (i) whose primary use is the operation of a high-end, sit-down Italian steakhouse ("**Competing Use**"), (ii) that is a full-service , sit-down style restaurant operating under a trade name which implies that Italian food and steak of any sort is their primary food type; and/or (iii) which is permitted to offer live performances of cocktail lounge style music on a regular basis inside its premises ("**Lounge Music**"); provided however, (a) the foregoing shall not apply to any tenant or occupant entitled to possession

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under a lease or occupancy agreement in existence as of the Commencement Date, or any tenant or occupant which replaces it for the same or substantially the same use, or any successors, assigns, subtenants or transferees of any such tenant(s), or any portion of the Property which is not owned by Landlord; provided that nothing contained herein shall prevent Landlord from renewing or extending such lease(s) or expanding or relocating the premises occupied by such other tenant(s), (b) clause (i) of this Section shall not restrict any of Landlord's other tenants or occupants from selling any food or beverage item included within the scope of the Permitted Use or Menu (or any similar or related items) so long as such other tenant or occupant is not a Competing Use, (c) clauses (i) and (ii) of this Section shall not prohibit Landlord from leasing to a fast-casual restaurant where pizza is not less than 75% of the menu items (unless Tenant elects to operate a separate restaurant selling pizza in the Fast-Casual Concept Space under Section 5.1.1) and if at any time a significant portion of Tenant's menu is not devoted to traditional Italian food, then Landlord shall not be prohibited from leasing to a sit-down pizza restaurant that sells Italian-style dishes; and (d) clause (iii) of this Section shall not apply to live music performances outside of another tenant's premises, nor shall it apply to other types of live music performed within another tenant's premises (including, by way of example and without limitation, a guitar player in a coffee house, a rock band inside of a bar, etc.), or non-recurring special events (such as a wedding, catered function or promotional event). If Tenant ceases to operate as Italian steakhouse restaurant and cocktail lounge for a period in excess of 60 consecutive days, then this Section 5.8 shall thereafter be of no force or effect. The covenant set forth in this Section is personal to the Original Tenant and shall be in effect only while the Original Tenant occupies the Premises without assigning or subletting the Premises, or any part thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than the Original Tenant. Tenant covenants and agrees to indemnify and hold Landlord harmless from any claims, actions, damages, loss, costs or expenses (including reasonable attorneys' fees), arising from any claim or action brought by any third party asserting that the foregoing exclusive use provision violates any state or federal law; provided, however, that Tenant may, at Tenant's option, waive such exclusive use provision in order to avoid such obligation to indemnify Landlord. The provisions of this Section are not intended to encumber, bind or affect any part of the Project other than the Property.

ARTICLE 6
SERVICES AND UTILITIES

6.1 Landlord shall provide the following services during Normal Business Hours (unless otherwise stated below) during the Term.

6.1.1 Heating and air conditioning (**"HVAC"**) service to the Premises shall be provided by a separate rooftop HVAC unit(s) serving the Premises and controlled by Tenant within the Premises. Tenant shall install such rooftop HVAC unit(s) as part of Tenant's Work. Landlord shall provide reasonable placement space, either on the roof of the Building or in the parking level below the Premises, for Tenant's HVAC equipment, and shall cooperate and work with Tenant in good faith in order to provide Tenant with locations that are currently available for the placement of such equipment at the Building that reasonably take into consideration the location of the Premises.

6.1.2 It is understood that the Premises (including the rooftop HVAC unit(s) serving the Premises) will be separately metered for electricity. An empty service conduit, sized as required for the Premises, shall be stubbed to a location within the Premises from Landlord's switchgear. As part of Tenant's Work, Tenant shall (a) install feeder wire from each assigned meter socket/breaker, (b) furnish distribution panels, breakers, wires and receptacles based on its service needs, (c) install a step-down transformer or transformers as needed to provide 120 volt service for its applicable equipment in the Premises, and (d) arrange for service start-up and installation of utility meters directly with the electric utility company. Tenant shall also bear the cost of replacement of lamps, starters and ballasts for non-Building Standard lighting fixtures within the Premises. Commencing on the earlier of the Commencement Date or the date Tenant first uses electricity in the Premises, Tenant shall pay for the cost of all electricity furnished to the Premises directly to the utility company before delinquency and promptly furnish Landlord with evidence of each such payment.

6.1.3 Landlord shall provide city water from the regular Building outlets for normal drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4 Landlord shall not be required to furnish janitorial service to the Premises.

6.1.5 Tenant shall arrange for and pay for the cost of trash removal; provided, however, if Tenant utilizes common dumpsters or Landlord otherwise elects to arrange for common trash removal, then Tenant shall reimburse

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Landlord from time to time for its share of trash removal costs as part of a Cost Pool. Tenant's share of such costs shall be as determined by Landlord in its reasonable business judgment.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems in the Building. Except as may be due to Force Majeure or acts of governmental authority or the applicable utility provider, and except as may be due to Tenant's negligence, willful misconduct, violation of Law or breach of this Lease, Tenant shall have control of the HVAC and utilities serving the Premises during all of its business hours.

6.2 Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.30, below, Tenant shall not install or use or permit the installation or use of any Lines in the Premises, without the prior written consent of Landlord. If Tenant regularly uses HVAC in the Premises during hours other than during Normal Business Hours, Tenant shall reimburse Landlord for any increased costs of maintenance and repair of the HVAC system serving the Premises on demand as Additional Rent. If Tenant desires HVAC or other services in the Building Common Areas during hours other than those for which Landlord is obligated to supply such services pursuant to Section 6.1, Tenant shall give Landlord no less than 48 hours' advance written notice to Landlord of Tenant's desired use in order to supply such services, and shall pay Landlord, as Additional Rent, such cost for such services as Landlord shall from time to time establish. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall promptly pay Landlord, as Additional Rent, Landlord's standard charge for any services provided to Tenant which Landlord is not specifically obligated to provide to Tenant pursuant to the terms of this Lease.

6.3 Tenant shall pay, before delinquency, all charges for water, gas, sewer, electricity, telephone and all other services and utilities furnished to or used, in, upon or about the Premises, commencing on the earlier of the date Tenant first uses such utilities or services and the Commencement Date. Any utilities shall either be separately metered by Tenant, or, at Landlord's election, provided in common with others. For utilities provided in common, Landlord shall determine Tenant's share of the utilities provided, and Tenant shall pay the same to Landlord from time to time on demand as additional rent. If Landlord does not provide a particular utility in common, Tenant shall pay the utility company the cost of same as and when due. For any utility provided in common, Landlord may require Tenant to install, or may install on Tenant's behalf, and at Tenant's cost in either case, a sub-meter to measure usage. Landlord makes no representations or warranties with respect to any utility installations, HVAC system or other systems and equipment, if any, existing in or serving the Premises now or in the future. Tenant acknowledges that one or more of the services or utilities as set forth in this Article 6 may be suspended or reduced due to repairs, alterations or improvements being made, strikes or accidents, governmental orders or regulations, or other causes beyond the control of Landlord. Landlord shall not be liable for any such interruption, discontinuance, or suspension of services and the same shall not be deemed an eviction, relieve Tenant of any responsibility hereunder, or permit Tenant to abate Rent or terminate this Lease.

ARTICLE 7
REPAIRS

Tenant shall, at Tenant's own expense, keep the Premises, including the storefront, display windows, interior and exterior glass, mechanical, plumbing, communications, heating (if any), ventilation and air conditioning and utility systems exclusively serving the Premises and free flow up to the main sewer line (all whether or not such systems are located in the Premises), sprinkler systems, locks and closing devices, window frames and window sashes, casements and frames, the exterior and interior portion of all doors, door frames and door checks, other entrances, floor coverings, drop ceilings, grease traps and piping, all items of repair, replacement, alteration, or improvement as may be required by any Law or Insurance Requirement, signs, all improvements, fixtures, furnishings, and systems and equipment (including non-standard mechanical systems or equipment) therein, and the floor or floors of the Building within the Premises, in good order, repair and condition at all times during the Term and shall promptly repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant. Tenant shall keep the Premises in a sanitary, clean and safe condition at all times, free from rubbish, dirt and vermin, and shall store all trash, garbage and other solid waste where designated by Landlord. If Tenant fails to perform such maintenance or make any such repairs or replacements, Landlord may perform the same on Tenant's behalf, and Tenant shall pay Landlord the cost thereof upon demand as Additional Rent. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the Building systems and equipment; provided, however, to the extent such repairs are due to the negligence or willful misconduct of Tenant, Alterations constructed by Tenant, or excessive, overloading, negligent or improper use by

Tenant, such repairs shall made be at Tenant's expense. Landlord shall not be liable or responsible for breakdowns or temporary interruptions in service, nor for interference with Tenant's business or Tenant's access to the Premises during the course of repairs or remedial work. Landlord may enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or Building as Landlord shall deem necessary or as Landlord may be required to perform by Law. Tenant waives any rights it may have under Law to make repairs at the expense of Landlord. If Tenant's business requires use of a grease trap, Tenant shall be entitled at no additional charge to connect the Premises to an existing grease trap in the Project in a manner satisfactory to Landlord (but Tenant shall bear any costs of connecting the Premises to such grease trap). Landlord shall designate the grease trap to be used by Tenant in its sole discretion. If the grease trap is used exclusively by the Premises, Tenant shall empty, clean and maintain the grease trap at least on a monthly basis and provide to Landlord, upon demand, proof that such work has been performed by a qualified, licensed, bondable and insured contractor. If the grease trap is shared with other spaces in the Project, then Landlord will empty, clean and maintain the grease trap and Tenant shall reimburse Landlord, as Additional Rent (and not as part of Direct Expenses), for a pro rata share of the costs to maintain, clean, repair and replace such grease trap, which share shall be reasonably determined by Landlord from time to time based on the relative rentable square footages of the premises using the grease trap. Landlord shall not be liable to Tenant for failure to make repairs as herein required unless Tenant has previously notified Landlord of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable period following receipt of Tenant's notification. Tenant shall be solely responsible for the regular monitoring for and remediation of mold and mold causing-conditions within the Premises. Tenant shall also arrange for pest extermination for the Premises, using an extermination contractor designated by Landlord. As used in this Article 7 "exterior walls" shall exclude storefronts, plate glass, window cases or window frames, doors or door frames, security grilles or similar enclosures.

ARTICLE 8
ALTERATIONS

8.1 Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, "**Alterations**") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than 30 days prior to the commencement thereof, and which consent may be withheld in Landlord's sole discretion to the extent of any Alteration which involves or affects the structural portions of the Building or the Building systems or equipment or which is visible from the exterior of the Building. "Alterations" include the installation or removal of Tenant's Work, if any, and all trade fixtures, equipment and interior demising partitions required or used from time to time in or in connection with the Permitted Use, and all maintenance, repairs and/or replacements thereto or thereof. All Alterations shall equal or exceed Building Standard, and no Alterations shall weaken the structure or lessen the value of the Premises, reduce the Rentable Area thereof, impair the use of the Premises for general retail use, involve puncturing, relocating or removing the roof or any bearing walls, or create new demands on or otherwise affect any shared mechanical, electrical, life safety, utilities or telecommunications systems or those of any other tenant.

8.2 Landlord may impose, in connection with any Alterations, such rules, regulations or requirements as Landlord deems desirable, including the requirement that Tenant utilize only contractors, subcontractors and/or materials approved by Landlord or selected by Tenant from a list provided by Landlord. All Alterations shall be constructed in a good and workmanlike manner, in conformance with all Laws, pursuant to all required governmental permits and authorizations, by a qualified, reputable, licensed, bondable and insured general contractor, and in conformance with Landlord's construction rules and regulations. Prior to commencing any Alterations, if required by Landlord, Tenant shall meet with Landlord's construction representative to discuss Landlord's design parameters and code compliance issues. In the event Tenant performs any Alterations which require or give rise to governmentally required changes to the Base Building, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "**Base Building**" means the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall not store construction materials outside of the Premises while making Alterations. Tenant agrees that during the course of such work, Tenant shall remove all debris created by such work in a manner reasonably satisfactory to Landlord. In performing Alterations, Tenant shall not obstruct access to the Building or any portion thereof, nor disturb or interfere with the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors or laborers that, in Landlord's reasonable judgment, would result in a strike, lockout and/or labor dispute in or about the Building or Project. Upon completion of any Alterations, Tenant shall deliver to Landlord a reproducible copy of the "as built" drawings and CAD files of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations. Tenant shall have the absolute right to select its general contractor, sub-trades and materials used for the

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Alterations, but the same shall be subject to Landlord's prior approval in each instance, which shall not be unreasonably withheld; any general contractor selected by Tenant must be qualified, licensed and bondable, and must have reasonable prior experience with the construction of retail tenant improvements in office buildings in Las Vegas.

8.3 Tenant shall comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and cause its contractors to sign Landlord's standard contractor's application, indemnification form and rules and regulations. If any proposed Alterations affect or in Landlord's judgment are likely to affect the structural integrity or load-bearing portions of the Building or the mechanical or utility systems of the Building, Tenant shall either (i) have the installation reviewed, approved and certified by Tenant's licensed structural engineer (at Tenant's cost) and provide a copy of such approval and certification to Landlord prior to Landlord granting its approval, or (ii) reimburse Landlord for all reasonable costs and expenses (including any architect or engineer fees) incurred by Landlord, together with a 10% administrative fee thereon, in approving or disapproving Tenant's plans for such Alterations. At Landlord's option, prior to the commencement of construction of any Alteration, Tenant shall provide Landlord with the reasonably anticipated cost thereof, which Landlord shall disburse during construction pursuant to Landlord's standard, commercially reasonable disbursement procedure.

8.4 Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and that Tenant's contractors and subcontractors carry Commercial General Liability insurance written on an "occurrence" basis (including premises/operations, products/completed operations, blanket contractual, personal injury, broad form PD, explosion, collapse and underground damage), auto liability for owned, rented or hired vehicles, workers' compensation and employers' liability, and such other insurance as Landlord may reasonably require, all in amounts approved by Landlord. All Alterations shall be insured by Tenant pursuant to Article 10 upon completion thereof. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 All Alterations shall be at the sole cost of Tenant and shall be the property of Landlord, except that Tenant may remove any trade fixtures and/or equipment which were not paid for out of any improvement allowance provided by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a Building Standard tenant improved condition. Landlord may, by written notice given to Tenant not less than 30 days prior to expiration of the Term, or within 10 days of a termination of this Lease, require Tenant, at Tenant's expense, to remove any or all Alterations, in which event Tenant shall remove the designated items, repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a Building Standard tenant improved condition prior to the expiration of the Term, or in the event of an early termination, within 10 days of Landlord's notice, and if Tenant fails to do so, Landlord may perform such work and charge the cost thereof to Tenant. Tenant shall indemnify, defend, protect and hold Landlord harmless from any damage, loss, liability, action, cost, obligation, expense, claim or lien relating to the installation, placement, removal or financing of any Alterations in the Premises.

8.6 If the Term (including exercised options, if any) is longer than 5 years, Landlord may, after the expiration of the fourth year of the Term, require Tenant, at Tenant's cost, to repair and/or replace as necessary any visibly worn surfaces such as floor and wall coverings and visibly worn tenant fixtures in order to keep the Premises and its finishes in like-new condition.

ARTICLE 9
COVENANT AGAINST LIENS

Tenant shall pay promptly when due the entire cost of Tenant's Work, any Alterations and any other work performed by Tenant at the Property and keep the Premises, Building and Project free from any liens or encumbrances arising out of any such work. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any losses, costs, claims, actions, damages, judgments, liabilities or expenses (including reasonable attorneys' fees and costs) arising out of any such lien. Tenant shall give Landlord notice at least 20 days' prior to the commencement of any Alterations or other work on the Premises (or such additional time as may be necessary under applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall promptly notify Landlord of any claim or lien filed against the Premises or the commencement of any action affecting the title thereto, and remove any such lien by bond or otherwise within 5 days after the filing of same. If Tenant fails to immediately provide security for or discharge of any lien, then Landlord, in addition to any other rights or remedies Landlord may have, may discharge said lien by, as Landlord may

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elect in its good faith judgment, (i) paying the claimant an amount sufficient to settle and discharge the claim, (ii) posting a release bond, or (iii) taking such action as Landlord shall deem appropriate in Landlord's sole and absolute discretion, and Tenant shall not object to any of the same and shall pay to Landlord on demand, as Additional Rent, all costs incurred by Landlord in connection with the same (including reasonable attorneys' fees and bond premiums). Nothing contained in this Lease shall authorize Tenant to do any act which shall subject the Building, Premises or Property to any liens or encumbrances whether claimed by operation of law or express or implied contract. If Tenant undertakes any Alterations or other work at the Premises, Tenant shall comply with Nevada Revised Statutes ("**NRS**") 108.2403 and NRS 108.2407, and take all actions necessary under Law to ensure that no liens encumbering Landlord's interest in the Premises arise as a result of such work, including the recording of a notice of posted security in accordance with NRS 108.2403, and either establishing a construction disbursement account pursuant to NRS 108.2403 or furnishing and recording a surety bond for the prime contract that meets the requirements of NRS 108.2415.

ARTICLE 10
INSURANCE AND INDEMNIFICATION

10.1 Tenant assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including any personal injuries resulting from a slip and fall in, upon or about the Premises, any fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the components of the Premises, Building or Property, or any accident, damage, closure, lost access, injury or criminal or terrorist act occurring therein or thereto) and agrees that Landlord, its partners, affiliates and their respective officers, directors, members, managers, beneficiaries, shareholders, agents, employees, and contractors (collectively, "**Landlord Parties**") shall not be liable for, and are hereby released from any responsibility for the foregoing, whether sustained by Tenant or by anyone claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all losses, costs, claims, actions, damages, judgments, liabilities and expenses (including reasonable attorneys' fees and costs) incurred in connection with or arising from (a) the use, occupation, improvement or maintenance of the Premises or any work or activity in or about the Premises, Property or Project by Tenant or Tenant's assignees or subtenants or their respective agents, employees, contractors, licensees or invitees, (b) any activity, condition or occurrence in or about the Premises, (c) the filing of any mechanic's or other lien against the Premises or Property in connection with work done by or on behalf of Tenant, (d) any breach or failure to perform any obligation imposed on Tenant under this Lease, or (e) the negligence or willful misconduct of, or any violation of Law or Title Matters by, Tenant, any Transferee or their respective agents, contractors, employees, invitees or licensees, except to the extent arising from the gross negligence or willful misconduct of Landlord which is not covered by insurance carried or required to be carried by Tenant under this Lease. Upon notice and request from Landlord, Tenant shall by counsel satisfactory to Landlord defend any action or proceeding brought against any Landlord Parties by reason of any such claim. Landlord shall have the right to engage its own attorneys in connection with the provisions of this Section 10.1 or any other indemnification provision of this Lease, including any defense of or intervention by Landlord, notwithstanding any contrary provisions of Law and Tenant shall reimburse Landlord for the reasonable costs thereof. Nothing herein shall in any way affect, limit, reduce or abrogate any insurance coverage to be provided by Tenant hereunder. Tenant shall not assert, and hereby waives, any industrial insurance immunity rights if such assertion would be inconsistent with or otherwise impair Landlord's right to indemnification under this Section 10.1. The provisions of this Section 10.1 shall survive the expiration of the Term or sooner termination of this Lease.

10.2 Tenant shall, at Tenant's expense, comply with all Insurance Requirements. If the annual premiums charged to Landlord for any insurance policies covering the Property shall exceed the standard rates because Tenant's operations, the contents of the Premises, or Alterations made to the Premises result in extra-hazardous exposure or rating, Tenant shall pay the excess amount of the premium upon demand therefor by Landlord as Additional Rent.

10.3 Tenant shall maintain the following coverages during the Term: (a) commercial general liability and property damage insurance with broad form contractual liability coverage including products and completed operations, and with coverage limits on a per location basis of not less than $3,000,000 combined single limit, per occurrence, insuring against claims of bodily injury, personal injury and property damage (including loss of use) occurring in, on or about the Premises and any and all liability of the insureds with respect to the Premises or arising out of the Tenant's maintenance, use or occupancy of the Premises and all areas appurtenant thereto. Such policy shall insure Tenant's performance of the indemnity provisions of this Lease, but the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. As an express condition to any sale, serving or consumption of alcohol or alcoholic beverages in the Premises, such policy shall include liquor liability insurance satisfactory to Landlord; (b) property insurance covering any peril generally included in the

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classification "Special Form" (including, but not limited to, coverage against sprinkler leakage, water damage, vandalism, malicious mischief, and, if required by Landlord or its mortgagee, earthquake, flood and/or terrorism) covering the Tenant Improvements and any other improvements which exist in the Premises as of the Commencement Date, excluding the Base Building (the "**Original Improvements**"), all Alterations, and all of Tenant's personal property, trade fixtures, equipment, merchandise and furnishings in, on, or about the Premises (whether installed by Tenant or a prior tenant), in an amount not less than their full replacement cost, without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under the provisions of Article 11; (c) business interruption insurance covering Tenant's business operated in the Premises with limits of liability representing approximately one year of income; (d) business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000.00 per accident; (e) workers' compensation insurance in the amount required by law for the benefit of Tenant's employees, and employer's liability with minimum limits of $1,000,000, (f) insurance covering the full replacement cost of all plate glass on the Premises; Tenant may self-insure such risk upon prior approval of Landlord, (g) boiler and machinery insurance on equipment (or any part thereof) exclusively serving the Premises, and (h) during any period of construction or alterations by Tenant (including Tenant's Work and any Alterations), the insurance coverage set forth in Section 8.4.

10.4 All insurance provided for in Section 10.3 shall (i) name Landlord, The Krausz Companies, Inc., Landlord's property manager, Landlord's lender, and any other party designated by Landlord, as an additional insureds; (ii) be issued by a responsible insurance company having a rating of not less than A-:X in the most current available "Best's" Insurance Guide or equivalent and licensed to do business in the State of Nevada; (iii) be primary and not contributory with any coverage that Landlord or any other additional insured may carry; (iv) contain a severability of interest clause and a cross-liability endorsement; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or materially changed unless 30 days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. The form of all endorsements and deductibles for all insurance required to be maintained by Tenant hereunder shall be reasonably satisfactory to Landlord. Tenant shall deliver said policies or certificates thereof to Landlord on or before taking possession of the Premises, and thereafter within 10 days of request by Landlord from time to time and at least 30 days before the expiration thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within 5 days after delivery to Tenant of bills therefor.

10.5 Landlord and Tenant waive any rights of recovery against the other, and Tenant waives any rights of recovery against any other tenant or occupant of the Property and against the Landlord Parties, for any loss insured by Special Form or other property insurance maintained for the benefit of the waiving party, but only to the extent of the net insurance proceeds payable under such policy (or which would have been payable if such policy were maintained as required by this Lease). Such waiver shall be effective whether or not a waiving party actually obtains and maintains the insurance required under this Lease. Tenant shall give notice to its insurance carriers of the foregoing waiver and obtain any endorsements required to evidence compliance with the same.

10.6 Landlord may from time to time require additional types of insurance or require that the insurance limits set forth herein be increased, in either case to reflect the then-prevailing standards in the industry for properties similar to the Property and/or businesses of the sort being operated at the time in the Premises.

ARTICLE 11
DAMAGE AND DESTRUCTION

11.1 Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or other casualty. Except as otherwise provided for herein, if the Premises or the Building is damaged or destroyed, and this Lease is not terminated by Landlord pursuant to Section 11.2, then this Lease shall remain in full force and effect, and Landlord shall with due diligence, subject to any delaying cause, reconstruct (to the extent of available net insurance proceeds) the Base Building and Building Common Areas to approximately the same condition as same existed prior to the casualty, with such modifications thereto as may be required by Law or Landlord's mortgagee, or as may otherwise be reasonably desired by Landlord in connection with the reconstruction of the balance of the Building. All payments for losses under Landlord's insurance policies shall be made solely to Landlord. Promptly upon completion of such work by Landlord, Tenant, at Tenant's sole cost and expense, shall reconstruct Tenant's Work, the Original Improvements and any Alterations, and replace Tenant's trade fixtures, furnishings, and other personal property to a condition at least equal to that prior to the casualty and reopen for business as soon as practicable thereafter. Reconstruction by Tenant shall conform to the provisions of Exhibit "C" and Article 8.

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Notwithstanding the foregoing, at Landlord's election, which election shall be set forth in a notice ("**Landlord Repair Notice**") given to Tenant within 60 days of the date of the casualty, Tenant shall instead assign to Landlord all insurance proceeds payable under Section 10.3(b), and Landlord shall reconstruct the Tenant Improvements and the Original Improvements to their condition prior to the casualty (and if the cost of such repair exceeds the amount of insurance proceeds assigned by Tenant, the excess cost shall be paid by Tenant upon demand). Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises, the Building, or Tenant's personal property, or any inconvenience or annoyance occasioned by such damage, reconstruction or replacement of the Premises or any other part of the Building, Property or Project. The Base Rent shall be abated by Landlord proportionately with the amount of Rentable Area in the Premises which is unfit for occupancy, commencing from the date of the casualty and continuing until Landlord has substantially completed its reconstruction obligations under this Section 12.1; provided, however, if Landlord does not deliver the Landlord Repair Notice as aforesaid, such abatement shall continue until the date which is reasonably determined by Landlord to be the date Tenant would have completed restoration of the Tenant Improvements and the Original Improvements assuming Tenant used reasonable due diligence in connection therewith.

11.2 Notwithstanding any of the foregoing provisions of this Article 11, should there be any damage or destruction to any portion of the Building or Property, including but not limited to, Major Destruction or Uninsured Casualty at any time during the Term, Landlord shall have the right, in its sole discretion, to terminate this Lease on written notice to Tenant within 90 days after such casualty, with no further obligations thereafter accruing from Landlord to Tenant. "**Major Destruction**" means any casualty, destruction or Hazardous Materials condition (whether or not an Uninsured Casualty), to an extent of more than one-third of the full replacement cost of the Building as of the date immediately prior to the casualty, or that results in the termination of the leases of tenants representing more than one-third of the Rentable Area of the Building or which in Landlord's opinion cannot be substantially repaired (employing normal construction methods without overtime or other premium) under applicable Laws within 180 days from the date on which Landlord receives the insurance proceeds relating to such casualty. "**Uninsured Casualty**" means damage or destruction resulting from any flood, earthquake, act of terrorism, act of war, nuclear reaction, nuclear radiation or radioactive contamination, the existence or migration of Hazardous Materials, or any or any other casualty of any kind or nature whatsoever not covered by the insurance Landlord is required to maintain under this Lease.

11.3 Notwithstanding anything herein to the contrary, if during the last 12 months of the Term 25% or more of the Rentable Area of the Premises is damaged or destroyed, whether covered by insurance or not, Tenant may elect to cancel and terminate this Lease by giving written notice of its said election to Landlord within 30 days after the date of such damage.

11.4 Upon any termination of this Lease under this Article 11, the parties shall be released thereby without further obligation to the other party, coincident with the surrender of possession of the Premises to Landlord, except the indemnification provisions contained in this Lease which shall survive the termination, and except for items which have theretofore accrued and are then unpaid. In the event of termination, all proceeds from Tenant's insurance (including self-insurance and deductibles), covering the Tenant Improvements, Original Improvements and Alterations, but excluding proceeds on account of Tenant's personal property, shall be disbursed and paid to Landlord. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

ARTICLE 12
CONDEMNATION

12.1 If the entire Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority or under threat of and in lieu of condemnation (collectively, a "**taking**"), this Lease shall terminate as of the date of such taking.

12.2 Landlord and Tenant shall, immediately after learning of any taking, give notice thereof to the other. If more than 25% of the leasable area of the Premises is taken, or if by reason of any taking, regardless of the amount so taken, the remainder of the Premises is not one undivided space or is rendered unusable for the Permitted Use, either party shall have the right to terminate this Lease within 30 days after the aforesaid notice is given. In addition, if such a significant portion of the Property is taken that, in Landlord's reasonable opinion, substantial reconstruction is required on the remaining portion or it is no longer feasible to operate the Property as part of a Class A mixed-use project, then Landlord shall have the right to terminate this Lease within said 30 day period.

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12.3 If this Lease does not terminate pursuant to Section 12.2, then Tenant shall continue to occupy the portion of the Premises not taken, Landlord shall as soon as reasonably possible after receipt of sufficient condemnation proceeds restore (to the extent of available net condemnation proceeds) the Base Building remaining to a complete unit of like quality and character to approximately the same condition as same existed prior to the taking, with such modifications thereto as may be reasonably required in connection with the reconstruction of the balance of the Property, and the Base Rent shall be reduced by Landlord on an equitable basis, taking into account the relative values of the portion taken as compared to the portion remaining. Promptly upon completion of such work by Landlord, Tenant, at Tenant's sole cost and expense, shall reconstruct Tenant's Work, the Original Improvements and any Alterations, and replace Tenant's trade fixtures, furnishings, and other personal property to a condition at least equal to that prior to the taking and reopen for business as soon as practicable thereafter. Tenant waives any right of termination that may arise under Law because of any partial taking of the Premises. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of rent, but any award for a temporary taking shall belong to Tenant to the extent applicable to a period within the Term.

12.4 Landlord shall be entitled to the entire award for any taking of the Premises, Building or Property or any part thereof. Tenant's right to receive any amounts separately awarded to Tenant directly from the condemning authority for the taking of Tenant's trade fixtures, personal property, merchandise, relocation expenses and/or interests in other than the real property taken shall not be affected by the provisions of this Section, provided Tenant's award does not reduce or affect Landlord's or Landlord's mortgagee's award.

ARTICLE 13
PROJECT COMMON AREAS

Tenant understands that Landlord may not own or control the portions of the Project outside of the Land, accordingly, the term "Property" shall exclude all land and improvements of the Project outside of the area shown on Exhibit "A-1", whether or not owned by Landlord or any affiliate of Landlord, except as otherwise set forth in this Article 13. Notwithstanding anything to the contrary set forth in this Lease, as to such portions of the Project which are not owned by Landlord or an affiliate of Landlord, Landlord's obligations under this Lease shall be limited to exercising its rights under the Operating Agreement and using commercially reasonable efforts to enforce the provisions of the Operating Agreement in a manner consistent with the requirements of this Lease. Landlord shall have the right from time to time and without prior notice to, consent of, or compensation or liability to Tenant, to (a) add, eliminate, or make changes in the shape, size, location, character, number or extent of all improvements, buildings, accommodations, loading areas, and other temporary or permanent improvements to any portion of the Property or Project, (b) determine in Landlord's good faith business judgment the nature and extent of the Common Areas and add, eliminate, or make changes at any time in the size, shape, location, character, number and extent of the Common Areas, including changes to the parking layout and the construction of parking decks or structures or additional surface parking lots, (c) add, eliminate, or make changes in the land comprising the Project, the parcelization thereof or the boundary lines of the parcels therein, and (d) change the name, street address and/or suite or space number of the Premises, the Building, the Property, the Project or any other building within the Property or Project. In addition, Landlord shall have the right, from time to time at Landlord's discretion, to operate the Building and Building Common Areas separately from the balance of the Project, or to combine the operation of the Building with one or more of the other buildings in the Project owned by Landlord or its affiliate (including the Adjacent Building) and their respective Common Areas, as a single integrated project, in which event the Building and all such other buildings and Common Areas shall be deemed the "Property" hereunder until Landlord shall otherwise elect. Landlord shall have the right from time to time in its sole discretion and without prior notice to, consent of, or compensation or liability to Tenant, to (i) develop the Project in phases (and to develop some, but not all, of such phases), (ii) determine and/or change from time to time the nature, extent and/or character of the Project or any portion or phase thereof or any Common Areas therein (including the nature, extent, location and character of any uses to be included in the Project, it being understood that Landlord makes no representation or warranty as to whether any particular uses will be located at the Project or whether such uses will be in the locations shown on Exhibit "A-2"); (ii) convert Common Areas into leasable areas and vice versa (including installation or removal of pedestrian areas, malls, kiosks, lanais, planters, pools or sculptures) and construct temporary or permanent buildings, structures or improvements in the Project Common Areas and/or Shared Exterior Common Areas, (iii) parcelize (or re-parcelize) the Project and sell or ground lease any such parcels and/or the buildings and improvements thereon, (iv) construct (or permit to be constructed) other buildings and improvements in the Project, enlarge or reduce the area of the Project, make alterations therein or additions thereto, modify the layouts thereof, and build adjoining thereto and construct decks or elevated parking facilities therein. (v) utilize any portion of the Project Common Areas and/or Shared Exterior Common Areas for events, promotions, exhibits, displays, automobile or other product shows, performances, farmers'

Tenant Initials: [signature] Landlord Initials: [signature]

markets, art fairs, outdoor films, community events, the leasing of kiosks and food facilities, landscaping, decorative items, or any other use which in the sole judgment of Landlord and/or the Association is an appropriate amenity for the Project or benefits the tenants and occupants of the Project and/or the community at large, and retain all revenue therefrom as its or their sole property; provided the same, if conducted at or on the Property, shall not materially, adversely interfere with Tenant's business in the Premises during Normal Business Hours; or (vi) close or limit access to any or all of such streets and/or such other portions of the Common Areas as may be designated by Landlord and/or such other owners from time to time in order to accommodate special events, promotional activities and such other uses as they may determine to be appropriate for the Project in their sole business judgment. The use of any special facilities in or amenities of the Property other than parking (such as conference room or athletic facilities, if any) shall be subject to payment of fees or charges as established by Landlord from time to time and the costs of operating such facilities and amenities shall be includible in Operating Expenses. Landlord shall have the right to close the Common Area as Landlord determines shall be necessary to prevent the accrual of prescriptive rights and to temporarily close all or any portion of the Common Areas for repairs or alterations, in the event of fire, riot or other dangerous condition, for a private or community-wide event, or for any other reason deemed sufficient by Landlord. Notwithstanding the foregoing, in exercising its rights under this Section, except as may be due to Force Majeure, requirements of applicable law or acts of governmental authority, and except as may be due to Tenant's negligence, willful misconduct, violation of law or breach of this Lease, Landlord shall take no action which would (a) materially reduce the size of the Patio Seating Area (unless Tenant is not using the entire Patio Seating Area, in which event the Patio Seating Area may be reduced to the extent of the unused portion), or (b) materially, adversely alter the view to the Las Vegas Strip from the Patio Seating Area, provided, however, nothing in this clause (b) shall give rise to any liability on the part of Landlord or any remedies on the part of Tenant (including, but not limited to, the right to abate rents, vacate or abandon the Premises, cancel or terminate this Lease, and/or characterize the same as a constructive or actual eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment) based on any obstruction or alteration of such view made or caused by growth of landscaping or third parties outside of the boundaries of the Project.

ARTICLE 14
<u>ASSIGNMENT AND SUBLETTING</u>

14.1 Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of Law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are referred to collectively as "**Transfers**" and any person to whom any Transfer is made or sought to be made is referred to as a "**Transferee**"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing at least 60 days before the effective date thereof, which notice (the "**Transfer Request**") shall include (i) the proposed effective date of the Transfer, which shall not be more than 180 days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "**Subject Space**"), (iii) all terms of the Transfer and the consideration therefor, (iv) the name and address of the Transferee, and a copy of any assignment, sublease or other documentation pertaining to the proposed Transfer, (v) audited financial statements of the Transferee certified as true and correct by an officer of the Transferee, (vi) an authorization for Landlord to investigate the Transferee's business experience, credit and financial responsibility, and (vii) at least 5 business and 3 personal references from the Transferee. Tenant shall have no right or power to enter into any Transfer if Tenant is in default under this Lease or any other lease of real property owned or managed by Landlord or its affiliate. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to the proposed Transfer, Tenant shall, on demand of Landlord, and as a condition to the effectiveness of the Transfer, reimburse Landlord for its reasonable expenses, including processing costs and attorneys' fees, incurred in evaluating the Transfer Notice and preparing any related documentation.

14.2 Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limitation as to other reasonable grounds for withholding consent, it shall be reasonable for Landlord to withhold consent on any of the following grounds: (a) the Transferee is engaged in a business which in Landlord's reasonable judgment is not consistent with the quality of the Building or the Project; (b) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease; (c) the Transferee does not have in Landlord's reasonable judgment sufficient business reputation, experience or financial strength to perform its obligations under this Lease or the proposed sublease; (d) the Transferee is not a national or regional retail chain (or other comparably qualified and experienced operator) whose contemplated use of the Premises following the proposed Occupancy Transaction is substantially the same as the Permitted

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Use or would otherwise contravene this Lease, any Title Matters, or any covenant of Landlord in any other lease, financing agreement, or other agreement relating to the Property or Project, including any restrictive use covenant or exclusive rights granted by Landlord; (e) the Transferee or its affiliate is a tenant in the Building or any other building in the Project owned by Landlord or by an affiliate of Landlord or is negotiating with Landlord or has negotiated with Landlord during the 6 month period preceding the date of the Transfer Notice, to lease space in the Building or Project; (f) the Transferee does not intend to occupy the Premises for its own use; (g) the Transfer provides for rentals thereunder based on the net income or profits derived by the Transferee from the Premises; (h) the impact or effect of the Transferee on the Common Areas or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the other occupants of the Building would be adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building; (i) the Transferee is a government or any subdivision or agency thereof; (j) the Transfer occurs during the period from the Commencement Date until the earlier of (i) the 4th anniversary of the Commencement Date or (ii) the date at least 95% of the Rentable Area of the Building is leased, and the rent charged by Tenant to such Transferee during the term of such Transfer, calculated using a present value analysis, is less than 95% of the rent being quoted by Landlord at the time of such Transfer for comparable space in the Building for a comparable term, calculated using a present value analysis; (k) Tenant is in default under any provision of this Lease; or (l) the proposed Transferee is, or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant's business is subject, including, without limitation the ADA or Environmental Regulations. If it is adjudicated that Landlord's consent to a proposed Transfer was unreasonably withheld under Section 14.1, Tenant's sole remedy shall be to have the Transfer declared valid.

14.3 If Landlord consents to a Transfer, Tenant shall pay to Landlord, as Additional Rent, all economic consideration, whether described as rental or otherwise, received from the Transferee in excess of the amounts payable by Tenant to Landlord under this Lease with respect to the space involved, measured on a per square foot basis ("**Transfer Premium**"). "Transfer Premium" shall include key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for personal property or services rendered by Tenant to the Transferee in connection with the Transfer. The determination of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer. Tenant shall furnish to Landlord, from time to time upon request, a statement, certified as true and correct by an officer of Tenant, setting forth the computation of any Transfer Premium. Landlord or its authorized representatives shall have the right at all reasonable times to audit, copy and inspect Tenant's books and records relating to any Transfer, and if any Transfer Premium shall be found understated, Tenant shall, within 30 days of demand, pay the deficiency to Landlord, and if understated by more than 2%, Tenant shall also pay Landlord's costs of such audit. Notwithstanding the foregoing, in the event the Transfer involves the continuation of Tenant's existing restaurant business at the Premises by the Transferee (as opposed to an assignment of this Lease or sublease of the Premises for a different use or under a different trade name), then Tenant shall only be required to pay 50% of the Transfer Premium to Landlord under this Section 14.3.

14.4 Within 30 days of receipt of a Transfer Notice, Landlord may (a) consent or withhold consent to the Transfer, (b) terminate this Lease, if the Transfer is an assignment or sublease of the entire Premises, (c) terminate this Lease as to a portion of the Premises, if the Subject Space is less than the entire Premises (in which case this Lease shall be amended to reduce the Rent in proportion to the reduced Rentable Area of the Premises), or (d) if the Transfer is a sublease, sublease the affected space from Tenant on the same terms and conditions as are being offered by the proposed subtenant. Upon any such termination, Landlord may enter into a lease or other occupancy agreement directly with the Transferee. Landlord's failure to respond within said 30 days shall be deemed a withholding of consent.

14.5 Consent by Landlord to a Transfer shall not be deemed consent to future Transfers. The terms and conditions of this Lease shall not be deemed waived or modified by any Transfer. Notwithstanding any Transfer, Tenant (and any Guarantor) shall remain directly and primarily responsible and liable for the payment of the Rent herein specified and for compliance with all other obligations under this Lease. Any consent by Landlord to a Transfer shall be evidenced by an instrument prepared by Landlord and executed by Tenant and the Transferee, in which the Transferee shall assume and agree to perform all obligations of Tenant under this Lease. Tenant shall deliver to Landlord, promptly upon the occurrence of the Transfer, a copy of all documentation pertaining to the Transfer, which shall be in form reasonably acceptable to Landlord.

14.6 "Transfers" include the sale or assignment (by operation of law or otherwise) of shares, voting rights, or partnership or membership interests which change the identity of the persons who exercise effective control of Tenant. If Tenant appoints a third party to manage or control its business in the Premises, and the result is substantially similar to an assignment or sublease, the same shall be deemed a Transfer. If Tenant consists of one or more individual persons, the death

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or incapacity of any such person shall be deemed a Transfer. Transfers shall not include trading of shares listed on a recognized public stock exchange (if not done for the purpose of acquiring effective control of Tenant) or the transfer or conversion of stock from private to public ownership.

14.7 Any Transfer shall be subordinate and subject to the provisions of this Lease. If this Lease is terminated during the term of any Transfer, Landlord may: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. Landlord may separately elect cancellation or attornment with respect to each subtenancy or other occupancy. Upon a default by Tenant, if the Premises or any part thereof are then sublet, Landlord may, in addition to its other rights or remedies, and without releasing Tenant from any further performance due hereunder, collect directly from the sublessee all rents due and becoming due to Tenant under such sublease and apply the same against any sum due hereunder. Such sublessee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a consent to a Transfer, a waiver of any provision of this Article 14 or a release of Tenant from any obligation under this Lease. Any breach of this Lease by a sublessee shall be deemed a breach of this Lease by Tenant.

14.8 Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the Project the unique attraction of Tenant's Trade Name and the unique merchandising mix and product line associated with Tenant's business. The restrictions on transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes and Tenant waives any right under Law to limit the remedies of Landlord by means of proof that enforcement of a restriction on use or transfer of the Premises is or would be unreasonable.

14.9 Notwithstanding anything herein to the contrary, provided it is not in default under this Lease (after the giving of notice and expiration of any applicable grace or cure period), Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet all or any part of the Premises to any affiliate, subsidiary or parent of Tenant (as used herein, "affiliate" means an entity which controls, is controlled by, or is under common control with Tenant, and "control" means ownership of at least 51% of the voting interests together with the right and power, directly or indirectly, to direct or cause the direction of the management and policies of a particular entity), or to any successor entity which merges or consolidates with, or acquires all or substantially all of the assets of, Tenant; provided that (i) Tenant provides Landlord with at least 10 business days' prior written notice of any such transaction, including the name and address of the assignee or subtenant, the terms of such assignment or subletting, and a copy of the applicable assignment or sublease; (ii) the net worth and liquidity of the resulting Tenant entity following any such consolidation, merger or purchase are adequate to meet the obligations of Tenant under this Lease after taking into account the other obligations and liabilities of Tenant, (iii) the person or entity who or which was Tenant prior to the transaction, and Guarantor, shall each remain directly and primarily responsible and liable for the payment of all sums due and the performance of all other obligations under this Lease; and (iv) the assignee or sublessee shall assume in a commercially reasonable written instrument satisfactory to Landlord all obligations under this Lease.

ARTICLE 15
END OF TERM

15.1 No act or thing done by Landlord or any agent or employee of Landlord during the Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord. Surrender or cancellation of this Lease shall not work a merger in the absence of Landlord's written agreement to the contrary.

15.2 Upon the Expiration Date or any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord broom clean and in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and all furniture, equipment, business and trade fixtures, merchandise, free-standing cabinet work, movable partitions, signs, and other personal property installed or placed by Tenant at its expense in the Premises, and all similar articles of any other persons claiming under Tenant, and repair all damage to the Premises and Building resulting from such removal. Tenant shall "cap off" any electrical wiring to the former location of its storefront sign

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as directed by Landlord. Tenant shall also remove Tenant's storefront sign and any other illuminated signage in the Premises, and remove such of its Alterations as may be designated by Landlord pursuant to Section 8.5, at Tenant's cost, and repair any damage caused by such removal. No termination or expiration of this Lease shall relieve Tenant from any indemnities, liabilities, monetary obligations or other obligations which shall have accrued or relate to a period prior to the termination or expiration of this Lease. IF THE SAME HAVE NOT BEEN REMOVED BY TENANT PRIOR TO THE EXPIRATION OR SOONER TERMINATION OF THE TERM, LANDLORD MAY REMOVE ANY OR ALL OF TENANT'S TRADE FIXTURES, MERCHANDISE, FURNISHINGS, EQUIPMENT, SIGNS, AND OTHER PERSONAL PROPERTY LOCATED IN, ON OR ABOUT THE PREMISES AND PLACE THE SAME IN STORAGE OR OTHERWISE RETAIN OR DISPOSE OF THE SAME IN ANY MANNER AS LANDLORD IN ITS SOLE DISCRETION MAY ELECT, IN EITHER CASE AT THE EXPENSE AND RISK OF TENANT, ANY SUCH PROPERTY SHALL BE DEEMED ABANDONED, AND LANDLORD SHALL HAVE NO DUTY, LIABILITY OR OBLIGATION TO TENANT IN CONNECTION THEREWITH. Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Premises on any such date and any rights which it may otherwise have under applicable law with respect to the removal or disposal of Tenant's personal property.

ARTICLE 16
HOLDING OVER

If Tenant does not surrender possession of the Premises on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed a hold over tenant at sufferance and shall pay to Landlord for each day that Tenant holds over an amount equal to three times the prorated daily Base Rent applicable to the last month of the Term, plus additional rent payable in accordance with this Lease. Nothing herein shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or earlier termination of this Lease without Landlord's consent. Except as otherwise stated herein, all terms and conditions of this Lease shall remain in effect following any extension, renewal or hold over of the original Term. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all losses, costs, claims, liability, damages, judgments, and expenses (including reasonable attorneys' fees and costs) resulting from any failure by Tenant to surrender the Premises in the manner and condition required by this Lease upon the expiration of the Term or the earlier termination of this Lease, including claims made by a proposed new tenant founded upon such failure. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

ARTICLE 17
ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS

17.1 Within 10 days of request by Landlord from time to time, Tenant shall, without charge, execute and deliver an estoppel certificate or similar instrument addressed to Landlord, its mortgagee and/or any other person or entity specified by Landlord, in such form as Landlord may reasonably require. Such instrument may be conclusively relied upon by the addressee(s). Tenant's failure to timely furnish such estoppel certificate or other instrument is deemed to make conclusive and binding on Tenant the statements contained in such instrument, without exception, and in such event Tenant appoints Landlord as its attorney-in-fact to complete and execute the same on its behalf.

17.2 Within 10 days of request by Landlord from time to time, Tenant shall supply to Landlord and/or any current or prospective mortgagee, purchaser, partner, accountant, insurer or transferee of the Property, audited financial statements of Tenant and financial statements of any Guarantor of this Lease (which may be unaudited, but which shall be certified as true and correct by the applicable Guarantor) prepared in accordance with GAAP, together with any reasonable financial information as may be required by Landlord or such other party, all of which shall certified as true, complete and correct by an officer of Tenant.

ARTICLE 18
SUBORDINATION

This Lease is subject to all mortgages, deeds of trust, ground leases and other financing or security instruments (each, a "**mortgage**") now or hereafter encumbering the Property or any part thereof. A mortgagee may subordinate its interest to that of Tenant at any time without Tenant's consent. If the holder or beneficiary of a mortgage (a "**mortgagee**") succeeds to the interest of Landlord under this Lease, Tenant shall recognize and attorn to said mortgagee. The provisions of this Section shall be self-operative and no further act or instrument shall be necessary to effectuate the same. Nevertheless,

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Tenant shall, without charge or demand for reimbursement, within 10 days of request by Landlord, execute and deliver to Landlord and/or the mortgagee such documents as may be customarily required in connection with financings of similar properties in the region, including, without limitation, subordination and attornment agreements, on the mortgagee's standard form without modification. Tenant shall indemnify and hold Landlord harmless from any liability, loss, cost or expense (including the differential cost of interest charged between Landlord's interim lender and the new mortgagee) which Landlord may sustain or incur as a result of or in connection with Tenant's failure or delay in providing such documents or breach of any other provision of this Lease that results in the delay, impairment or cancellation of Landlord's financing. If Tenant is given notice of the name and address of any mortgagee, then prior to exercising its remedies under this Lease, Tenant shall give notice to such mortgagee, specifying the default in reasonable detail, and affording such mortgagee the right to perform on behalf of Landlord within 30 days thereafter or, when more than 30 days are required due to the nature of the default, such longer period as shall be reasonable under the circumstances. If such mortgagee does perform on behalf of Landlord, the default shall be deemed cured and Tenant shall have no further remedies with respect thereto. Tenant waives the provisions of any Laws which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19
DEFAULTS; REMEDIES

19.1 The occurrence of any of the following shall constitute a "**default**" by Tenant: (a) failing to pay any Rent when due under this Lease, if not cured within 5 days after receipt of notice of such failure; (b) failing to observe or perform the requirements of Article 5 or violating any of the Rules and Regulations and/or Parking Rules and Regulations, if not cured within 5 business days after receipt of notice of such violation; (c) failing or refusing to open, occupy and operate the Premises in accordance with Article 5, conducting a going-out-of-business or similar sale or maintaining, committing, or permitting on the Premises waste, a nuisance, or use of the Premises for an unlawful purpose; vacating or abandoning the Premises (with or without continued payment of rent); entering into an Transfer contrary to the provisions of Article 14; making a material misrepresentation in this Lease or in any financial statement furnished under or in connection with this Lease; and, in the event the Permitted Use involves the sale and/or preparation of food, Tenant's failure to maintain a health department rating of "A" (or such other highest health department or similar rating as is available) for the second time in any 12-month period; (d) failing to provide any subordination or attornment instrument, estoppel certificate or financial statement as required by this Lease, if not cured within 5 days after receipt of notice of such failure; (e) failing to observe or perform any other provision of this Lease, other than as specified in (a) through (d) above, if not cured within 10 days after receipt of notice of such failure; provided, if the nature of the default is such that more than 10 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if it commences curing within said 10 day period and thereafter diligently prosecutes such cure to completion within a reasonable time, not to exceed 60 days after the notice of default; provided, in the event of an imminent threat to health or safety, Landlord may reduce such cure period to such shorter period as may be reasonable under the circumstances; or (f) commencement of a proceeding to declare Tenant or any Guarantor bankrupt or insolvent or to obtain relief from any debts or obligations; the failure of Tenant or any Guarantor to pay its debts as they become due; assignment or attachment of Tenant's or any Guarantor's property for benefit of creditors; or the appointment of a receiver or trustee for Tenant or any Guarantor. The time periods provided herein are in lieu of, and not in addition to, any similar time periods prescribed by law. Any two failures by Tenant to observe and perform any provision of this Lease during any 12 month period shall constitute, at the option of Landlord, a separate and noncurable default. Any notice given under this Section shall be in lieu of any written notice required by law. Tenant waives the giving of any notice other than that provided for herein.

19.2 Upon the occurrence of any default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever: (a) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following: (1) the worth at the time of award of the unpaid rent which has been earned at the time of such termination; (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have

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been reasonably avoided; (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, (a) brokerage commissions and advertising expenses incurred, expenses of repairing or remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, any concessions made to obtain a new tenant, and any other costs necessary or appropriate to relet the Premises, (b) any costs or expense incurred by Landlord in retaking possession of the Premises (including attorneys' fees) or maintaining or preserving the Premises after such default, and (c) any reductions in financing or refinancing available to Landlord caused by the loss of its ability to show a future income stream including Tenant's rent; (5) the unamortized portion of (a) all costs and expenses incurred by Landlord in connection with its negotiation of and entry into this Lease, including, but not limited to, (i) brokerage commissions, attorneys' fees, space planning costs and consultant fees, and (ii) all costs and expenses, including, but not limited to, design, architectural, permitting and construction costs, incurred by Landlord in connection with this Lease, and (iii) the Improvement Allowance, if any, paid by Landlord to Tenant in accordance with Exhibit "C", all of the foregoing to be amortized over the Term at the Interest Rate; (6) to the extent then outstanding and unpaid, the Improvement Bridge Loan, if any, paid by Landlord to Tenant in accordance with Exhibit "C"; (7) the entire amount of any free rent, abatement, abeyance, deferrals or other rent concessions granted Tenant; and (8) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term **"rent"** as used in this clause (b) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in clauses (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate. As used in clause (3) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank closest to the Premises at the time of award plus 1%. For purposes of calculating any amount due under the provisions of clause (3) above, Additional Rent shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding 60 month period, except that, if it becomes necessary to compute such Additional Rent before such a 60 month period has occurred, then such Additional Rent shall be computed on the basis of the average monthly amount hereof accruing during such shorter period; (b) if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may continue this Lease in effect (whether or not Tenant has abandoned or vacated the Premises) and, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due; (c) Landlord may re-enter and attempt to relet the Premises without terminating this Lease and remove all persons and property from the Premises (which property may be removed and stored in a public warehouse or elsewhere at the sole cost and risk of, and for the account of, Tenant), all without service of notice or resort to legal process and without being deemed guilty of trespass, or any liability of Landlord for any loss or damage which may be occasioned thereby. If Landlord, without terminating this Lease, either (i) elects to re-enter the Premises and attempts to relet the Premises, (ii) takes possession of the Premises pursuant to legal proceedings, or (iii) takes possession of the Premises pursuant to any notice provided by law, then Landlord may, from time to time, make such alterations and repairs as may be necessary in order to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such rent and other terms as Landlord in its reasonable discretion deems advisable. Upon such reletting, all rent received by Landlord from such reletting shall be applied, first to the payment of any indebtedness of Tenant to Landlord (other than for any rent due hereunder); second, to the payment of any costs and expenses of obtaining possession and any such reletting, including the expense of alterations and repairs, brokerage fees and attorneys' fees; third, to the payment of any rent due and unpaid hereunder. If such rents and any other amounts received from such reletting during any month are less than that to be paid during that month by Tenant, then Tenant shall immediately pay such deficiency to Landlord. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a notice of such intention is given by Landlord to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default. Should Landlord at any time terminate this Lease for any default, in addition to any other remedies it may have, Landlord shall be entitled to the remedy set forth in clause (a) above, and may recover all damages set forth therein; and (d) Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under clauses (a), (b) and (c), above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof. In the event of any failure of Tenant to pay Rent, at Landlord's option, the written notice required in Section 19.1.1 (1) shall qualify as a five-day notice as contemplated by NRS 40.250 or NRS 40.253, or (2) may be given simultaneously with any five-day notice given by Landlord pursuant to NRS 40.250 or NRS 40.253.

19.3 No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an

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election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.

19.4 No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies.

ARTICLE 20
COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, upon paying the Rent and keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without disturbance by Landlord, subject to (i) all of the provisions of this Lease, (ii) any mortgage to which this Lease is or shall become subordinate, and (iii) all Title Matters. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21
SECURITY DEPOSIT; GUARANTY

21.1 On or before the Effective Date, Tenant shall deposit with Landlord the amount set forth in Section 8 of the Summary (the "**Security Deposit**") as security for the faithful performance by Tenant of all of its obligations under this Lease and not as a prepayment of rent. If Tenant defaults under any provision of this Lease, Landlord may, without prejudice to any other right or remedy of Landlord, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, to cure any other breach or default by Tenant under this Lease, to compensate Landlord for any loss or damage sustained as a result of Tenant's breach or default, or to discharge any other obligation of Tenant under this Lease (in such order and priority as Landlord may elect in its sole discretion), and Tenant shall forthwith restore the Security Deposit to its original amount. Should Tenant comply with all of its obligations and promptly pay all Rent when due to Landlord, any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within 60 days following the expiration of the Term. Tenant shall not be entitled to any interest on the Security Deposit and the same may be comingled with Landlord's other funds. Tenant waives any rights it may have under Law which might limit or defeat Landlord's rights to hold and apply the Security Deposit as set forth herein.

21.2 This Lease shall not be effective unless and until Tenant shall deliver to Landlord a guaranty executed by the persons and entities set forth in Section 12 of the Summary (each, a "**Guarantor**", and collectively, "**Guarantors**") in the form(s) attached as Exhibit "G".

ARTICLE 22
BUILDING PLANNING

If in connection with Landlord's expansion, reduction, removal, renovation, leasing or construction of new or existing improvements, Landlord determines that it is necessary or desirable that Tenant vacate the Premises or that the Premises be altered, Landlord may require that Tenant surrender possession of the Premises, provided Landlord either (a) amends this Lease to lease Tenant other premises of substantially equal size within the Building or the Adjacent Building on the same terms and conditions as those contained in this Lease for the balance of the remaining Term, or (b) terminates this Lease and, provided Tenant is not then in default of its obligations under this Lease, pays Tenant an amount equal to the yet

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unamortized net cost to Tenant of Tenant's Work and any Alterations made by Tenant, calculated using a straight-line amortization schedule and an amortization period equal to the initial Term, plus the estimated net profit, if any, that would have been earned by Tenant during the portion of remaining Term being cancelled (including any Extended Term that has theretofore been exercised by Tenant) at a rate equal to the rate of profit produced by the Restaurant in the 24 months preceding the termination date (except that, if it becomes necessary to compute such profit before 24 months have passed, such profit shall be computed based on the average monthly amount during such shorter period), discounted to present value at the Interest Rate. The relocation of the Premises in accordance with (a) herein or the payment of the consideration in accordance with (b) herein shall be Tenant's sole remedy in the event Tenant is required to surrender possession of the Premises as provided in this Section. All references in this Article to "**net cost**" shall mean the actual cost for Tenant's Work and any Alterations paid by Tenant, less the amount of any rent concessions, rent reductions, rent deferrals or improvement allowance received by Tenant. The parties shall cooperate and work diligently with one another in good faith in order to agree upon the amount of consideration payable to Tenant in accordance with clause (b) above prior to the termination date (which cooperation shall include, without limitation, Tenant's furnishing Landlord with reasonable evidence of income, expenses, profits and losses attendant to the Restaurant during such 24-month period). If the Premises is relocated pursuant to (a) above, (i) the amount of the Base Rent and Tenant's Share of Direct Expenses shall be adjusted based upon the Rentable Area of the substitute Premises; (ii) Landlord, at Landlord's expense, shall cause the substitute Premises to be improved prior to delivery in a manner similar to the original Premises, and, upon request, Tenant shall cooperate in the preparation or approval of plans and specifications for such improvements; and (iii) Landlord shall bear all reasonable out-of-pocket costs incurred in connection with the relocation for changes in stationery, reinstallation of telephone equipment, moving of furniture and personal property, and similar matters.

ARTICLE 23
SIGNS

23.1 Landlord reserves the exclusive right in its sole discretion to develop, modify and control all internal and external signage, advertising and display devices at the Building. No sign, picture, placard, advertisement, notice, lettering, direction or handbill shall be exhibited, distributed, painted, installed, displayed, inscribed, placed or affixed by Tenant on the exterior of Premises or in the interior of the Premises which is visible from the exterior, except with the prior consent of Landlord. All interior or exterior signage which Tenant is permitted to install or construct at or on the Premises shall comply with all Laws and Landlord's sign criteria for the Building or Project, as the same may exist from time to time. The current sign criteria for retail tenants in the Building are set forth in Exhibit "F". Tenant shall obtain necessary governmental approvals for its signs, arrange for utility service to such signs and pay the cost of all utilities used by same. Any taxes upon the signs shall be paid directly by Tenant to the taxing authority. Tenant shall make all repairs required by reason of the installation, maintenance and removal of its signs. Upon notice from Landlord, Tenant shall immediately remove any signs, advertising or display devices erected or maintained in violation of this Lease or the sign criteria for the Building, and if Tenant fails to do so, Landlord may enter the Premises and cause such item to be removed; the cost of such removal and of the restoration of any damaged property shall be paid by Tenant upon demand as Additional Rent. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas or anywhere in the interior of the Premises which is visible from the outside of the Building or the Premises. Any signs, window coverings, or drapes (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld.

ARTICLE 24
COMPLIANCE WITH LAWS

24.1 Tenant shall comply with all Laws and Insurance Requirements pertaining to the Premises or the use and occupancy thereof, including the Americans with Disabilities Act ("**ADA**"). Tenant shall, at its sole cost and expense, make all improvements and alterations as are required to comply with such Laws, including alterations to the Tenant Improvements, any alterations or improvements in the Common Areas required as a result of Tenant's particular use of the Premises or the operation of its business therein or the construction of Tenant's Work or any Alterations by Tenant, and installation of any ADA required signage. Without limitation on the foregoing, Tenant shall comply with all provisions of the ADA relating to merchandising layouts and aisle widths within the Premises. Landlord may perform, or require that Tenant perform, at Tenant's cost in either case, work required by ADA "path of travel" provisions due to Tenant's Work or any Alterations by Tenant or Tenant's particular use of the Premises or the operation of its business therein. In addition, should any standards or regulation be imposed on Landlord or Tenant by a governmental or quasi-governmental agency related to occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant shall, at its sole cost and

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expense, comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding, that a Law has been violated, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall comply with the conservation, use and recycling policies and practices from time to time established by Landlord for the Building. Landlord may reduce the utilities supplied to the Premises and the Common Areas as required by Law or any conservation program applicable to the Building. Tenant shall procure, maintain and make available for Landlord's inspection any governmental license or permit required for the proper and lawful conduct of Tenant's business in the Premises.

24.2 Tenant shall not use, generate, release, store, treat, dispose of, or deposit, in, on, under or about the Premises, Property or Project any hazardous or toxic substances, wastes or materials which are regulated by Law or any governmental authority or which could pose a threat to persons, property or the environment ("**Hazardous Materials**") or permit any other party to do so. Tenant shall not use or permit the Premises to be used in violation of any Environmental Regulations. Tenant shall reimburse Landlord for any costs or expenses incurred by Landlord, including engineers', consultants' and other experts' fees and disbursements, incurred or payable to determine, review, approve, consent to or monitor Tenant's compliance with Environmental Regulations with respect to Tenant Caused Environmental Conditions (as hereinafter defined). Tenant shall give Landlord immediate notice of the presence of any Hazardous Materials and/or the applicability or violation of any Environmental Regulations to the Premises. Tenant shall be solely responsible for complying with Environmental Regulations regarding the disclosure of the presence or danger of Hazardous Materials in or affecting the Premises. Tenant's indemnification under Article 10 shall include any cost, expense, action, cause of action and damages arising out of the release, presence, use, generation, storage or disposal of Hazardous Materials at the Premises in violation of this Article 24, including any repair, clean-up, detoxification, or other compliance with any Environmental Regulation and the preparation of any closure plans, whether such action is required or necessary prior to or following the expiration or termination of the Term, with respect to any violation of Environmental Regulations or any Hazardous Materials condition caused by, contributed to or exacerbated by Tenant, any successor, assignee or sublessee of Tenant, or any of their respective agents, contractors, employees, licensees, or invitees, on, under, about or from the Premises or Project ("**Tenant Caused Environmental Conditions**"). Nothing herein shall require Tenant to reimburse or indemnify Landlord for any violation of Environmental Regulations or any Hazardous Materials condition other than Tenant Caused Environmental Conditions.

ARTICLE 25
LATE CHARGES AND INTEREST

If Tenant fails to pay any installment of Base Rent, Percentage Rent or Additional Rent when due, such unpaid amount shall bear interest from the date due until paid, at the Interest Rate. In addition, if any such installment is not paid by Tenant when due, Tenant shall immediately pay to Landlord, in addition to the interest provided above, 10% of such payment as a late charge. Landlord and Tenant agree that such late charge represents a reasonable estimate of the costs and expenses that will be incurred by Landlord as a result of such late payment and is fair compensation to Landlord for the loss caused by such late payment. The interest and late charges set forth herein are in addition to the unpaid amount, and acceptance of such late charge shall not constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies granted hereunder or by law to Landlord. If Tenant fails twice in any 12 month period to pay any rent within 5 days of when the same is due, Landlord may require that all future rent be paid quarterly in advance (instead of monthly) by cashier's check or money order (and not by Tenant's personal or corporate check). "**Interest Rate**" means the greater of (i) 12% per annum, or (ii) 4% above the annualized rate of interest publicly announced from time to time by Bank of America NT&SA (or its successors-in-interest), as its "prime rate" or "reference rate," but not in excess of the maximum lawful rate permitted under applicable Law. Such interest shall be determined by Landlord and computed on the basis of monthly compounding with actual days elapsed compared to a 360-day year.

ARTICLE 26
LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1, above, Landlord may make any payment or perform any such act on Tenant's part without waiving its remedies based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

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26.2 Tenant shall reimburse Landlord upon demand, as Additional Rent, for (i) all costs paid or incurred by Landlord under Section 26.1; (ii) all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease, including reasonable legal fees. In addition, Tenant shall pay Landlord, as Additional Rent, a 15% administrative fee on any reimbursement for work performed, payments made or costs incurred by Landlord on Tenant's behalf pursuant to an express provision of this Lease (including this Section 26.2 or Sections 5.1, 5.4, 5.6, 7, 8.5, 9 or 10 hereof). Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Term.

ARTICLE 27
ENTRY BY LANDLORD

Landlord may, at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency or if a judgment of unlawful detainer has been entered against Tenant), enter the Premises to (i) inspect the Premises; (ii) show the Premises to governmental authorities, current or prospective mortgagees, insurers, purchasers or partners, or, during the last 12 months of the Term, prospective tenants; (iii) post notices of non-responsibility or similar notices; or (iv) alter, improve or repair the Premises or the Building, or to make structural alterations, expansions, remodeling, renovations, maintenance, repairs or improvements to the Building or the Building's systems and equipment. In addition, Landlord may enter the Premises at any time to (a) perform services required of Landlord; (b) take possession due to any breach of this Lease in the manner provided herein; and (c) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. Notwithstanding the foregoing, in exercising its rights under this Section, except as may be due to Force Majeure, requirements of applicable law or acts of governmental authority, and except as may be due to Tenant's negligence, willful misconduct, violation of law or breach of this Lease, (i) Landlord shall use reasonable efforts not to materially, adversely interfere with Tenant's use of the Premises for the Permitted Use nor to otherwise materially, adversely affect Tenant's business in the Premises, and (ii) such entry, if any, shall be performed only after reasonable prior written notice to Tenant and if and to the extent practicable under the circumstances, at such times and in a manner so as not to materially adversely interfere with Tenant's Work or the conduct of Tenant's business from the Premises.

ARTICLE 28
TENANT PARKING

Subject to the provisions of the Operating Agreement and the terms and conditions of this Lease, Tenant, its employees and customers shall be permitted to park in the Project on a non-exclusive basis in the area(s) designated by Landlord. Said parking is subject to the further provisions of this Lease and the Rules and Regulations for parking attached hereto as Exhibit "D" and made a part hereof, as the same may be modified from time to time (**"Parking Rules and Regulations"**). Parking for Tenant and its employees, agents, customers, invitees and licensees shall be on a first-come, first-served basis, and upon other terms and conditions as may be established from time to time by Landlord; provided, however, except for Tenant's Share of Direct Expenses, fees imposed by applicable law and/or charges for valet parking, Tenant's use of the Common Areas shall be free of charge. At Landlord's election, Tenant and its employees shall park their cars only in those parking areas, if any, as are from time to time designated for that purpose by Landlord for employee parking and Landlord may change such designated areas at any time upon written notice to Tenant. Landlord may charge the vehicle owner a commercially reasonable fine, immobilize and/or tow from the Project any vehicle parked in violation hereof, and/or attach violation stickers for notice to such vehicle. Tenant further agrees to hold Landlord harmless and defend Landlord against any and all claims of owner(s) of the vehicles which are fined or towed or to which violation stickers have been placed. Tenant acknowledges that Tenant and its employees shall not be entitled to park in such parking areas located about the Property which may from time to time be designated for special parking, e.g. visitor, courier, or otherwise reserved. Landlord may designate areas for assigned, reserved or employee parking either within the parking areas located on and

Tenant Initials: ________ Landlord Initials: ________

about the Property, or in other areas within the Project. Landlord shall have the right to change any such designated parking areas from time to time. Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty as to the suitability of the parking areas, or as to the availability of parking spaces, for the conduct of Tenant's business. If determined by Landlord to be reasonably necessary in connection with the operation of the Project, Landlord shall have the right to provide valet parking service to Tenant adequate to service anticipated use by the customers of the Premises at least during prime diner hours (as reasonably determined by Landlord) seven days per week. If such valet parking service is provided by Landlord, Tenant shall reimburse Landlord for the net cost (or, if other retail or restaurant tenants utilize or benefit from the valet parking service, its pro rata share of the cost) of such service as Additional Rent (and not as part of Operating Expenses) within 30 days after receipt of a bill for same from time to time. Tenant's pro rata share, if applicable, shall be determined by Landlord in its reasonable judgment. If such valet parking service is not provided by Landlord, Tenant at its option may elect to make its own arrangements for valet parking, in which event such reimbursement shall not apply. Landlord shall have the right to select the parking spaces used by any valet parking service, whether provided by Landlord or Tenant, in its sole business judgment (which at Landlord's election may include parking spaces located within the subterranean parking area of the Project).

ARTICLE 29
MISCELLANEOUS PROVISIONS

29.1 The words "Landlord" and "Tenant" shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections. All attached Exhibits are made a part hereof. Unless stated herein, all obligations of a party shall be performed at such party's sole cost and expense. Terms such as "include" and "including" shall be interpreted as creating examples and not limitations. The provisions of this Lease were negotiated by the parties and this Lease shall not be interpreted or constructed against any party by virtue of the fact that such party or its counsel was responsible for its preparation. This Lease shall be construed and enforced in accordance with the laws of the State of Nevada.

29.2 Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14.

29.3 No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are darkened or the light or view therefrom is obstructed for any reason (including repairs, improvements, maintenance or cleaning in or about the Project), the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4 Should any current or prospective mortgagee require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then Tenant shall execute whatever documents are reasonably required therefor and to deliver the same to Landlord within 10 business days of request.

29.5 Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer provided the transferee assumes, in writing, all obligations of this Lease to be performed by Landlord hereunder from and after the effective date of the transfer, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Neither this Lease, nor any memorandum or similar instrument with respect thereto, shall be recorded.

29.7 Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which encumbers the title of Landlord.

Tenant Initials: ______ Landlord Initials: ______

29.8 Nothing in this Lease is intended to create the relationship of principal and agent, partnership, joint venture or employer-employee relationship between Landlord and Tenant.

29.9 Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other party under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and, subject to the other terms and conditions of this Lease, there shall survive the right on the part of said party to institute suit for the recovery of such sum.

29.10 Time is of the essence with respect to the performance of every provision of this Lease.

29.11 If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 If Tenant makes any claim or asserts any cause of action against Landlord: (a) Tenant's sole and exclusive remedy shall be against the current rents, issues, profits and other income Landlord receives from the operation of the Building, net of all current operating expenses, liabilities, reserves and debt service associated with said operation ("**Net Income**"), and subject to the rights of Landlord's mortgagees; (b) no other real, personal or mixed property of Landlord or the Landlord Parties, wherever located, shall be subject to levy on any judgment obtained against Landlord, (c) if the Net Income is insufficient to satisfy any judgment, Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord or any of the Landlord Parties on account of such deficiency, and (d) Tenant shall have no right to withhold Rent or perform or cure any such alleged defaults of Landlord at Landlord's expense. Tenant waives the right to terminate this Lease for Landlord's defaults. If any sums are payable by Landlord to Tenant pursuant to any provision of this Lease, Landlord shall have the right to first offset from such sum any amounts that are currently payable by Tenant to Landlord pursuant to any provision contained in this Lease. Without limitation on any damages expressly authorized under this Lease (including, but not limited to Landlord's remedies in the event of default by Tenant pursuant to Article 19 or upon an unauthorized holding over pursuant to Article 16), neither party shall be entitled to any punitive damages, lost profits, business interruption, speculative, consequential or other such damages under or in connection with this Lease. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties.

29.14 There are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease shall not be modified or amended except by a written instrument executed by both parties.

29.15 Landlord reserves the absolute right to effect such other tenancies in the Building or Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building and Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Building or Project (except as otherwise expressly provided in Section 3.1.1 of this Lease).

29.16 Any of the following events shall excuse such obligations of the parties as are rendered impossible or reasonably impracticable for so long as the event continues: strikes, lockouts, labor disputes, acts of God, inability to obtain reliable labor, materials or reasonable substitutes therefor, governmental restrictions, regulations or controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, "**Force Majeure**"). The occurrence of such events shall not extend the

Tenant Initials:________ Landlord Initials:________

Expiration Date nor excuse or delay Tenant's obligations to pay Rent or excuse such obligations as this Lease may otherwise impose on Tenant to obey, remedy or avoid such event. Should any work performed by Tenant or Tenant's contractor result in a strike, disharmony, lockout and/or labor dispute, the same shall not excuse Tenant's performance. Tenant shall furnish Landlord with notice of any claimed delaying event under this Section 29.16 within 10 days of the occurrence thereof.

29.17 Tenant hereby waives, for Tenant and for all those claiming under Tenant, all rights to redeem or reinstate this Lease or Tenant's right of occupancy of the Premises after any termination of this Lease.

29.18 All notices, demands, statements, designations, approvals or other communications (collectively, "**Notices**") permitted or required to be given by either party to the other hereunder shall be in writing and sent by United States certified or registered mail, postage prepaid, return receipt requested, delivered by a nationally recognized overnight courier, or delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to Landlord at: New Russell One LLC, c/o The Krausz Companies, Inc., 44 Montgomery Street, Suite 3300, San Francisco, CA 94104-4806, Attention: President, with a copy to: The Krausz Companies, Inc., 18201 Von Karman Avenue, Suite 1090, Irvine, CA 92612, Attn: Property Manager. Either party may change its address(es) by Notice to the other, provided that all addresses must be the actual street address of a residence or business. Notice shall be deemed to have been given or served on the delivery date indicated by the U.S. Postal Service or courier service on the return receipt, or on the date such delivery is refused. If Tenant fails to notify Landlord of a change in address, notice shall be deemed given on the date Landlord receives the returned notice marked "undeliverable." Notices may be given by Landlord's agent or attorney on behalf of Landlord. The foregoing method of service shall be exclusive, and Tenant waives any other method of service required by Law.

29.19 If there is more than one person or entity comprising Tenant, they are all bound jointly and severally by the terms, covenants and conditions of this Lease. In the event Tenant is a married individual, the terms, covenants and conditions of this Lease shall be binding upon the marital community of which the Tenant is a member.

29.20 If Tenant is a corporation, trust, partnership or other entity, each individual executing this Lease on behalf of Tenant represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of Nevada and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, concurrently with its execution of this Lease, deliver to Landlord evidence of such authority and, if requested by Landlord, evidence of good standing and Tenant's qualification to do business in the State of Nevada.

29.21 In the event either party brings suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, or to interpret this Lease, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. In the event no judicial proceeding is commenced, or if commenced is not concluded, then the "prevailing party" for purposes of this paragraph shall be the party that obtains a payment or other relief from the other party once an attorney has been engaged by the prevailing party.

29.22 IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF NEVADA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY NEVADA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT, PERCENTAGE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

Tenant Initials: ______ Landlord Initials: ______

29.23 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Tenant warrants and represents that it has not dealt with any real estate broker, agent or finder in connection with this Lease except the real estate broker specified in Section 11 of the Summary. Tenant shall indemnify, defend, and protect Landlord against and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker, agent or finder in connection with this Lease by reason of any act or agreement of Tenant. Tenant's obligations under this Section 29.24 shall survive the expiration or termination of this Lease.

29.25 All obligations to be performed by Tenant hereunder are separate and independent covenants of Tenant, and not dependent on any other provision of this Lease.

29.26 Landlord shall have the right at any time to change the name and/or address of the Property, Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Property, Project or Building or use pictures or illustrations of the Property, Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single lease.

29.28 Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant and its officers, employees, agents and other individuals associated with Tenant (including subtenants) shall refrain from disclosing the terms and conditions of this Lease to any third party. In particular, no such person shall discuss or reveal any information about this Lease with other tenants at the Project.

29.29 Except as expressly set forth herein, Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Project, or any part thereof and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant. Tenant acknowledges that Landlord is currently renovating or may during the Term renovate, improve, alter, or modify (collectively, the "**Renovations**") the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

29.30 Tenant may install, maintain, replace, remove or use any communications or computer wires, cables, risers and related installations serving the Premises (collectively, the "**Lines**"), provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the "Identification Requirements," as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (v) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4') outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines' termination point(s) (collectively, the "**Identification Requirements**"). Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant's sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease and repair any damage to the Premises or Building resulting from such removal. Notwithstanding the foregoing, Landlord may elect, by furnishing Tenant with written notice of such election, to require

Tenant Initials: ______ Landlord Initials: ______

Tenant to leave some or all of the Lines in place, in which event the designated Lines shall become the sole and exclusive property of Landlord at the end of the Term without compensation to Tenant. Landlord may establish Rules and Regulations with respect to the installation, use and removal of Lines, and Tenant shall comply with the same. The provisions of this Section shall survive the expiration or termination of this Lease.

29.32 EXCEPT AS PROVIDED BY THE OTHER PROVISIONS OF THIS LEASE WHICH MAY PRESCRIBE A SHORTER PERIOD, ANY CLAIM, DEMAND, RIGHT OR DEFENSE OF ANY KIND BY TENANT WHICH IS BASED UPON OR ARISES IN CONNECTION WITH THIS LEASE OR NEGOTIATIONS PRIOR TO EXECUTION, SHALL BE BARRED UNLESS TENANT COMMENCES AN ACTION THEREON WITHIN TWELVE (12) MONTHS AFTER THE DATE OF OCCURRENCE OF THE ACT OR OMISSION TO WHICH THE CLAIM, DEMAND, RIGHT OR DEFENSE RELATES; TENANT HEREBY WAIVES ANY STATUTORY LIMITATIONS PERIODS UNDER APPLICABLE LAW WHICH MAY PRESCRIBE A LONGER PERIOD.

29.33 Landlord shall have the exclusive right to use all or any part of the roof of the Building for any purpose, including, but not limited to, installation of communication equipment and solar panels and similar energy generating devices (Landlord reserving the right to sell, rent, lease, license or assign such equipment, any telecommunications capacity related thereto, or any energy generated therefrom, to one or more tenants, third parties and/or affiliates). Landlord shall also have the right, but not the obligation, to install or provide an alternative energy source or sources for the Property, including, but not limited to, locating solar panels on the Building roof or elsewhere in the Property, and may supply electricity to the Property from such devices and include charges for such electricity in Operating Expenses. Landlord may at its election cause said electricity to be supplied by an affiliate of Landlord and/or a third party provider.

29.34 Tenant warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders, equity owners, employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("**OFAC**") of the Department of the Treasury under any statute, executive order or governmental action, or is named on OFAC's "Specially Designated and Blocked Persons List".

This Lease is continued directly on the Signature Page.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the Effective Date.

LANDLORD:

NEW RUSSELL ONE LLC,
a Delaware limited liability company

By: NEW RUSSELL HOLDING LLC,
a Delaware limited liability company,
its Member

By: KRAUSZ MANAGEMENT ONE, LLC,
a Delaware limited liability company
its Manager

By: ______________________
F. Ron Krausz, its Member

Date of Execution by Landlord: July 11, 2014

TENANT:

KCI INVESTMENTS, LLC,
a Nevada limited liability company
dba [illegible]

By: ______________________
Name: [illegible]
Title: [illegible]

By: ______________________
Name: ______________________
Title: ______________________

Date of Execution by Tenant: 2/1, 2014

NOTE: If Tenant is a corporation, its authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the president, vice president, or chairman of the board, and the corporate secretary, assistant secretary, chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide in which event, the bylaws or a certified copy of the resolution, as the case may be, must be provided to Landlord.

Tenant Initials: ______ Landlord Initials: ______

STATE OF Nevada)
COUNTY OF Clark)

On June 27, 2014 before me, CHUN LING, Notary Public,

personally appeared Kenneth Martin Antos
NAME(S) OF SIGNER(S)

☐ personally known to me - OR - ☑ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

CHUN LING
NOTARY PUBLIC
STATE OF NEVADA
My Commission Expires: 6-21-2016
Certificate No: 12-8001-1

[signature]
SIGNATURE OF NOTARY

—OPTIONAL SECTION—
CAPACITY CLAIMED BY SIGNER
Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

☐ INDIVIDUAL
☐ CORPORATE OFFICER(S)
____
TITLE(S)
☐ PARTNER(S) ☐ LIMITED
☐ GENERAL
☐ ATTORNEY-IN-FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER: ______________________

SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)
____

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED AT RIGHT:

Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

—OPTIONAL SECTION—

Title or Type of Document ______________________

Number of Pages ________ Date of Document ______________________

Signer(s) Other Than Named Above ______________________

Tenant Initials: [initials] Landlord Initials: [initials]

EXHIBIT A
OUTLINE OF PREMISES


Premises
PATIO AREA
3UILDING 2 - LEVEL 1
9275 W. RUSSEL RD.

NOTE: The purpose of this Exhibit is to depict the approximate location of the Premises and Patio Seating Area. Landlord makes no warranty that any other tenant is or will be located in the Project or in the location shown. Landlord reserves the right at any time to relocate, reduce, enlarge, remove or reconfigure the various buildings, parking areas and other Common Areas shown herein, subject to the other terms and conditions of this Lease. The outline of the Premises, Patio Seating Area, Rentable Area, Common Areas and location of demising walls are subject to change and shall be governed by the Approved Plans.

Tenant Initials:________ Landlord Initials:________

EXHIBIT A-1
SITE PLAN OF THE PROPERTY



Land
Building

NOTE: The purpose of this Exhibit is to depict the approximate location of certain buildings and Common Area improvements in the Property. Landlord makes no warranty that any other tenant is or will be located in the Property or in the location shown. Landlord reserves the right at any time to relocate, reduce, enlarge, remove or reconfigure the various buildings, parking areas and other Common Areas shown herein, subject to the other terms and conditions of this Lease.

Tenant Initials:________ Landlord Initials:________

EXHIBIT A-2
SITE PLAN OF THE PROJECT


Project

NOTE: The purpose of this Exhibit is to depict the approximate location of certain buildings and Common Area improvements in the Project. Landlord makes no warranty that any other tenant is or will be located in the Project or in the location shown. Landlord reserves the right at any time to relocate, reduce, enlarge, remove or reconfigure the various buildings, parking areas and other Common Areas shown herein, subject to the other terms and conditions of this Lease.

Tenant Initials:________ Landlord Initials:________

EXHIBIT B
RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant. Landlord shall use diligent efforts to respond promptly to requests for scheduling deliveries and access under this Paragraph 4 so as not to unreasonably delay Tenant's Work.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same. In the event of the violation of this rule by Tenant, Landlord may remove the violating items without any liability, and may charge any expenses incurred by such removal to the Tenant or Tenants violating the rule. Subject to the foregoing restrictions and the other terms and conditions of this Lease (including, but not limited to, Exhibit "D") and obtaining Landlord's prior written consent in each instance (which shall not be unreasonably withheld), Tenant shall have the right to reasonably market the Restaurant to the tenants and residents of the Project.

Tenant Initials: ____ Landlord Initials: ____

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises or any mechanical electrical, plumbing or utility systems serving the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than is customary for retail businesses of the sort being operated by Tenant shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord. Without limitation on the foregoing, use of portable electric heaters in the Premises is not allowed.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways. Notwithstanding the foregoing, Tenant shall have the right to offer live Lounge Music in the Premises at a reasonable volume level and the same shall not be construed as a violation of these Rules and Regulations unless the same is not commercially reasonable, violates applicable Law, or constitutes a public or private nuisance. Tenant shall use its best efforts to cause all musical instruments, amplifiers and other sound producing equipment within the Premises to be operated at commercially reasonable levels and when music is being played shall keep the exterior Premises doors closed except when in use for entry or exit or otherwise in the normal course of business.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. The Premises shall not be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture of liquor, or the sale or manufacture of narcotics or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

Tenant Initials: ______ Landlord Initials: ______

18. Tenant, its employees, agents, invitees, guests and customers shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Building Standard mini-blinds. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sun screened without the prior written consent of Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

27. All equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

28. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

Tenant Initials: ______ Landlord Initials: ______

29. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises.

30. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

31. Landlord will have the right to prohibit any advertising by Tenant mentioning the Building that, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

32. Tenant and Tenant's employees will not conduct themselves in any manner that is inconsistent with the character of the Building as a first quality Building or that will impair the comfort and convenience of other Tenants in the Building.

33. Tenant shall at all times keep its store well stocked with new items for retail sale, consistent with good retail merchandising practices and with the use clause and other provisions of this Lease.

34. Tenant shall keep all of its exterior signage clean and in good working order at all times. Regardless of Tenant's actual hours of operation, its exterior signage must remain lit from 30 minutes prior to dusk until one hour after the close of Normal Business Hours. Tenant shall keep its display windows clean and well lighted during all operating hours of Tenant, but in no event less than Normal Business Hours plus one hour before and one hour after Normal Business Hours.

35. Tenant shall utilize no medium which can be heard or experienced outside of the Premises. Tenant shall not cause or permit to be used any advertising materials or methods which are objectionable to Landlord, including without limitation, loudspeakers, mechanical or moving display devices, unusually bright or flashing lights and similar devices the effect of which may be seen or heard outside the Premises. Tenant shall not use any sign or advertising material that is not of professional quality. Tenant shall not display or sell merchandise, or place carts, portable signs, devices or any other objects in any part of the Project other than inside the Premises.

36. Tenant shall use its best efforts to complete, or cause to be completed, all deliveries, loading, unloading and services to the Premises prior to 10:00 a.m. of each day. Tenant shall attempt to prevent any delivery trucks or other vehicles servicing the Premises from parking or standing in front of the Premises during hours of the Building. Merchandise and packaging shall not be left in the parking lots or on the sidewalks at any time.

37. Tenant's exterior patio space, if applicable, shall be kept clean and neat at all times. Any exterior trash cans/ash urns will be emptied on a regular basis to avoid overflowing. All tables and chairs will be wiped clean after every use and assembled and arranged neatly when not in use.

38. If Landlord elects or is required to limit or control parking by customers or invitees of the Project, whether by validation or parking tickets or any method of assessment, or any program for free or reduced cost transportation, Tenant agrees to participate in such validation, assessment or transportation program under such reasonable rules and regulations as are from time to time established by Landlord with respect thereto.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Tenant Initials: ________ Landlord Initials: ________

EXHIBIT C
TENANT'S WORK

1. DEFINITIONS.

1.1 "**Base Building Improvements**" shall mean any and all existing structural components and/or mechanical systems of the Premises and related portions of the Building, all of which shall be provided to and accepted by Tenant in their "as-is, where-is" condition and state of repair as of the Effective Date of this Lease.

1.2 "**Building Standard**" shall mean pursuant to Landlord's then current specifications for Building Standard improvements and facilities. Landlord reserves the right to change the Building Standard specifications or substitute specifications of substantially similar quality from time to time. Landlord's current Building Standard specifications for the Base Building Improvements are set forth in Exhibit "E".

1.3 "**Space Planner**" shall mean Landlord's designated architect, engineer or space planner.

1.4 "**Tenant Improvements**" shall mean all improvements made to the Premises, other than those included within the definition of Base Building Improvements.

1.5 Tenant approval, authorization, consent or other required action shall mean such action taken or authorized by the individual(s) signing this Lease for Tenant. Landlord shall have the right to rely on such approval, authorization, consent or other action, until Tenant advises Landlord in writing that some other person has such authority.

1.6 "**Tenant's Work**" shall mean the work and responsibilities, if any, specifically designated in this Lease as being Tenant's responsibility and shall include, without limitation, the purchase and/or installation of any fixtures, furnishings, equipment or Tenant Improvements necessary to construct and complete construction of the Premises for occupancy by Tenant. Tenant's Work, if any, shall be performed in accordance with all of the provisions of this Lease, including, but not limited to, Article 8 hereof.

1.7 "**Landlord's Construction Fee**" shall mean a fee to Landlord equal to three percent (3%) of the amount of the Improvement Allowance, which shall be paid to Landlord on account of Landlord's construction supervision activities in connection with Tenant's Work in the form of a deduction from the Improvement Allowance.

2. TENANT IMPROVEMENT CONSTRUCTION.

2.1 There shall be no "Landlord's Work". Any and all existing structural components and/or mechanical systems of the Premises and related portions of the Building, shall be provided to and accepted by Tenant in their "as-is, where-is" condition and state of repair as of the Commencement Date. Tenant, as part of Tenant's Work, shall perform a complete interior renovation and remodel of the Premises, including any improvements that may be required for Tenant's legal occupancy and use of the Premises. All such work shall be set forth in the Plans and approved by Landlord, and Landlord shall have no responsibility to do or pay for any of the same. Tenant's Work shall be designed and constructed in accordance with the following:

A. All Tenant Improvements to be constructed or installed in the Premises shall be performed in accordance with plans and specifications to be approved in advance by Landlord (the "**Approved Plans**") by a qualified, licensed and bondable general contractor approved in advance by Landlord, which approval shall not be unreasonably withheld provided said contractor has reasonable prior experience with the construction of retail tenant improvements in office buildings in Las Vegas. No work shall commence until the Approved Plans are filed with the governmental agencies having jurisdiction thereof and all required building permits have been obtained. Any changes to the construction work may be made only upon written request by Tenant, approved in writing by Landlord, or as may be required by any governmental agency, or as may be required due to structural or

Tenant Initials: ______ Landlord Initials: ______

unanticipated field conditions, in each instance evidenced by a written change order describing the change. Notwithstanding the forgoing, any work involving or affecting the fire/life safety systems of the Building and/or any mechanical system controls shall be performed by Landlord's designated contractor at Tenant's expense.

B. Not later than forty five (45) days after the Effective Date, Tenant shall submit to Landlord, for its approval, complete architectural plans, drawings and specifications, finishes and materials, engineering working drawings and a construction schedule ("**Plans**") showing Tenant's Work. The Plans shall be prepared by a licensed, qualified and reputable architect designated by Tenant and approved by Landlord, such approval not to be unreasonably withheld. If Landlord disapproves of the proposed Plans, it shall state the reasons for such disapproval in writing, and within five (5) business days thereafter Tenant shall cause its architect to revise the Plans to address the concerns raised by Landlord and resubmit the same to Landlord for its approval or disapproval in accordance with the procedure set forth above, and revision and resubmittal of the Plans shall continue until the same have been approved by Landlord in all respects. Tenant acknowledges that time is of the essence of the foregoing provisions, and shall use its commercially diligent efforts to ensure that the Plans are finalized and approved within ninety (90) days of the Effective Date. In the event that Landlord has not approved the Plans within ninety (90) days after the Effective Date, Landlord may terminate this Lease at any time thereafter. Upon the approval of the Plans by Landlord as provided herein, the same shall be deemed the "Approved Plans". Prior to commencement of Tenant's Work, Tenant shall also submit for Landlord's written approval the name of its general contractor and a copy of the construction contract therefor, together with copies of all the necessary approvals and permits therefor from the governmental authorities having jurisdiction. Not later than thirty (30) days after the Effective Date, and in any event prior to commencement of Tenant's Work, Tenant shall furnish to Landlord reasonable evidence that sufficient funds are available for Tenant to pay for the entire cost of Tenant's Work in excess of the Improvement Allowance and Improvement Bridge Loan.

C. Tenant's Work shall be done in a good and workmanlike manner, and shall be in compliance with all governmental rules, orders, licenses, zoning and building requirements and insurance requirements applicable thereto, and all provisions of this Lease applicable to the construction of alterations or improvements by Tenant, and once commenced shall be pursued with diligence by Tenant. Upon completion of Tenant's Work, Tenant shall obtain and deliver to Landlord an original Certificate of Occupancy or its equivalent and a certificate of Tenant's architect certifying to the completion of Tenant's Work in accordance with the Approved Plans. The Commencement Date shall not be affected by the failure of Tenant to complete Tenant's Work or Tenant's failure to obtain a temporary or permanent Certificate of Occupancy by any particular date or at all.

D. As part of Tenant's Work, Tenant shall, at its sole cost and expense, furnish and install all trade fixtures, furnishings, signs, equipment, and other tangible personal property necessary for the conduct of Tenant's business therein. All of the foregoing (excluding artwork, sculpture and similar decorative items) must be new when installed in, or attached to, the Premises.

E. Tenant's Work shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Approved Plans and in full accord with all applicable laws and ordinances, any suite construction criteria manual and related documents promulgated by Landlord and/or the Association (the "**Suite Criteria Manual**"), the Operating Agreement, and all commercially reasonable rules and regulations applicable to construction work performed in the Building as established, promulgated or amended by Landlord from time to time. Without limitation on the foregoing, Tenant acknowledges that such rules and regulations may restrict the hours that certain types of work may be performed in the Premises and may limit Tenant's use of dumpsters, elevators, loading areas and/or other facilities of the Building. Prior to commencement of work, an on-site pre-construction meeting shall be held with Landlord's representatives, to address scheduling, coordination and other matters related to Tenant's Work.

F. Tenant shall construct, or cause Tenant's contractor to construct, Tenant's Work in such a manner as to avoid any labor dispute that causes or is likely to cause stoppage or impairment of work, deliveries or any other services at or in the Building or Property. All material, equipment, and articles incorporated in Tenant's Work are to be new and of recent manufacture and of the most suitable grade for the purpose intended. All costs of Tenant's Work shall be paid for by Tenant regardless of whether Tenant actually performed the work.

Tenant Initials: ______ Landlord Initials: ______

2.2 Tenant, at Tenant's expense, shall cause plans and specifications for such work to be prepared either by arranging therefor with Landlord's Space Planner or with consultants of Tenant's own selection with prior approval of Landlord; provided, however, Landlord's Space Planner shall be used for plans and specifications relating to mechanical, plumbing, electrical, air conditioning and/or fire alarm components and improvements which serve the Premises. All plans and specifications shall be subject to review and approval by Landlord to insure, among other things, that the work is compatible with all other construction and all electrical and mechanical systems within the Building.

2.3 Tenant shall not engage its own contractor or subcontractor to perform any Tenant Improvement construction without first obtaining Landlord's written consent which shall not be unreasonably withheld.

3. COMMENCEMENT DATE.

3.1 Landlord shall deliver the Premises to Tenant on or before the date set forth in Section 3.1 of the Lease, subject to force majeure; provided, however, if, for any reason, Landlord cannot deliver possession of the Premises to Tenant by such date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall such failure affect the obligations of Tenant hereunder, except that the Commencement Date shall be delayed accordingly.

4. GENERAL.

4.1 All drawings, space plans, plans and specifications for any improvements or installations in the Premises are expressly subject to Landlord's prior written approval. Any drawings, plans or specifications prepared by Landlord or Landlord's Space Planner(s) and any approval by Landlord or Landlord's Space Planner(s) of any drawings, plans or specifications prepared on behalf of Tenant shall not in any way bind or give rise to liability on the part of Landlord or constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvement to which they relate, but shall merely evidence the consent of Landlord to such drawings, plans or specifications; provided, however, Landlord shall have no actual knowledge that the improvements shown in such drawings, plans or specifications, if any, are not permitted under applicable Law. Tenant and/or Tenant's contractor is responsible for field measuring in all cases, and Tenant agrees that it will not rely on the dimensions shown on such drawings, plans or specifications. For any submittal (or resubmittal) of plans by Tenant to be deemed effective, one set of full-size printed paper plans shall be sent by Tenant to The Krausz Companies, Inc., 44 Montgomery Street, Suite 3300, San Francisco, CA 94104-4806, Attn: David Pyle, with a duplicate set of electronic plans (both PDF and AutoCAD) sent by email to david@tkcre.com.

4.2 Any failure by Tenant to pay any amounts due hereunder shall have the same effect under the Lease as a failure to pay rent. Any such failure, or failure by Tenant to perform any of its other obligations hereunder, shall constitute an event of default under the Lease, entitling Landlord to all of its remedies under the Lease, at law and in equity.

5. CONTRACTOR INSURANCE AND INDEMNITY REQUIREMENTS:

5.1 Tenant's contractor agrees to indemnify, defend and hold harmless Landlord, Landlord's shareholders, officers, directors, affiliates and beneficiaries and their respective agents and employees from and against all claims, liabilities, losses, damages, and expenses of whatever nature including those to the person and property of Tenant's contractor, its employees, agents, invitees, licensees and others arising out of or in conjunction with the performance of Tenant's Work except to the extent same may arise out of Landlord's, Landlord's agents' or employees' negligence, it being understood that the foregoing indemnity shall be in addition to the insurance requirements set forth below and shall not be in discharge of or in substitution for same.

5.2 Before commencement of construction, Tenant's contractor shall provide to Landlord evidence of the following insurance:

Tenant Initials: ______ Landlord Initials: ______

Comprehensive General Liability must include Premises/Operations, Products/Completed Operations, Blanket Contractual, Personal Injury, Broad Form PD, Explosion, Collapse and Underground Damage. This General Liability must be a minimum of $2,000,000. It must cover a minimum of all operations other than Auto and Worker's Compensation, and must carry a minimum rating of "A plus VII" or better.

General Liability must be the "Occurrence" type. The occurrence coverage provided must apply to covered losses that occur during the policy period regardless of when the claim is reported. Certificates showing "Claims Made" and "Modified Occurrence" coverage shall not be acceptable.

The Auto insurance policy shall be for "any auto", thus providing coverage for owned, rented or hired vehicles of the insured and the insured's liability arising from the use of his employees vehicles for a required minimum of $2,000,000. If the entity (contractor) obtaining the certificate claims to not own any vehicles, the minimum general liability insurance acceptable policy shall cover "Non-Owned" and "Hired" vehicles.

The Owner (Landlord) prefers the Umbrella Form of Excess Liability coverage for a minimum of $2,000,000.

Workers' Compensation policies as required in the State in which the Building is located. Such policies shall also cover Employers' Liability. The Employers' Liability policy shall show a minimum statutory limit of $1,000,000 per accident or disease.

NOTICE: If the contractor's Workmen's Compensation policy is not furnished by the same insurance provider as the General Liability policy and certificate, an additional certificate and endorsement must be submitted from your Workers' Compensation provider for this portion of the insurance. It must name the Landlord as certificate holder.

The insurance as is afforded by this policy, for the benefit of the additional insured (Landlord as is noted below) shall be primary insurance and any insurance maintained by the additional insured shall be excess and non-contributory.

Landlord requires that Tenant's contractor's certificate of Workers Compensation insurance include an endorsement indicating that coverage is primary.

In the case of Aircraft Liability or Crane Lifting Liability, etc., specialized coverage must be provided to the Landlord. Contact the Landlord for the limits and the coverage required for any unusual activities.

Tenant shall maintain or cause its contractors to obtain, broad form, "all-risk" builders' risk insurance for the full insurable value of Tenant's Work on a completed value form or equivalent thereof, insuring against physical loss or damage including, without duplication of coverage, theft vandalism and malicious mischief.

In all instances other than Worker's Compensation, the Landlord must be named as "Additionally Insured" and "Certificate Holder". Based on the jobsite, the Landlord should read as follows:

The Krausz Companies, Inc., a California Corporation
New Russell One LLC (Landlord)
____________________________(Lender)

Each contractor must read and sign the attached Tenant Contractor Indemnification Release Form.

Tenant Initials: ______ Landlord Initials: ______

CONTRACTOR INDEMNIFICATION RELEASE FORM

To the fullest extent permitted by law, Tenant's Contractor shall indemnify, defend, protect, and hold harmless New Russell One LLC ("Landlord"), The Krausz Companies, Inc., Landlord's lender, the Owners' Association for the property (if any), and their respective officers, agents and employees and any other person designated by Landlord, and officers, directors, members, managers, shareholders, partners, representatives, agents and employees of each of them (collectively the "Indemnitees") from and against all claims, demands, liabilities, damages, losses, costs and expenses, including but not limited to attorney's and Contractor's fees and expenses, arising out of or resulting from the performance of the work, provided that any such claim, damage, loss, cost or expense is caused in whole or in part by any willful or negligent act or omission of Tenant's Contractor, any Subcontractor, anyone directly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not it is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or otherwise reduce any other right or obligation of indemnity, which would otherwise exist as to any party or person, described in this paragraph.

In any and all claims against of the Indemnitees, the indemnification obligation under this paragraph shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to Tenant's Contractor under workmen's compensation acts, disability benefit acts or other employee benefit acts.

________________ Tenant Name	________________ Contractor
________________ Date	________________ Tenant's Address
________________ Contractor License Number	

Tenant Initials: [initials] Landlord Initials: [initials]

EXHIBIT C - ADDENDUM
IMPROVEMENT ALLOWANCE; IMPROVEMENT BRIDGE LOAN

Landlord shall pay to Tenant a construction allowance (the "**Improvement Allowance**") of up to $534,800.00 in accordance with this Exhibit C - Addendum. As used herein, a "**Draw Request Date**" shall mean, for a given calendar month, the Thursday of the week in which the 25th day of such month falls. If Tenant delivers a complete Disbursement Request (as hereinafter defined) to Landlord at least 5 business days prior to any Draw Request Date, then Landlord shall include the amount of the Improvement Allowance with Landlord's draw request submitted on such Draw Request Date. Subject to the foregoing, provided Tenant is not in default under this Lease (after the giving of notice and expiration of any applicable cure period), Landlord shall pay the Improvement Allowance to Tenant within 5 business days after Landlord receives such amount from its construction lender. Notwithstanding the foregoing, the Improvement Allowance may be disbursed in progress payments if and to the extent provided for in the lender-approved "Disbursement System" (as hereinafter defined).

Tenant shall notify Landlord in writing when the last of the following conditions have been satisfied, and the same shall have been satisfied in fact as a condition to disbursement of the Improvement Allowance (such notice being referred to as a "**Disbursement Request**"): (i) Tenant being open and operating for business in the Premises, (ii) Tenant being current on Base Rent and all Additional Rent then due and not otherwise being in default under this Lease, (iii) Tenant having furnished to Landlord a recorded valid, "Notice of Completion", if applicable, together with a complete list of names, addresses, telephone numbers and contract amounts of all contractors, subcontractors, vendors and/or suppliers providing materials and or labor for Tenant's Work, and copies of all invoices from Tenant's contractor, subcontractors, vendors and/or suppliers ("**Tenant Work Invoices**") and all mechanics' lien releases or other lien releases on account of Tenant's Work which are notarized, unconditional and in recordable form reasonably acceptable to Landlord; (iv) Tenant having furnished to Landlord copies of all building permits, indicating inspection and approval by the issuer of said permits, and the original "Certificate of Occupancy"; (v) Tenant having furnished to Landlord an architect's certification that the Premises have been constructed in accordance with the Approved Plans and are 100% complete in accordance with the Approved Plans; (vi) Tenant having furnished to Landlord one set of reproducible "as built" drawings and CAD files of Tenant's Work if no "as built" drawings have been prepared, then Tenant shall instead furnish Landlord with final construction drawings and CAD files along with any change orders thereto); and (vii) completion of all punch list corrections.

In order to ensure that all of the required funds for completion of the Tenant Improvements are available for disbursement as set forth herein, Landlord and Tenant shall endeavor to agree upon and implement a mutually acceptable system (the "**Disbursement System**") under which (a) Tenant shall prefund the estimated cost of Tenant's Work in excess of the Improvement Allowance into a mutually agreeable construction administration or escrow service, (b) Landlord shall furnish Tenant with a written loan approval or other reasonable evidence that sufficient funds will be made available by Landlord's construction lender to disburse the Improvement Allowance, and (c) if the amount of funds to be made available by Landlord's construction lender under clause (b) is insufficient to pay the entire Improvement Allowance, then Landlord shall prefund the additional required funds into a mutually agreeable construction administration or escrow service. The Disbursement System may provide for the disbursement of the Improvement Allowance to Tenant on a progress payment basis as Tenant's Work is completed, provided the parties agree upon the terms and conditions for such progress payments (which terms and conditions shall include, without limitation, a requirement for multiple Disbursement Requests and a 10% retention by Landlord of each disbursement until the work is 100% complete, final unconditional lien waivers have been provided, and Tenant has opened for business). Notwithstanding the foregoing, the Disbursement System, including but not limited to the specifics of the construction administration or escrow service to be used by the parties and the nature, amount and frequency of any progress payments, shall be subject to prior approval by Landlord's construction lender. The parties shall cooperate and work diligently with one another in order to agree upon such the Disbursement System and use their commercially reasonable efforts to obtain the construction lender's approval thereof as soon as practicable after the Effective Date and in any event prior to the commencement of Tenant's Work.

In addition to the Improvement Allowance, Tenant shall receive a bridge loan from Landlord (the "**Improvement Bridge Loan**") on the terms and conditions hereinafter set forth; it being agreed and understood

Tenant Initials: ______ Landlord Initials: ______

that the Improvement Bridge Loan is being entered into based on the understanding that Tenant, either directly or through an affiliated entity, intends to secure EB5 financing and to repay the Improvement Bridge Loan immediately upon receipt of such financing (but Tenant's obtaining such EB5 financing is not a condition to Tenant's repayment of the Loan and any failure or inability to obtain the same shall not affect or modify Tenant's obligation to repay the Loan in any respect). Landlord's obligation to provide the Improvement Bridge Loan is subject to Tenant's furnishing Landlord with evidence, reasonably satisfactory to Landlord, that Tenant qualifies for, and has the necessary experience to obtain, EB5 financing in an amount sufficient to repay the Improvement Bridge Loan. The amount of the Improvement Bridge Loan shall equal two-thirds of the cost to construct Tenant's Work (as documented by Tenant Work Invoices as aforesaid) in excess of the Improvement Allowance, up to a maximum construction cost of $1,600,000.00. Any construction costs in excess of $1,600,000.00 shall be paid for entirely by Tenant. By way of example and without limitation, if the Disbursement Request is accompanied by $1,600,000 in Tenant Work Invoices, then the Improvement Allowance shall be $534,800.00, the cost paid by Tenant will be $355,066.67, and the amount of the Improvement Bridge Loan shall be $710,133.33. Notwithstanding anything to the contrary set forth herein, in no event shall the amount of the Improvement Bridge Loan exceed $710,133.33. Subject to satisfaction of all the conditions for disbursement of the Improvement Allowance (including the Disbursement System), the Improvement Bridge Loan shall be disbursed to Tenant by Landlord once the Improvement Allowance is exhausted, on a pro rata basis with Tenant's contribution towards the cost of Tenant's Work, in the proportion set forth above (which disbursement shall be in progress payments if and to the extent progress payments are provided for in the Disbursement System). Prior to disbursement of the Improvement Bridge Loan, Tenant shall execute, acknowledge and deliver to Landlord a promissory note (the "**Note**") substantially in the form of Schedule 1 attached hereto, and, if required by Landlord, a deed of trust encumbering certain real property of Tenant or a Guarantor of this Lease substantially in the form of Schedule 2 attached hereto. The Improvement Bridge Loan shall bear interest at the rate of 10% per annum, commencing on the date the Improvement Allowance Funds are either disbursed to Tenant or paid into a construction administration or escrow service under the Disbursement System and continuing until the Note is paid in full. Interest-only payments shall be made on the Note on the first day of each and every month following the date on which either Tenant receives the final disbursement of the Improvement Bridge Loan proceeds or said proceeds are paid into a construction administration or escrow service as aforesaid (the "**Final Draw Date**"). The unpaid balance of the Note shall be due and payable in full on the date which is one (1) year following the Final Draw Date. The Note shall constitute a personal obligation of Tenant to Landlord, separate and apart from the Lease, and may be held and enforced by Landlord even if Landlord no longer owns the Premises or an interest in the Lease. Without limitation on the foregoing, any default by Tenant under the Note, after the giving of notice and expiration of any applicable grace or cure period set forth in the Note, shall, at the election of Landlord, be deemed a non-curable default under this Lease, and any default by Tenant under this Lease, after the giving of notice and expiration of any applicable grace or cure period set forth herein, shall, at the election of Landlord, shall be deemed a non-curable breach of the Note. Repayment of the Improvement Bridge Loan shall be guaranteed by Guarantors. Tenant agrees to execute and deliver, upon request of Landlord, an addendum to this Lease which states and confirms the amount of the Loan, the Final Draw Date, and the monthly payment amount and maturity date of the Loan.

The cost of any additional work performed by Landlord for the benefit of Tenant shall be deducted from the Improvement Allowance (and, if applicable, the Improvement Bridge Loan proceeds) before the same is paid to Tenant. The Improvement Allowance and Improvement Bridge Loan shall in no event exceed the amounts set forth above, based on the Tenant Work Invoices presented to Landlord. The Tenant Work Invoices shall not include invoices for purchases of fixtures, furniture, equipment, other personal property, or administrative fees, travel expenses, supervision, or other overhead costs and Tenant shall not use the Improvement Allowance or Improvement Bridge Loan funds for such items.

If Tenant does not complete Tenant's Work and open for business in the Premises within 120 days after the Commencement Date, then Landlord's obligation to pay Tenant the Improvement Allowance (and, if applicable, the Improvement Bridge Loan proceeds) shall be null and void.

Tenant Initials: ______ Landlord Initials: ______

SCHEDULE 1 TO EXHIBIT C - ADDENDUM
FORM OF PROMISSORY NOTE

Tenant Initials:_______ Landlord Initials:_______

PROMISSORY NOTE
("Note")

$____________

Clark County, Nevada
as of __________, 2014

FOR VALUE RECEIVED, KCI INVESTMENTS, LLC, a Nevada limited liability company, whose address is ______________________________ ("Borrower"), hereby promises to pay to the order of NEW RUSSELL ONE LLC, a Delaware limited liability company, or its assigns ("Payee"), whose address is c/o The Krausz Companies, Inc., 44 Montgomery Street, Suite 3300, San Francisco, CA 94104-4806, or at such other place as the holder hereof from time to time may designate in writing, the principal sum of ___________________________ AND __DOLLARS ($___________), together with interest on the balance of unpaid principal commencing on the date any Loan proceeds are either first disbursed to Borrower or paid into a construction administration or escrow service as set forth in the "Lease" (as hereinafter defined), at the rate of TEN PERCENT (10%) per annum (the "Loan"), in lawful money of the United States. Borrower shall pay the principal and interest of the Loan as hereinafter provided.

1. Payment of Loan. Commencing on the first day of the month following the date (the "**Final Draw Date**") on which either Borrower receives the final disbursement of the Loan proceeds or said proceeds are paid into a construction administration or escrow service as set forth in the Lease and continuing on the first day of each and every month thereafter, Borrower shall pay to Payee interest at the above rate on the principal balance hereof (it being understood, however, that notwithstanding the date such payments commence, interest shall accrue starting on the date set forth above). Each installment shall be due and payable on the first (1st) day of the applicable calendar month. The entire balance of principal and accrued interest and other amounts then outstanding under this Note are due and payable on the first (1st) anniversary of the Final Draw Date, it being understood that the Loan is being entered into based on the understanding that Borrower, either directly or through an affiliated entity, intends to secure EB5 financing to repay the Loan and that Borrower will repay the Loan immediately out of proceeds of any such EB-5 financing of the Premises (as hereinafter defined), but Borrower's obtaining such EB5 financing is not a condition to repayment of the Loan and any failure or inability to obtain the same shall not affect or modify Borrower's obligation to repay the Loan in any respect. Each payment hereunder shall be applied when received first to the payment of any unpaid late charges, then to accrued and unpaid interest and thereafter to principal.

2. Prepayment. Borrower may prepay the Loan in whole or in part at any time without penalty. Any such prepayments shall be applied first to the payment of any unpaid late charges, then to accrued and unpaid interest and thereafter to principal.

3. Acceleration. If Borrower fails to pay any installment of principal, interest or any other sum payable under the terms of this Note within five (5) days following Borrower's receipt of written notice from Payee of such failure, then at Payee's option the entire principal sum then remaining unpaid hereunder, together with all interest accrued thereon as well as all late charges, penalties, attorneys' fees and other sums owing under this Note shall immediately become due and payable without notice, and Payee shall, in addition, be entitled to pursue any and all rights and remedies provided in this Note and/or by applicable law.

4. Late Charge; Default Interest. If Borrower fails to pay any installment of principal, interest or any other sum payable under the terms of this Note when due, Borrower shall immediately pay to Payee ten percent (10%) of such payment as a late charge. Borrower agrees that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Payee for loss caused by such late payment. In addition, any such late payment shall bear interest at a rate (the "Default Rate") equal to the lesser of eighteen percent (18%) per annum and the maximum lawful rate on a daily basis, compounded, from and after the date due (including the expiration of any applicable grace period) until so paid. If Borrower fails to pay any installment of principal, interest or any other sum payable under the terms of this Note within five (5) days following Borrower's receipt of written notice from Payee of such failure to pay, then, at Payee's option, and irrespective of any acceleration of maturity, all or any part of the principal balance remaining unpaid hereunder as well as all late charges, penalties, attorneys' fees and other sums owing under this Note shall bear interest on a daily basis, compounded, at the Default Rate from and

Tenant Initials: ______ Landlord Initials: ______

after the date of such failure, breach or default (including the expiration of any applicable grace or cure period) until the same is paid or cured.

5. Rights and Remedies of Payee. Payee shall be entitled to pursue any and all rights and remedies provided by applicable law and/or under the terms of this Note, all of which shall be cumulative and may be exercised successively or concurrently. Payee's delay in exercising or failure to exercise any rights or remedies to which Payee may be entitled in the event of any default shall not constitute a waiver of any of Payee's rights or remedies with respect to that or any subsequent default, whether of the same or a different nature, nor shall any single or partial exercise of any right of remedy by Payee preclude any other or further exercise of that or any other right or remedy. No waiver of any right or remedy by Payee shall be effective unless made in writing and signed by Payee.

6. Actions or Proceedings. In any action or proceeding brought in connection with the Loan, Borrower, as additional consideration for the Loan, hereby waives demand, presentment, protest, notice of protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold Borrower liable with respect to the Loan, any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts, and any right to interpose any set-off or non-compulsory counterclaim or any statute of limitations as a defense in any such action or proceeding.

7. Costs and Expenses. Borrower agrees to pay all filing fees and similar charges and all costs incurred by Payee in collecting or securing or attempting to collect or secure the Loan, including attorneys' fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings, and agrees to indemnify, protect and hold Payee harmless from and against any liability, costs, attorneys' fees, penalties, interest or expenses relating to any such fees, charges and/or costs, as and when the same may be incurred. Borrower agrees to pay on demand, and to indemnify, protect and hold Payee harmless against, any and all present or future taxes, levies, imposts, deductions, charges and withholdings imposed in connection with the Loan by the laws or governmental authorities of any jurisdiction, and all payments to Payee under this Note shall be made free and clear thereof and without deduction therefor. Any sums not paid by Borrower when required hereunder may (but shall not be required to be) be paid by Payee on Borrower's behalf, and, in such event, the amount paid or incurred by Payee shall be deemed automatically added to the principal of the Loan and shall thereafter bear interest at the Default Rate from and after the date paid or incurred by Payee until paid.

8. Governing Law. This Note shall be governed by, and construed and enforced in accordance with the laws of the state of Nevada.

9. Maximum Interest Rate. It is the intent of the parties hereto that in no event shall any agreed to or actual exaction charged, reserved or taken as an advance or forbearance by Payee as consideration for the Loan exceed the limits (if any) imposed or provided by the law applicable from time to time to the Loan for the use or detention of money or for forbearance in seeking its collection. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the limits of the law applicable to the Loan, then without further agreement or notice, the interest payable hereunder shall be automatically reduced to such limit and all sums received by Payee in excess of those lawfully collectible as interest shall be applied against the unpaid principal balance hereof immediately upon Payee's receipt thereof.

10. Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

11. Miscellaneous. The term "Payee" shall be deemed to include any subsequent holder(s) of this Note. Whenever used in this Note and unless the context otherwise requires, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other genders. Time shall be of the essence with respect to the provisions of this Note. Captions and Section headings contained in this Note are

Tenant Initials: ______ Landlord Initials: ______

for convenience only and shall not affect its interpretation. All references in this Note to Sections refer to the respective subdivisions of this Note, unless such reference specifically identifies another document.

12. Attorneys' Fees. In the event that any party herein employs legal counsel for purposes of collecting sums due under this Note, or to commence any legal or equitable action or proceedings, including, without limitation, an action for declaratory relief or any other form of relief in order to enforce, interpret, reform, rescind or in any manner affect the provisions of this Note, or for the breach of this Note, then the prevailing party, in addition to all provable damages, consequential or otherwise, shall be entitled to reasonable attorneys fees, expert witness fees and costs which may be set by the Court in the same action, including any appellate action which may be brought in connection with the underlying action, any motion or adversary proceeding commenced in a bankruptcy proceeding, or any separate action brought for any of these purposes, in addition to any other relief to which the party may be entitled. In the event no judicial or arbitration proceeding is commenced, or if commenced is not concluded, then the "prevailing party" for purposes of this paragraph shall be the party that obtains a payment or other relief from the other party once an attorney has been engaged by the prevailing party. All remedies, rights, undertakings, obligations and agreements contained in this Note shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party.

13. Binding Effect. This Note may be signed in any number of counterparts, each of which shall constitute one and the same instrument. All of the terms of this Note shall be binding upon each person or entity signing this Note as "Borrower" and each of Borrower's successors, heirs and assigns, jointly and severally, and Payee may, from time to time, in its sole discretion, collect all or any portion of the indebtedness due hereunder from any one or more of such persons or entities, and/or commence and maintain an action or actions in any court of competent jurisdiction and/or exercise other rights or remedies against any one or more of such persons or entities, all without affecting the liability of any other person or entity signing this Note as "Borrower" or releasing or impairing any rights or remedies of Payee or the right to exercise them against any or all of such persons or entities at any later time.

14. Separate Obligation from Lease. Borrower is delivering this Note to Payee in order to satisfy certain outstanding obligations due to the Payee as landlord under a Retail Lease (the "Lease") dated _______________, 2014 with respect to certain space (the "Premises") in a building located at 9275 West Russell Road, Las Vegas, Nevada, and acknowledges that Payee has agreed to accept this Note on account of such outstanding obligations. This Note shall constitute a personal obligation of Borrower to Payee, separate and apart from the Lease, and may be held and enforced by Payee even if Payee no longer owns the Premises or an interest in the Lease. This Note may be assigned or transferred by Payee from time to time, in whole or in part. Without limitation on the foregoing, any default by Borrower under this Note after the giving of notice and expiration of any applicable grace or cure period set forth herein, at the election of Landlord, shall be deemed a non-curable default under the Lease; and any default by Borrower (or its successors or assigns) under the terms of the Lease after the giving of notice and expiration of any applicable grace or cure period set forth in the Lease, at the election of Landlord, shall be deemed a non-curable breach of this Note.

This document continues on the Signature Page.

Tenant Initials: ________ Landlord Initials: ________

BORROWER:

KCI INVESTMENTS, LLC,
a Nevada limited liability company

By [illegible]
Print Name [illegible]
Title CEO / Chairman

By ____________________
Print Name ____________________
Title ____________________

Tenant Initials: ________ Landlord Initials: ________

STATE OF Nevada }
COUNTY OF Clark }

On June 27, 2014 before me, CHUN LING, Notary Public,

personally appeared Kenneth Martin Antos
NAME(S) OF SIGNER(S)

☐ personally known to me - **OR** -

☑ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

CHUN LING
NOTARY PUBLIC
STATE OF NEVADA
My Commission Expires: 6-21-2018
Certificate No: 12-8001-1

Witness my hand and official seal.

[signature]
SIGNATURE OF NOTARY

—OPTIONAL SECTION—

CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

☐ INDIVIDUAL

☐ CORPORATE OFFICER(S)

____
TITLE(S)

☐ PARTNER(S) ☐ LIMITED
☐ GENERAL

☐ ATTORNEY-IN-FACT

☐ TRUSTEE(S)

☐ GUARDIAN/CONSERVATOR

☐ OTHER: ______________

SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)

____

____

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED AT RIGHT:

Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

—OPTIONAL SECTION—

Title or Type of Document ______________________

Number of Pages __________ Date of Document ______________________

Signer(s) Other Than Named Above ______________________

Tenant Initials: [initials] Landlord Initials: [initials]

SCHEDULE 2
FORM OF DEED OF TRUST

Notwithstanding anything to the contrary set forth herein, the parties acknowledge that this Schedule 2 is still under negotiation between the parties and has not been attached to this Lease as of the Effective Date. If a deed of trust is required by Landlord in connection with the Improvement Bridge Loan, the parties shall cooperate with one another and use their reasonable, diligent efforts in order to finalize and agree upon a final form of deed of trust as soon as practicable following the Effective Date. The final, mutually agreed-upon deed of trust shall, upon the parties' written approval thereof, be deemed attached to this Lease as Schedule 2 to Exhibit "C".

Tenant Initials:_______ Landlord Initials:_______

EXHIBIT D
PARKING RULES AND REGULATIONS

1. Tenant and its employees shall have access to the Project parking areas twenty-four (24) hours per day, seven (7) days per week during the Term, subject to and in compliance with any access control system established by Landlord for parking areas in the Building and/or Project.

2. Cars must be parked entirely within the stall lines painted on the floor.

3. All directions signs and arrows must be observed.

4. The speed limit shall be 5 miles per hour.

5. Parking is prohibited:

   a. In areas not striped for parking
   b. In aisles
   c. Where "no parking" signs are posted
   d. In designated Visitor and Reserved spaces
   e. On ramps
   f. In cross hatched areas
   g. In such other areas as may be designated by Landlord or Landlord's Parking Operator.

6. No double parking, blocking driveways, entrances and exits to the Parking Garage.

7. Unauthorized vehicles parked in a reserved space will be towed at owner's expense.

8. Parking stickers and 'card-key" entry cards or any other device or form of identification supplied by Landlord shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable, except a transfer from one Tenant employee to another which is first registered with the Tenant employer and Landlord and any device in the possession of an unauthorized holder will be void. There will be a replacement fee charged of the Tenant or person designated by the tenant of not less than $20.00 for loss of any parking sticker, "card-key" entry card or other form of identification or device.

9. Monthly rates for rental of parking spaces are payable one (1) month in advance and must be paid prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days customer does not use parking facilities.

10. Property managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

11. Every parker is required to park and lock his own car. All responsibility for damage to cars or persons or loss of personal property is assumed by the parker, except damage due to the gross negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors. Vehicles left during unattended hours are left at the vehicle owner's own risk and if left without the express written consent of the Landlord, shall be towed from the garage or parking area, at the vehicle owner's expense.

12. Tenant's employees, or any other persons permitted by Tenant to park in the Project, will be required to keep their vehicles from leaking fluids, that in Landlord discretion, are excessive and potentially hazardous.

Tenant Initials: ______ Landlord Initials: ______

13. Loss or theft of parking identification devices from automobiles must be reported to the property manager immediately, and a lost or stolen report must be filed by the customer at that time.

(a) Any parking identification devices reported lost or stolen found in any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

(b) Lost or stolen devices found by the Tenant or its employees must be reported to the property manager immediately to avoid confusion.

14. Spaces rented to persons are for the express purpose of parking one automobile per space. Washing, waxing, cleaning or serving of any vehicle by the customer and/or his agents is prohibited. Card Key access to enter and exit the garage or other parking area must be in sequence. If a "Card Key" will not allow a person to enter or exit the garage or other parking area, the "Card Key" is out of sequence. The second incident of the "Card Key" being out the sequence will be treated as a violation of these Parking Rules and Regulations.

15. Landlord and the property management reserve the right to refuse the sale of monthly validations stickers, parking stickers and "Card Key" entry cards or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements, whether posted or not. In addition to the above Landlord and the property management may penalize any person violating these Parking Rules and Regulations (the "**Violator**") including but not limited to the following: Landlord and the property management may require any Violator to pay a penalty charge of $20.00 per violation of any of the Parking Rules and Regulations, which shall be due immediately and prior to exiting and or continuing access to the garage or parking area.

16. Tenant shall acquaint all persons to whom Tenant assigns parking spaces of these Parking Rules and Regulations.

17. If the parking areas are damaged or destroyed, or if the use of the parking areas is limited or prohibited by any governmental authority, or the use or operation of the parking areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's control, Tenant's inability to use the parking area will not subject Landlord or any operator of the parking areas to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect.

Tenant's employees will be required to execute a Monthly Parking Agreement, acceptable to Landlord in order to park in the Project and to comply with these Parking Rules and Regulations. Landlord, in its sole discretion, may change these Parking Rules and Regulations from time to time.

Tenant Initials: ________ Landlord Initials: ________

EXHIBIT E
SHELL WORK SPECIFICATIONS

1. Frame and Shell. Structural frame of the Building including exterior walls, roof structures and membrane, , concrete slab on podium (see "Floors" below), glass and stucco storefront and rear entrances (see "Storefront" below). Structural system shall be in accordance with applicable codes, including grade beams, footings, piers, columns, rebar, beams, joists, lateral bracing, waterproof roof deck with proper slopes, roof drains, exterior walls with exterior finished.

2. Storefront. Exterior storefronts to include one (1) or two (2) 3'0" storefront doors with lock (panic hardware); and one (1) 3'0" rear service door. All doors shall be provided with closures and cylinder lock keys. All windows shall be free from breakage. The storefront shall be installed in accordance with Landlord's design and specifications. Any alterations, deviations or modifications to the storefront are subject to Landlord's approval and must be requested by Tenant in writing; Landlord shall not unreasonably withhold, condition or delay approval thereof.

3. Floor; Ceiling. Clean concrete slab. Open ceiling.

4. Walls. Interior shell demising to be complete on the outside of each wall but left open on Tenant's side for Tenant to run utility lines and then enclose during Tenant's Work, with 3 5/8 metal studs at 16" centers floor to underside of structure above, with two- hour fire rating or more. Exterior walls to be "AS IS".

5. HVAC: Line sets, conduits and outside air for future split AC units to support an air supply demand load of 1 ton per 350 S.F stubbed to Premises for future split units. Some lower floor split units will be located in subterranean parking.

6. Electrical. (A) Electrical service area, located outside Premises, with main distribution switchboard with main electrical service fusible disconnect switch and meter socket capable of distributing 600 Amps of three-phase four-wire 277/480 volt service power. (B) Empty service conduit from Landlord's service area to a location within the Premises, but no electrical feeder wire. (C) Empty conduit for Phone Company from Landlord's service area to a location within the Premises, but no phone service.

7. Plumbing. (A) Gas shall be available from the building's gas service manifold and meter location.(B) Two-inch (2") dia. domestic cold water line with accessible shutoff valve stubbed to the Premises. (C)Six-inch (6") dia. sanitary sewer line and plugged wye (Y) connection capped below slab. (D) if Landlord installs a common grease interceptor system for the Building and Tenant's use requires a tie-in to said system, a four-inch (4") dia.

8. Fire Sprinkler. Standard shell system fire sprinkler grid conforming to NFPA Standards and Code requirements.

Tenant Initials: ______ Landlord Initials: ______

EXHIBIT F
SIGN CRITERIA

A. *General – Tenant's Building Sign*:

1. All tenant building signs shall conform to local code ordinances and matters of record and shall bear the U.L. label.
2. Tenant or its agent, shall obtain a sign permit prior to installation.
3. Two hard copies (or an electronic file) of Tenant's sign layout shall be submitted to Landlord for approval before fabrication, indicating colors, exact placement of sign on the building, dimensions of sign and details of construction.
4. A Landlord-approved drawing is required prior to installation. Signs built without approval or contrary to corrections will be altered to conform to requirements at Tenant's expense.
5. Sign shall be made of individual, illuminated, channel letters. Cabinet signs, halo (reverse pan) signs and any type of raceway is prohibited. Preferred return depth is 5".
6. Sign shall be held from building no less than 3/4" mounted with standoff pins or spacers.
7. No flashing or animated signs will be permitted.
8. No projections above or below the sign band will be permitted.
9. All ballast(s) shall be concealed and no exposed electrical tubing or "crossover" will be permitted.
10. Tenants Logos will be permitted subject to Landlord's review.
11. One sign per sign band area will be permitted
12. Symbols, lettering, style, spacing and colors are subject to written approval of Landlord.
13. No sign maker's label or other identification will be permitted on the exposed surface of the sign except those required by local ordinance which shall be placed in an inconspicuous location.

B. *General – (For Retail Locations Only) Tenant's Window sign (storefront):*

1. Tenant may apply limited lettering to door or window area adjacent to door, to specify hours of operation, emergency phone numbers, etc.

C. *Installation*:

1. Installation and maintenance of all Tenant signs shall be at Tenant's expense and shall be installed in a manner approved by Landlord. Tenant shall be fully responsible for the operations of the Tenant's sign contractor. Tenant shall be responsible for all damage to the building incurred during the sign installation or removal. Prior to the sign installation, Tenant's sign contractor shall provide a certificate of insurance naming the Landlord as additional insured. Upon expiration of the lease, Tenant shall remove sign and restore building fascia to its original condition at Tenant's expense.

D. *Exceptions*:

1. No exceptions shall be permitted without specific written approval of the Landlord.

Tenant Initials: ________ Landlord Initials: ________

EXHIBIT G
CONTINUING INDIVIDUAL LEASE GUARANTY

THIS CONTINUING INDIVIDUAL LEASE GUARANTY (the "Lease Guaranty") is executed effective as of 7/1, 2014, by KENNETH M. ANTOS, an individual ("Guarantor"), for the benefit of NEW RUSSELL ONE LLC, a Delaware limited liability company ("Landlord"), with reference to the following facts:

A. Pursuant to that certain Retail Lease of even date herewith (the "Lease"), Landlord has agreed to lease to KCI INVESTMENTS, LLC, a Nevada limited liability company dba "Alex Stratta" ("Tenant") that certain Premises described on Exhibit "A" attached to the Lease (all capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Lease).

B. As a condition to entering into the Lease with Tenant, Landlord has required that Guarantor guarantee the monetary and non-monetary obligations of Tenant under the Lease in accordance with the terms of this Lease Guaranty.

NOW, THEREFORE, in consideration of Landlord's agreement to enter into the Lease and as a material inducement to Landlord to do so, Guarantor covenants and agrees with Landlord as follows:

ARTICLE 1 - REPRESENTATIONS AND WARRANTIES

Guarantor makes the following representations and warranties, which (a) are material to Landlord's decision to lease the Premises to Tenant and (b) have been made by Guarantor with the intent that Landlord rely upon the accuracy and completeness of the information described in this Article 1 and (c) will survive the termination or expiration of this Lease Guaranty:

1.1 No Conflict. The execution and delivery of this Lease Guaranty are not, and the performance of this Lease Guaranty will not be, in contravention of, or in conflict with, any agreement, indenture judgment, order or undertaking to which Guarantor is a party or by which Guarantor or any of its property is or may be bound or affected and do not, and will not cause any security interest, lien or other encumbrance to be created or imposed upon any such property.

1.2 Financial Condition. Guarantor's financial statements, a true and correct copy of which are attached as Exhibit "A" to this Lease Guaranty, are true, complete and correct and accurately present the financial condition of Guarantor for the period covered thereby. Since the date of said financial statements, there has been no materially adverse change in Guarantor's financial condition and to Guarantor's best knowledge after due investigation, there is no event that with the passage of time would materially and adversely change Guarantor's financial condition. As of the date of the financial statements, and as of the date of this Lease Guaranty, Guarantor has no knowledge of any liabilities, contingent or otherwise, which are not reflected in said financial statements. Since the date of the financial statements, and as of the date of this Lease Guaranty, Guarantor has not entered into any commitments or contracts, whether in the ordinary course of business or otherwise, which are not reflected in said financial statements and which may have a materially adverse effect upon its financial condition, operations or business as now conducted. From and after the date of this Lease Guaranty, Guarantor will not further encumber any real property owned by Guarantor, nor will Guarantor take out any personal loans or enter into any other personal guaranties without first obtaining the prior written approval of Landlord, not to be unreasonably withheld.

1.3 Financial or other Benefit or Advantage. Guarantor hereby acknowledges and warrants that Guarantor has derived or expects to derive a financial or other benefit or advantage from the Lease.

1.4 Guarantor's Assumption of Lease Guaranty Risks. Guarantor represents and warrants that Guarantor is fully aware of the financial condition of Tenant. Guarantor delivers this Lease Guaranty based solely upon Guarantor's own independent investigation and in no part upon any representation or statement of Landlord, its agents or representatives, with respect thereto. Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Tenant's financial condition as Guarantor may deem material to Guarantor's obligations hereunder and Guarantor is not relying upon, nor expecting Landlord to furnish Guarantor, any information in Landlord's possession concerning Tenant's financial condition. Guarantor hereby knowingly accepts, jointly and severally with the Tenant and any other guarantor of Tenant's obligations under the Lease, the full range of risk encompassed within a Lease Guaranty contract, such as this Lease Guaranty, that includes a "Continuing Lease Guaranty," which risk includes, without limitation, the possibility

Tenant Initials: ______ Landlord Initials: ______

that Tenant will incur additional indebtedness for which Guarantor may be liable hereunder after Tenant's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

ARTICLE 2 - AGREEMENTS.

2.1 Lease Guaranty. Guarantor hereby unconditionally and irrevocably guarantees (i) the due and punctual payment of Rent and all other amounts due under or required to be made under the Lease, including, without limitation, reimbursement of Landlord's expenses in connection with a default under the Lease (and all renewals, extensions, modifications and rearrangements thereof), (ii) the full and faithful performance of all of the terms, covenants, conditions and agreements contained in the Lease (and all renewals, extensions, and modifications thereof), and (iii) interest, principal, and all other amounts due under or required to be made under the Promissory Note (the "Note") delivered or to be delivered by Tenant in connection with the Lease (collectively, the "Guaranteed Obligations"). THIS IS A LEASE GUARANTY OF PAYMENT AND PERFORMANCE AND NOT OF COLLECTION ONLY.

2.2 Obligations Absolute. The obligations of Guarantor will remain in full force and effect without regard to, and will not be affected or impaired by the following matters, any of which may be taken without the consent of, or notice to, Guarantor, nor will any of the following give Guarantor any recourse or right of action against Landlord:

(a) Any express or implied amendment, modification, renewal, addition, supplement, extension (including, without limitation, extensions beyond the Term) or acceleration of or to any of the Lease or Note;

(b) Any exercise or non-exercise by Landlord of any right or privilege under this Lease Guaranty or the Lease or Note;

(c) Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor or Tenant, or any guarantor (which term will, for the purposes of this Lease Guaranty, include any other party at any time directly or contingently liable for any of the Tenant's obligations under the Lease or Note) or any affiliate of Tenant, or any action taken with respect to this Lease Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not Guarantor will have had notice or knowledge of any of the foregoing;

(d) Any release or discharge of the Tenant from its liability under the Lease or Note or any release or discharge of any guarantor or of any other party at any time directly or contingently liable for the Guaranteed Obligations;

(e) Any refusal by any other guarantor to execute a guaranty of the Guaranteed Obligations, or provide collateral in connection therewith, regardless of whether or not Guarantor desired such guaranty to be in effect or believed such guaranty had been or would be delivered.

(f) Any assignment or other transfer of the Lease or Note or this Lease Guaranty in whole or in part; and/or

(g) Any acceptance of partial performance of the Guaranteed Obligations.

2.3 Waivers. Guarantor unconditionally waives any defense to the enforcement of this Lease Guaranty, including, without limitation:

(a) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Lease Guaranty;

(b) Any right to require Landlord to proceed against Tenant or any guarantor at any time or to proceed against or exhaust any security (including the Deposit, if any) held by Landlord at any time or to pursue any other remedy whatsoever at any time;

(c) The defense of any statute of limitations affecting the liability of Guarantor hereunder, the liability of Tenant or any guarantor under the Lease or Note, or the enforcement hereof or thereof, to the extent permitted by law;

Tenant Initials: ______ Landlord Initials: ______

(d) Any defense arising by reason of any invalidity or unenforceability of all or any portion of the Lease or Note, any disability of Tenant or any other guarantor, or by any cessation from any cause whatsoever of the liability of Tenant or any guarantor;

(e) Any defense based upon an election of remedies by Landlord;

(f) Any duty of Landlord to advise Guarantor of any information known to Landlord regarding the financial condition of Tenant and all other circumstances affecting Tenant's ability to perform its obligations to Landlord, it being agreed that Guarantor assumes the responsibility for being informed and keeping itself informed regarding such condition or any such circumstances;

(g) Any rights Guarantor may have to subrogation, reimbursement, exoneration, contribution and indemnity, and any rights or claims of any kind or nature against Tenant which arise out of or are caused by this Lease Guaranty, and any rights to enforce any remedy which Landlord now has or may hereafter have against Tenant and any benefit of, and any right to participate in, any security (including the Deposit, if any) now or hereafter held by Landlord, until all of the Guaranteed Obligations have been fully paid and performed; and

(h) Any rights of subrogation, reimbursement, indemnification, and contribution, and any other rights and defenses that are or may become available to Guarantor by reason of statutory or decisional law.

(i) Without limiting the generality of the foregoing or any other provision hereof, any rights and benefits which might otherwise be available to Guarantor under statutory or decisional law.

(j) Any rights that Guarantor might otherwise have to require Landlord to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

2.4 Subrogation. Any and all claims of every kind and description which Guarantor may now or hereafter have against Tenant are hereby subordinated to the full payment and performance of Tenant's obligations under the Lease and Note. Guarantor understands that the exercise by Landlord of certain rights and remedies may affect or eliminate Guarantor's right of subrogation against Tenant or any other guarantor of Tenant and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Landlord, to exercise in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that the Guaranteed Obligations hereunder will be absolute, continuing, independent and unconditional under any and all circumstances.

2.5 Independent and Separate Obligations. The obligations of Guarantor hereunder are independent of the obligations of Tenant under the Lease and the Note and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Guarantor is the alter ego of Tenant and whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord's rights hereunder will not be terminated until all of the Guaranteed Obligations have been fully paid and performed. The liability and obligation of Guarantor shall not be limited to that of a surety, guarantor or indemnitor or subject to any defenses of a surety, guarantor or indemnitor, and the Guarantor shall not be entitled to assert any defense with respect to this Lease Guaranty, which defense is not also available to Tenant. Specifically and without limiting the generality of the foregoing, the obligations of Guarantor to Landlord shall not be released by any agreement, which, at any time, may be made between Landlord and Tenant with respect to the Lease and/or Note, nor by an extension of credit, delay in or failure to enforce either against Tenant, or the Guarantor, or any of them, any remedy provided in the Lease or Note or herein provided, or by omission at any time or from time to time on the part of Landlord to enforce any of the covenants or agreements of Tenant, or by any extension of time or other indulgences which may from time to time be granted by Landlord to Tenant, or by the exercise by Landlord of any remedy permitted by the provisions of the Lease or Note.

2.6 Bankruptcy No Discharge; Repayments. So long as any of the Guaranteed Obligations hereunder will be owing to Landlord, Guarantor will not, without the prior written consent of Landlord, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against Tenant. Guarantor understands and acknowledges that by virtue of this Lease Guaranty, it has specifically assumed any and all risks of a reorganization case or liquidation proceeding under the United States Bankruptcy Code, with respect to Tenant. As an example and not in any way

Tenant Initials: ________ Landlord Initials: ________

of limitation, a subsequent modification, limitation or termination of the Guaranteed Obligations in any bankruptcy proceeding concerning Tenant will not affect the obligation of Guarantor to pay and perform the Guaranteed Obligations in accordance with their respective original terms. If a claim is ever made upon Landlord for the disgorgement of any amount received by Landlord in payment of the obligations under the Lease and/or Note and Landlord repays all or any part of said amount, then, notwithstanding any termination of the Lease or any of the Guaranteed Obligations, Guarantor will be and remain liable to Landlord for the amount so repaid to the same extent as if such amount had never been received by Landlord.

2.7 Payments and Performance. Guarantor agrees that whenever Guarantor will make any payment to Landlord or otherwise perform any of the Guaranteed Obligations hereunder on account of the liability hereunder, Guarantor will deliver such payment or tender such performance to Landlord at the address provided in Section 3.9 below or at such other address as may be required by Landlord and notify Landlord in writing that such payment is made or performance tendered under this Lease Guaranty for such purpose. It is understood that Landlord, without impairing this Lease Guaranty, may apply payments from Tenant to the Guaranteed Obligations or to such other obligations owed by Tenant to Landlord in such amounts and in such order as Landlord in its complete discretion determines. No payment made hereunder by Guarantor to Landlord will constitute Guarantor as a creditor of Landlord.

2.8 Continuing Obligations. In the event of the death of Guarantor, this Lease Guaranty will continue in effect against such Guarantor's estate or in any dissolution, receivership or "winding up," until such time as such Guarantor's executors, administrators, receivers, or trustees will revoke the same as to transactions thereafter entered into by Landlord with or for the account of Tenant. The revocation of this Lease Guaranty by any one or more of Tenant's guarantors, or by the executors, administrators, receivers or trustees of any such guarantor, will not affect the continuing liability hereunder of Guarantor.

2.9 Acknowledgment of Separate Actions. Guarantor acknowledges and agrees that any final determination by a court of competent jurisdiction of the amount of the Guaranteed Obligations or any obligations and liabilities owing by Tenant or Guarantor to Landlord will be conclusive and binding upon Guarantor irrespective of whether Guarantor was a party to the suit or action in which such determination was made.

2.10 Notice. Landlord may proceed directly against Guarantor without notice or demand and without having commenced any action or obtained any judgment against Tenant. Any notice or demand Landlord elects to give Guarantor may be given and shall be deemed sufficiently given by being delivered personally to Guarantor or by being sent by certified mail, postage, prepaid, addressed to Guarantor at the same address that notices are required to be given to Tenant under the Lease, or at the address of Guarantor hereinbelow given, or at such address as Guarantor shall from time to time have designated to Landlord and any such notice or demand so sent shall be deemed conclusively to have been given as of the date of mailing, whether or not in fact received by Guarantor.

ARTICLE 3 - MISCELLANEOUS

3.1 Exercise of Remedies; Construction of Terms; Severability. No delay or failure by Landlord to exercise any remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord are cumulative. Any married person executing this Lease Guaranty agrees that recourse may be had against community assets and against such person's separate property for the satisfaction of the Guaranteed Obligations. When the context in which the words are used in this Lease Guaranty indicates that such is the intent, words in the singular number will include the plural and vice-versa. In the event that a trier of fact of competent jurisdiction determines that any provision of this Lease Guaranty is unenforceable or otherwise invalid as written, that provision will be enforced and validated to the extent permitted by law. All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision will not affect the remaining provisions.

3.2 Governing Law; Consent to Jurisdiction and Venue; Service of Process. This Lease Guaranty will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts between Nevada residents entered into and to be performed entirely within Nevada. As part of the consideration for Landlord's entering into the Lease with Tenant, Guarantor hereby agrees that all actions or proceedings arising directly or indirectly hereunder may, at the option of Landlord, be litigated in courts within Nevada, and Guarantor hereby expressly consents to the jurisdiction of any local, state or federal court located within Nevada, and service of process may be made by personal service upon Guarantor wherever Guarantor may be then located, or by certified or registered mail directed to Guarantor at Guarantor's last

Tenant Initials:________ Landlord Initials:________

known address, or otherwise in accordance with applicable law. Guarantor further agrees that the venue for any actions or proceedings hereunder shall be in the jurisdiction in which the leased premises are located.

3.3 Assignability by Landlord and Tenant. Landlord may, at any time and from time to time, assign, conditionally or otherwise, all of the rights of Landlord, under the Lease and/or the Note and under this Lease Guaranty, whereupon such assignee will succeed to all rights of Landlord hereunder. Landlord, or each successor landlord, may give written notice to Guarantor of any such assignment, but any failure to give, or delay in giving, such notice will not affect the validity or enforceability of any such assignment. The nature of Guarantor's duties hereunder are personal and Guarantor will not assign or transfer any of Guarantor's rights or obligations hereunder, in whole or in part. Any purported assignment or transfer contrary is null and void.

3.4 Demands. Each demand by Landlord for performance or payment hereunder will be in writing and will be made in the manner set forth in Section 3.9 below. A dated statement signed by an officer of Landlord setting forth the amount of Rent and Operating Expenses or other amounts at the time owing to Landlord by Tenant under the Lease and/or Note will be conclusive evidence thereof as between Guarantor and Landlord in any legal proceedings against Guarantor in connection with this Lease Guaranty.

3.5 Term. The obligations of Guarantor under this Lease Guaranty will continue in full force and effect so long as any of the Guaranteed Obligations under the Lease and/or Note remain due to Landlord. Guarantor's representations and warranties under Article 1 and Guarantor's duties under Section 2.6 will survive the termination or expiration of this Lease Guaranty.

3.6 Expenses; Attorneys' Fees and Costs. Guarantor agrees to pay all expenses incurred by Landlord in connection with enforcement or post-default analysis or representation of Landlord's rights in connection with the Guaranteed Obligations and otherwise under the Lease and/or Note or under this Lease Guaranty, including, but not limited to, fees and costs of attorneys, accountants, appraisers, environmental consultants and other professionals, as well as court costs, as any of the foregoing may be incurred in a trial court, in the course of a bankruptcy proceeding or an adversary proceeding, and through all appeals to final judgment in connection with collection thereof.

3.7 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT TRIER OF FACT THE PARTIES DESIRE THAT ALL DISPUTES BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAWS. EACH OF THE PARTIES SPECIFICALLY WAIVES SUCH PARTY'S RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM, WHETHER IN EQUITY OR LAW, AND WHETHER IN TORT OR IN CONTRACT (COLLECTIVELY "CLAIMS"). LANDLORD'S WAIVER IS EVIDENCED BY ITS ACCEPTANCE OF THIS LEASE GUARANTY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN LANDLORD, TENANT, AND GUARANTOR.

3.8 Change or Modification; No Waiver. No change or modification will be valid unless the same is in writing and signed by each of the parties. The failure of a party to insist on any occasion on strict adherence to any term of this Lease Guaranty, will not be considered to be a waiver or deprive that party of the right thereafter to insist on strict adherence to that term or any other term. No waiver by Landlord of any breach hereunder will be deemed to be a waiver of any preceding or subsequent breach. Any waiver must be in writing, executed by the party to be charged with the waiver's effect.

3.9 Notices. All notices and demands hereunder will be deemed to have been duly given if personally delivered or mailed by United States registered or certified mail, with return receipt requested, postage prepaid to the parties at the following addresses (or at such other addresses as will be given by written notice by any party to the others) or if deposited with a nationally recognized overnight courier requiring a signed receipt for delivery thereof, with all charges prepaid, and will be deemed complete upon any such mailing or deposit:

To Guarantor: 5148 Spanish Heights Dr,. Las Vegas, NV 89148

Tenant Initials: [initials] Landlord Initials: [initials]

To Landlord: c/o The Krausz Companies, Inc.
44 Montgomery Street
Suite 3300
San Francisco, CA 94104-4806
Attention: President

with a copy to:

The Krausz Companies, Inc.
18201 Von Karman Avenue
Suite 1090
Irvine, CA 92612
Attn: Property Manager

3.10 Representation by Independent Counsel. The parties acknowledge, warrant and represent that each has had the opportunity to be represented by independent counsel of its choice in the preparation and execution of this Lease Guaranty, and that each party has read this Lease Guaranty, has had the opportunity to fully discuss the terms and provisions of this document with said counsel, and is fully aware of the contents and legal effect of this Lease Guaranty. Further, the parties acknowledge, warrant and represent that the execution and delivery of this Agreement is not the result of any duress or undue influence. Any modification of this Lease Guaranty must be made through and by a written agreement that makes express reference hereto and is executed by both Guarantor and Landlord.

3.11 Complete Agreement. This Lease Guaranty, including Exhibit A, supersedes any prior negotiations, discussions or communications between Guarantor and Landlord and constitutes the entire agreement between Landlord and Guarantor with respect to the Guaranteed Obligations.

3.12 Full Rights Against Tenant. Nothing in this Lease Guaranty contained shall be deemed or taken to be a condition or limitation of any of the rights of Landlord against Tenant of forfeiture otherwise under the terms of the Lease and/or Note.

IN WITNESS WHEREOF, the undersigned have executed this Lease Guaranty as of the date first above written.

GUARANTOR:

KENNETH M. ANTOS, an individual

Attach Exhibit A - Guarantor's Financial Statements

Tenant Initials:________ Landlord Initials:________

STATE OF Nevada
COUNTY OF Clark

On Jun 27, 2014 before me, CHUN LING, Notary Public, personally appeared Kenneth Martin Antos
NAME(S) OF SIGNER(S)

☐ personally known to me - OR - ☑ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

CHUN LING
NOTARY PUBLIC
STATE OF NEVADA
My Commission Expires: 6-21-2016
Certificate No: 12-8001-1

Witness my hand and official seal.

SIGNATURE OF NOTARY

—OPTIONAL SECTION—

CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

☐ INDIVIDUAL
☐ CORPORATE OFFICER(S)

TITLE(S)

☐ PARTNER(S) ☐ LIMITED
☐ GENERAL
☐ ATTORNEY-IN-FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER:

SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED AT RIGHT:

Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

—OPTIONAL SECTION—

Title or Type of Document

Number of Pages ________ Date of Document

Signer(s) Other Than Named Above

Tenant Initials: ______ Landlord Initials: ______

CONTINUING INDIVIDUAL LEASE GUARANTY

THIS CONTINUING INDIVIDUAL LEASE GUARANTY (the "Lease Guaranty") is executed effective as of ____________, 2014, by SHEILA M. ANTOS, an individual ("Guarantor"), for the benefit of NEW RUSSELL ONE LLC, a Delaware limited liability company ("Landlord"), with reference to the following facts:

A. Pursuant to that certain Retail Lease of even date herewith (the "Lease"), Landlord has agreed to lease to KCI INVESTMENTS, LLC, a Nevada limited liability company dba "Alex Stratta" ("Tenant") that certain Premises described on Exhibit "A" attached to the Lease (all capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Lease).

B. As a condition to entering into the Lease with Tenant, Landlord has required that Guarantor guarantee the monetary and non-monetary obligations of Tenant under the Lease in accordance with the terms of this Lease Guaranty.

NOW, THEREFORE, in consideration of Landlord's agreement to enter into the Lease and as a material inducement to Landlord to do so, Guarantor covenants and agrees with Landlord as follows:

ARTICLE 1 - REPRESENTATIONS AND WARRANTIES

Guarantor makes the following representations and warranties, which (a) are material to Landlord's decision to lease the Premises to Tenant and (b) have been made by Guarantor with the intent that Landlord rely upon the accuracy and completeness of the information described in this Article 1 and (c) will survive the termination or expiration of this Lease Guaranty:

1.1 No Conflict. The execution and delivery of this Lease Guaranty are not, and the performance of this Lease Guaranty will not be, in contravention of, or in conflict with, any agreement, indenture judgment, order or undertaking to which Guarantor is a party or by which Guarantor or any of its property is or may be bound or affected and do not, and will not cause any security interest, lien or other encumbrance to be created or imposed upon any such property.

1.2 Financial Condition. Guarantor's financial statements, a true and correct copy of which are attached as Exhibit "A" to this Lease Guaranty, are true, complete and correct and accurately present the financial condition of Guarantor for the period covered thereby. Since the date of said financial statements, there has been no materially adverse change in Guarantor's financial condition and to Guarantor's best knowledge after due investigation, there is no event that with the passage of time would materially and adversely change Guarantor's financial condition. As of the date of the financial statements, and as of the date of this Lease Guaranty, Guarantor has no knowledge of any liabilities, contingent or otherwise, which are not reflected in said financial statements. Since the date of the financial statements, and as of the date of this Lease Guaranty, Guarantor has not entered into any commitments or contracts, whether in the ordinary course of business or otherwise, which are not reflected in said financial statements and which may have a materially adverse effect upon its financial condition, operations or business as now conducted. From and after the date of this Lease Guaranty, Guarantor will not further encumber any real property owned by Guarantor, nor will Guarantor take out any personal loans or enter into any other personal guaranties without first obtaining the prior written approval of Landlord, not to be unreasonably withheld.

1.3 Financial or other Benefit or Advantage. Guarantor hereby acknowledges and warrants that Guarantor has derived or expects to derive a financial or other benefit or advantage from the Lease.

1.4 Guarantor's Assumption of Lease Guaranty Risks. Guarantor represents and warrants that Guarantor is fully aware of the financial condition of Tenant. Guarantor delivers this Lease Guaranty based solely upon Guarantor's own independent investigation and in no part upon any representation or statement of Landlord, its agents or representatives, with respect thereto. Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Tenant's financial condition as Guarantor may deem material to Guarantor's obligations hereunder and Guarantor is not relying upon, nor expecting Landlord to furnish Guarantor, any information in Landlord's possession concerning Tenant's financial condition. Guarantor hereby knowingly accepts, jointly and severally with the Tenant and any other guarantor of Tenant's obligations under the Lease, the full range of risk encompassed within a Lease Guaranty contract, such as this Lease Guaranty, that includes a "Continuing Lease Guaranty," which risk includes, without limitation, the possibility

Tenant Initials: ______ Landlord Initials: ______

that Tenant will incur additional indebtedness for which Guarantor may be liable hereunder after Tenant's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

ARTICLE 2 - AGREEMENTS.

2.1 Lease Guaranty. Guarantor hereby unconditionally and irrevocably guarantees (i) the due and punctual payment of Rent and all other amounts due under or required to be made under the Lease, including, without limitation, reimbursement of Landlord's expenses in connection with a default under the Lease (and all renewals, extensions, modifications and rearrangements thereof), (ii) the full and faithful performance of all of the terms, covenants, conditions and agreements contained in the Lease (and all renewals, extensions, and modifications thereof), and (iii) interest, principal, and all other amounts due under or required to be made under the Promissory Note (the "Note") delivered or to be delivered by Tenant in connection with the Lease (collectively, the "Guaranteed Obligations"). THIS IS A LEASE GUARANTY OF PAYMENT AND PERFORMANCE AND NOT OF COLLECTION ONLY.

2.2 Obligations Absolute. The obligations of Guarantor will remain in full force and effect without regard to, and will not be affected or impaired by the following matters, any of which may be taken without the consent of, or notice to, Guarantor, nor will any of the following give Guarantor any recourse or right of action against Landlord:

(a) Any express or implied amendment, modification, renewal, addition, supplement, extension (including, without limitation, extensions beyond the Term) or acceleration of or to any of the Lease or Note;

(b) Any exercise or non-exercise by Landlord of any right or privilege under this Lease Guaranty or the Lease or Note;

(c) Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor or Tenant, or any guarantor (which term will, for the purposes of this Lease Guaranty, include any other party at any time directly or contingently liable for any of the Tenant's obligations under the Lease or Note) or any affiliate of Tenant, or any action taken with respect to this Lease Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not Guarantor will have had notice or knowledge of any of the foregoing;

(d) Any release or discharge of the Tenant from its liability under the Lease or Note or any release or discharge of any guarantor or of any other party at any time directly or contingently liable for the Guaranteed Obligations;

(e) Any refusal by any other guarantor to execute a guaranty of the Guaranteed Obligations, or provide collateral in connection therewith, regardless of whether or not Guarantor desired such guaranty to be in effect or believed such guaranty had been or would be delivered.

(f) Any assignment or other transfer of the Lease or Note or this Lease Guaranty in whole or in part; and/or

(g) Any acceptance of partial performance of the Guaranteed Obligations.

2.3 Waivers. Guarantor unconditionally waives any defense to the enforcement of this Lease Guaranty, including, without limitation:

(a) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Lease Guaranty;

(b) Any right to require Landlord to proceed against Tenant or any guarantor at any time or to proceed against or exhaust any security (including the Deposit, if any) held by Landlord at any time or to pursue any other remedy whatsoever at any time;

(c) The defense of any statute of limitations affecting the liability of Guarantor hereunder, the liability of Tenant or any guarantor under the Lease or Note, or the enforcement hereof or thereof, to the extent permitted by law;

Tenant Initials: ________ Landlord Initials: ________

(d) Any defense arising by reason of any invalidity or unenforceability of all or any portion of the Lease or Note, any disability of Tenant or any other guarantor, or by any cessation from any cause whatsoever of the liability of Tenant or any guarantor;

(e) Any defense based upon an election of remedies by Landlord;

(f) Any duty of Landlord to advise Guarantor of any information known to Landlord regarding the financial condition of Tenant and all other circumstances affecting Tenant's ability to perform its obligations to Landlord, it being agreed that Guarantor assumes the responsibility for being informed and keeping itself informed regarding such condition or any such circumstances;

(g) Any rights Guarantor may have to subrogation, reimbursement, exoneration, contribution and indemnity, and any rights or claims of any kind or nature against Tenant which arise out of or are caused by this Lease Guaranty, and any rights to enforce any remedy which Landlord now has or may hereafter have against Tenant and any benefit of, and any right to participate in, any security (including the Deposit, if any) now or hereafter held by Landlord, until all of the Guaranteed Obligations have been fully paid and performed; and

(h) Any rights of subrogation, reimbursement, indemnification, and contribution, and any other rights and defenses that are or may become available to Guarantor by reason of statutory or decisional law.

(i) Without limiting the generality of the foregoing or any other provision hereof, any rights and benefits which might otherwise be available to Guarantor under statutory or decisional law.

(j) Any rights that Guarantor might otherwise have to require Landlord to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

2.4 Subrogation. Any and all claims of every kind and description which Guarantor may now or hereafter have against Tenant are hereby subordinated to the full payment and performance of Tenant's obligations under the Lease and Note. Guarantor understands that the exercise by Landlord of certain rights and remedies may affect or eliminate Guarantor's right of subrogation against Tenant or any other guarantor of Tenant and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Landlord, to exercise in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that the Guaranteed Obligations hereunder will be absolute, continuing, independent and unconditional under any and all circumstances.

2.5 Independent and Separate Obligations. The obligations of Guarantor hereunder are independent of the obligations of Tenant under the Lease and the Note and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Guarantor is the alter ego of Tenant and whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord's rights hereunder will not be terminated until all of the Guaranteed Obligations have been fully paid and performed. The liability and obligation of Guarantor shall not be limited to that of a surety, guarantor or indemnitor or subject to any defenses of a surety, guarantor or indemnitor, and the Guarantor shall not be entitled to assert any defense with respect to this Lease Guaranty, which defense is not also available to Tenant. Specifically and without limiting the generality of the foregoing, the obligations of Guarantor to Landlord shall not be released by any agreement, which, at any time, may be made between Landlord and Tenant with respect to the Lease and/or Note, nor by an extension of credit, delay in or failure to enforce either against Tenant, or the Guarantor, or any of them, any remedy provided in the Lease or Note or herein provided, or by omission at any time or from time to time on the part of Landlord to enforce any of the covenants or agreements of Tenant, or by any extension of time or other indulgences which may from time to time be granted by Landlord to Tenant, or by the exercise by Landlord of any remedy permitted by the provisions of the Lease or Note.

2.6 Bankruptcy No Discharge; Repayments. So long as any of the Guaranteed Obligations hereunder will be owing to Landlord, Guarantor will not, without the prior written consent of Landlord, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against Tenant. Guarantor understands and acknowledges that by virtue of this Lease Guaranty, it has specifically assumed any and all risks of a reorganization case or liquidation proceeding under the United States Bankruptcy Code, with respect to Tenant. As an example and not in any way

Tenant Initials: ________ Landlord Initials: ________

of limitation, a subsequent modification, limitation or termination of the Guaranteed Obligations in any bankruptcy proceeding concerning Tenant will not affect the obligation of Guarantor to pay and perform the Guaranteed Obligations in accordance with their respective original terms. If a claim is ever made upon Landlord for the disgorgement of any amount received by Landlord in payment of the obligations under the Lease and/or Note and Landlord repays all or any part of said amount, then, notwithstanding any termination of the Lease or any of the Guaranteed Obligations, Guarantor will be and remain liable to Landlord for the amount so repaid to the same extent as if such amount had never been received by Landlord.

2.7 Payments and Performance. Guarantor agrees that whenever Guarantor will make any payment to Landlord or otherwise perform any of the Guaranteed Obligations hereunder on account of the liability hereunder, Guarantor will deliver such payment or tender such performance to Landlord at the address provided in Section 3.9 below or at such other address as may be required by Landlord and notify Landlord in writing that such payment is made or performance tendered under this Lease Guaranty for such purpose. It is understood that Landlord, without impairing this Lease Guaranty, may apply payments from Tenant to the Guaranteed Obligations or to such other obligations owed by Tenant to Landlord in such amounts and in such order as Landlord in its complete discretion determines. No payment made hereunder by Guarantor to Landlord will constitute Guarantor as a creditor of Landlord.

2.8 Continuing Obligations. In the event of the death of Guarantor, this Lease Guaranty will continue in effect against such Guarantor's estate or in any dissolution, receivership or "winding up," until such time as such Guarantor's executors, administrators, receivers, or trustees will revoke the same as to transactions thereafter entered into by Landlord with or for the account of Tenant. The revocation of this Lease Guaranty by any one or more of Tenant's guarantors, or by the executors, administrators, receivers or trustees of any such guarantor, will not affect the continuing liability hereunder of Guarantor.

2.9 Acknowledgment of Separate Actions. Guarantor acknowledges and agrees that any final determination by a court of competent jurisdiction of the amount of the Guaranteed Obligations or any obligations and liabilities owing by Tenant or Guarantor to Landlord will be conclusive and binding upon Guarantor irrespective of whether Guarantor was a party to the suit or action in which such determination was made.

2.10 Notice. Landlord may proceed directly against Guarantor without notice or demand and without having commenced any action or obtained any judgment against Tenant. Any notice or demand Landlord elects to give Guarantor may be given and shall be deemed sufficiently given by being delivered personally to Guarantor or by being sent by certified mail, postage, prepaid, addressed to Guarantor at the same address that notices are required to be given to Tenant under the Lease, or at the address of Guarantor hereinbelow given, or at such address as Guarantor shall from time to time have designated to Landlord and any such notice or demand so sent shall be deemed conclusively to have been given as of the date of mailing, whether or not in fact received by Guarantor.

ARTICLE 3 - MISCELLANEOUS

3.1 Exercise of Remedies; Construction of Terms; Severability. No delay or failure by Landlord to exercise any remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord are cumulative. Any married person executing this Lease Guaranty agrees that recourse may be had against community assets and against such person's separate property for the satisfaction of the Guaranteed Obligations. When the context in which the words are used in this Lease Guaranty indicates that such is the intent, words in the singular number will include the plural and vice-versa. In the event that a trier of fact of competent jurisdiction determines that any provision of this Lease Guaranty is unenforceable or otherwise invalid as written, that provision will be enforced and validated to the extent permitted by law. All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision will not affect the remaining provisions.

3.2 Governing Law; Consent to Jurisdiction and Venue; Service of Process. This Lease Guaranty will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts between Nevada residents entered into and to be performed entirely within Nevada. As part of the consideration for Landlord's entering into the Lease with Tenant, Guarantor hereby agrees that all actions or proceedings arising directly or indirectly hereunder may, at the option of Landlord, be litigated in courts within Nevada, and Guarantor hereby expressly consents to the jurisdiction of any local, state or federal court located within Nevada, and service of process may be made by personal service upon Guarantor wherever Guarantor may be then located, or by certified or registered mail directed to Guarantor at Guarantor's last

Tenant Initials: ______ Landlord Initials: ______

known address, or otherwise in accordance with applicable law. Guarantor further agrees that the venue for any actions or proceedings hereunder shall be in the jurisdiction in which the leased premises are located.

3.3 Assignability by Landlord and Tenant. Landlord may, at any time and from time to time, assign, conditionally or otherwise, all of the rights of Landlord, under the Lease and/or the Note and under this Lease Guaranty, whereupon such assignee will succeed to all rights of Landlord hereunder. Landlord, or each successor landlord, may give written notice to Guarantor of any such assignment, but any failure to give, or delay in giving, such notice will not affect the validity or enforceability of any such assignment. The nature of Guarantor's duties hereunder are personal and Guarantor will not assign or transfer any of Guarantor's rights or obligations hereunder, in whole or in part. Any purported assignment or transfer contrary is null and void.

3.4 Demands. Each demand by Landlord for performance or payment hereunder will be in writing and will be made in the manner set forth in Section 3.9 below. A dated statement signed by an officer of Landlord setting forth the amount of Rent and Operating Expenses or other amounts at the time owing to Landlord by Tenant under the Lease and/or Note will be conclusive evidence thereof as between Guarantor and Landlord in any legal proceedings against Guarantor in connection with this Lease Guaranty.

3.5 Term. The obligations of Guarantor under this Lease Guaranty will continue in full force and effect so long as any of the Guaranteed Obligations under the Lease and/or Note remain due to Landlord. Guarantor's representations and warranties under Article 1 and Guarantor's duties under Section 2.6 will survive the termination or expiration of this Lease Guaranty.

3.6 Expenses; Attorneys' Fees and Costs. Guarantor agrees to pay all expenses incurred by Landlord in connection with enforcement or post-default analysis or representation of Landlord's rights in connection with the Guaranteed Obligations and otherwise under the Lease and/or Note or under this Lease Guaranty, including, but not limited to, fees and costs of attorneys, accountants, appraisers, environmental consultants and other professionals, as well as court costs, as any of the foregoing may be incurred in a trial court, in the course of a bankruptcy proceeding or an adversary proceeding, and through all appeals to final judgment in connection with collection thereof.

3.7 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT TRIER OF FACT THE PARTIES DESIRE THAT ALL DISPUTES BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAWS. EACH OF THE PARTIES SPECIFICALLY WAIVES SUCH PARTY'S RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM, WHETHER IN EQUITY OR LAW, AND WHETHER IN TORT OR IN CONTRACT (COLLECTIVELY "CLAIMS"). LANDLORD'S WAIVER IS EVIDENCED BY ITS ACCEPTANCE OF THIS LEASE GUARANTY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN LANDLORD, TENANT, AND GUARANTOR.

3.8 Change or Modification; No Waiver. No change or modification will be valid unless the same is in writing and signed by each of the parties. The failure of a party to insist on any occasion on strict adherence to any term of this Lease Guaranty, will not be considered to be a waiver or deprive that party of the right thereafter to insist on strict adherence to that term or any other term. No waiver by Landlord of any breach hereunder will be deemed to be a waiver of any preceding or subsequent breach. Any waiver must be in writing, executed by the party to be charged with the waiver's effect.

3.9 Notices. All notices and demands hereunder will be deemed to have been duly given if personally delivered or mailed by United States registered or certified mail, with return receipt requested, postage prepaid to the parties at the following addresses (or at such other addresses as will be given by written notice by any party to the others) or if deposited with a nationally recognized overnight courier requiring a signed receipt for delivery thereof, with all charges prepaid, and will be deemed complete upon any such mailing or deposit:

To Guarantor: 5148 Spanish Heights Dr,. Las Vegas, NV 89148

Tenant Initials:________ Landlord Initials:________

To Landlord: c/o The Krausz Companies, Inc.
44 Montgomery Street
Suite 3300
San Francisco, CA 94104-4806
Attention: President

with a copy to:

The Krausz Companies, Inc.
18201 Von Karman Avenue
Suite 1090
Irvine, CA 92612
Attn: Property Manager

3.10 Representation by Independent Counsel. The parties acknowledge, warrant and represent that each has had the opportunity to be represented by independent counsel of its choice in the preparation and execution of this Lease Guaranty, and that each party has read this Lease Guaranty, has had the opportunity to fully discuss the terms and provisions of this document with said counsel, and is fully aware of the contents and legal effect of this Lease Guaranty. Further, the parties acknowledge, warrant and represent that the execution and delivery of this Agreement is not the result of any duress or undue influence. Any modification of this Lease Guaranty must be made through and by a written agreement that makes express reference hereto and is executed by both Guarantor and Landlord.

3.11 Complete Agreement. This Lease Guaranty, including Exhibit A, supersedes any prior negotiations, discussions or communications between Guarantor and Landlord and constitutes the entire agreement between Landlord and Guarantor with respect to the Guaranteed Obligations.

3.12 Full Rights Against Tenant. Nothing in this Lease Guaranty contained shall be deemed or taken to be a condition or limitation of any of the rights of Landlord against Tenant of forfeiture otherwise under the terms of the Lease and/or Note.

IN WITNESS WHEREOF, the undersigned have executed this Lease Guaranty as of the date first above written.

GUARANTOR:

Sheila M. Antos

SHEILA M. ANTOS, an individual

Attach Exhibit A - Guarantor's Financial Statements

Tenant Initials: ________ Landlord Initials: ________

STATE OF Nevada }
COUNTY OF Clark }

On June 27, 2014 before me, CHUN LING, Notary Public,

personally appeared Sheila Mae Neumann-Antos
NAME(S) OF SIGNER(S)

☐ personally known to me - **OR** - ☑ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

CHUN LING
NOTARY PUBLIC
STATE OF NEVADA
My Commission Expires: 6-21-2016
Certificate No: 12-8001-1

Witness my hand and official seal.

SIGNATURE OF NOTARY

—OPTIONAL SECTION—

CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

☐ INDIVIDUAL

☐ CORPORATE OFFICER(S)

TITLE(S)

☐ PARTNER(S) ☐ LIMITED

☐ GENERAL

☐ ATTORNEY-IN-FACT

☐ TRUSTEE(S)

☐ GUARDIAN/CONSERVATOR

☐ OTHER: ______

SIGNER IS REPRESENTING:

Name of Person(s) or Entity(ies)

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED AT RIGHT:

Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

—OPTIONAL SECTION—

Title or Type of Document ______

Number of Pages ______ Date of Document ______

Signer(s) Other Than Named Above ______

Tenant Initials: ______ Landlord Initials: ______

CONTINUING LEASE GUARANTY

THIS CONTINUING LEASE GUARANTY (the "Lease Guaranty") is executed effective as of _______________, 2014, by DIXIE FOODS INTERNATIONAL, INC., a Florida corporation ("Guarantor"), for the benefit of NEW RUSSELL ONE LLC, a Delaware limited liability company ("Landlord"), with reference to the following facts:

A. Pursuant to that certain Retail Lease of even date herewith (the "Lease"), Landlord has agreed to lease to KCI INVESTMENTS, LLC, a Nevada limited liability company dba "Alex Stratta" ("Tenant") that certain Premises described on Exhibit "A" attached to the Lease (all capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Lease).

B. As a condition to entering into the Lease with Tenant, Landlord has required that Guarantor guarantee the monetary and non-monetary obligations of Tenant under the Lease in accordance with the terms of this Lease Guaranty.

NOW, THEREFORE, in consideration of Landlord's agreement to enter into the Lease and as a material inducement to Landlord to do so, Guarantor covenants and agrees with Landlord as follows:

ARTICLE 1 - REPRESENTATIONS AND WARRANTIES

Guarantor makes the following representations and warranties, which (a) are material to Landlord's decision to Lease the Premises to Tenant and (b) have been made by Guarantor with the intent that Landlord rely upon the accuracy and completeness of the information described in this Article 1 and (c) will survive the termination or expiration of this Lease Guaranty:

1.1 No Conflict. The execution and delivery of this Lease Guaranty are not, and the performance of this Lease Guaranty will not be, in contravention of, or in conflict with, any agreement, indenture judgment, order or undertaking to which Guarantor is a party or by which Guarantor or any of its property is or may be bound or affected and do not, and will not cause any security interest, lien or other encumbrance to be created or imposed upon any such property.

1.2 Financial Condition. Guarantor's financial statements, a true and correct copy of which are attached as Exhibit "A" to this Lease Guaranty, are true, complete and correct and accurately present the financial condition of Guarantor for the period covered thereby. Since the date of said financial statements, there has been no materially adverse change in Guarantor's financial condition and to Guarantor's best knowledge after due investigation, there is no event that with the passage of time would materially and adversely change Guarantor's financial condition. As of the date of the financial statements, and as of the date of this Lease Guaranty, Guarantor has no knowledge of any liabilities, contingent or otherwise, which are not reflected in said financial statements. Since the date of the financial statements, and as of the date of this Lease Guaranty, Guarantor has not entered into any commitments or contracts, whether in the ordinary course of business or otherwise, which are not reflected in said financial statements and which may have a materially adverse effect upon its financial condition, operations or business as now conducted. From and after the date of this Lease Guaranty, Guarantor will not further encumber any real property owned by Guarantor, nor will Guarantor take out any personal loans or enter into any other personal guaranties without first obtaining the prior written approval of Landlord, not to be unreasonably withheld.

1.3 Financial or other Benefit or Advantage. Guarantor hereby acknowledges and warrants that Guarantor has derived or expects to derive a financial or other benefit or advantage from the Lease.

1.4 Guarantor's Assumption of Lease Guaranty Risks. Guarantor represents and warrants that Guarantor is fully aware of the financial condition of Tenant. Guarantor delivers this Lease Guaranty based solely upon Guarantor's own independent investigation and in no part upon any representation or statement of Landlord, its agents or representatives, with respect thereto. Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Tenant's financial condition as Guarantor may deem material to Guarantor's obligations hereunder and Guarantor is not relying upon, nor expecting Landlord to furnish Guarantor,

Tenant Initials: ________ Landlord Initials: ________

any information in Landlord's possession concerning Tenant's financial condition. Guarantor hereby knowingly accepts, jointly and severally with the Tenant and any other guarantor of Tenant's obligations under the Lease, the full range of risk encompassed within a Lease Guaranty contract, such as this Lease Guaranty, that includes a "Continuing Lease Guaranty," which risk includes, without limitation, the possibility that Tenant will incur additional indebtedness for which Guarantor may be liable hereunder after Tenant's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

1.5 Good Standing, Etc. Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and is qualified to do business in the State in which the Premises is located. Guarantor will pay when due all applicable franchise and corporate taxes and will file when due all future forms, reports, fees and other documents necessary to comply with applicable laws. All signatories signing on behalf of Guarantor have the requisite authority to bind Guarantor pursuant to Guarantor's bylaws or a certified copy of a resolution authorizing the same by Guarantor's board of directors. It is understood that Guarantor intends to change its name and state of incorporation, and this Guaranty shall continue in full force and effect notwithstanding any such changes. Guarantor shall notify Landlord in writing promptly after any such change.

ARTICLE 2 - AGREEMENTS.

2.1 Lease Guaranty. Guarantor hereby unconditionally and irrevocably guarantees (i) the due and punctual payment of Rent and all other amounts due under or required to be made under the Lease, including, without limitation, reimbursement of Landlord's expenses in connection with a default under the Lease (and all renewals, extensions, modifications and rearrangements thereof), (ii) the full and faithful performance of all of the terms, covenants, conditions and agreements contained in the Lease (and all renewals, extensions, and modifications thereof), and (iii) interest, principal, and all other amounts due under or required to be made under the Promissory Note (the "Note") delivered or to be delivered by Tenant in connection with the Lease (collectively, the "Guaranteed Obligations"). THIS IS A LEASE GUARANTY OF PAYMENT AND PERFORMANCE AND NOT OF COLLECTION ONLY.

2.2 Obligations Absolute. The obligations of Guarantor will remain in full force and effect without regard to, and will not be affected or impaired by the following matters, any of which may be taken without the consent of, or notice to, Guarantor, nor will any of the following give Guarantor any recourse or right of action against Landlord:

(a) Any express or implied amendment, modification, renewal, addition, supplement, extension (including, without limitation, extensions beyond the Term) or acceleration of or to any of the Lease or Note;

(b) Any exercise or non-exercise by Landlord of any right or privilege under this Lease Guaranty or the Lease or Note;

(c) Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor or Tenant, or any guarantor (which term will, for the purposes of this Lease Guaranty, include any other party at any time directly or contingently liable for any of the Tenant's obligations under the Lease or Note) or any affiliate of Tenant, or any action taken with respect to this Lease Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not Guarantor will have had notice or knowledge of any of the foregoing;

(d) Any release or discharge of the Tenant from its liability under the Lease or Note or any release or discharge of any guarantor or of any other party at any time directly or contingently liable for the Guaranteed Obligations;

(e) Any refusal by any other guarantor to execute a guaranty of the Guaranteed Obligations, or provide collateral in connection therewith, regardless of whether or not Guarantor desired such guaranty to be in effect or believed such guaranty had been or would be delivered.

(f) Any assignment or other transfer of the Lease or Note or this Lease Guaranty in whole or in part; and/or

(g) Any acceptance of partial performance of the Guaranteed Obligations.

Tenant Initials: ______ Landlord Initials: ______

2.3 Waivers. Guarantor unconditionally waives any defense to the enforcement of this Lease Guaranty, including, without limitation:

(a) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Lease Guaranty;

(b) Any right to require Landlord to proceed against Tenant or any guarantor at any time or to proceed against or exhaust any security (including the Deposit, if any) held by Landlord at any time or to pursue any other remedy whatsoever at any time;

(c) The defense of any statute of limitations affecting the liability of Guarantor hereunder, the liability of Tenant or any guarantor under the Lease or Note, or the enforcement hereof or thereof, to the extent permitted by law;

(d) Any defense arising by reason of any invalidity or unenforceability of all or any portion of the Lease or Note, any disability of Tenant or any other guarantor, or by any cessation from any cause whatsoever of the liability of Tenant or any guarantor;

(e) Any defense based upon an election of remedies by Landlord;

(f) Any duty of Landlord to advise Guarantor of any information known to Landlord regarding the financial condition of Tenant and all other circumstances affecting Tenant's ability to perform its obligations to Landlord, it being agreed that Guarantor assumes the responsibility for being informed and keeping itself informed regarding such condition or any such circumstances;

(g) Any rights Guarantor may have to subrogation, reimbursement, exoneration, contribution and indemnity, and any rights or claims of any kind or nature against Tenant which arise out of or are caused by this Lease Guaranty, and any rights to enforce any remedy which Landlord now has or may hereafter have against Tenant and any benefit of, and any right to participate in, any security (including the Deposit, if any) now or hereafter held by Landlord, until all of the Guaranteed Obligations have been fully paid and performed; and

(h) Any rights of subrogation, reimbursement, indemnification, and contribution, and any other rights and defenses that are or may become available to Guarantor by reason of statutory or decisional law.

(i) Without limiting the generality of the foregoing or any other provision hereof, any rights and benefits which might otherwise be available to Guarantor under statutory or decisional law.

(j) Any rights that Guarantor might otherwise have to require Landlord to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

2.4 Subrogation. Any and all claims of every kind and description which Guarantor may now or hereafter have against Tenant are hereby subordinated to the full payment and performance of Tenant's obligations under the Lease and Note. Guarantor understands that the exercise by Landlord of certain rights and remedies may affect or eliminate Guarantor's right of subrogation against Tenant or any other guarantor of Tenant and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Landlord, to exercise in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that the Guaranteed Obligations hereunder will be absolute, continuing, independent and unconditional under any and all circumstances.

2.5 Independent and Separate Obligations. The obligations of Guarantor hereunder are independent of the obligations of Tenant under the Lease and the Note and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Guarantor is the alter ego of Tenant and whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord's rights hereunder will not be terminated until all of the Guaranteed Obligations have been fully paid and performed. The liability and obligation of Guarantor shall not be limited to that of a surety, guarantor or indemnitor or subject to any defenses of a surety, guarantor or indemnitor, and the Guarantor shall not be entitled to assert any defense with respect to this

Tenant Initials:________ Landlord Initials:________

Lease Guaranty, which defense is not also available to Tenant. Specifically and without limiting the generality of the foregoing, the obligations of Guarantor to Landlord shall not be released by any agreement, which, at any time, may be made between Landlord and Tenant with respect to the Lease and/or Note, nor by an extension of credit, delay in or failure to enforce either against Tenant, or the Guarantor, or any of them, any remedy provided in the Lease or Noe or herein provided, or by omission at any time or from time to time on the part of Landlord to enforce any of the covenants or agreements of Tenant, or by any extension of time or other indulgences which may from time to time be granted by Landlord to Tenant, or by the exercise by Landlord of any remedy permitted by the provisions of the Lease or Note.

2.6 Bankruptcy No Discharge; Repayments. So long as any of the Guaranteed Obligations hereunder will be owing to Landlord, Guarantor will not, without the prior written consent of Landlord, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against Tenant. Guarantor understands and acknowledges that by virtue of this Lease Guaranty, it has specifically assumed any and all risks of a reorganization case or liquidation proceeding under the United States Bankruptcy Code, with respect to Tenant. As an example and not in any way of limitation, a subsequent modification, limitation or termination of the Guaranteed Obligations in any bankruptcy proceeding concerning Tenant will not affect the obligation of Guarantor to pay and perform the Guaranteed Obligations in accordance with their respective original terms. If a claim is ever made upon Landlord for the disgorgement of any amount received by Landlord in payment of the obligations under the Lease and/or Note and Landlord repays all or any part of said amount, then, notwithstanding any termination of the Lease or any of the Guaranteed Obligations, Guarantor will be and remain liable to Landlord for the amount so repaid to the same extent as if such amount had never been received by Landlord.

2.7 Payments and Performance. Guarantor agrees that whenever Guarantor will make any payment to Landlord or otherwise perform any of the Guaranteed Obligations hereunder on account of the liability hereunder, Guarantor will deliver such payment or tender such performance to Landlord at the address provided in Section 3.9 below or at such other address as may be required by Landlord and notify Landlord in writing that such payment is made or performance tendered under this Lease Guaranty for such purpose. It is understood that Landlord, without impairing this Lease Guaranty, may apply payments from Tenant to the Guaranteed Obligations or to such other obligations owed by Tenant to Landlord in such amounts and in such order as Landlord in its complete discretion determines. No payment made hereunder by Guarantor to Landlord will constitute Guarantor as a creditor of Landlord.

2.8 Continuing Obligations. In the event of the death of Guarantor, this Lease Guaranty will continue in effect against such Guarantor's estate or in any dissolution, receivership or "winding up," until such time as such Guarantor's executors, administrators, receivers, or trustees will revoke the same as to transactions thereafter entered into by Landlord with or for the account of Tenant. The revocation of this Lease Guaranty by any one or more of Tenant's guarantors, or by the executors, administrators, receivers or trustees of any such guarantor, will not affect the continuing liability hereunder of Guarantor.

2.9 Acknowledgment of Separate Actions. Guarantor acknowledges and agrees that any final determination by a court of competent jurisdiction of the amount of the Guaranteed Obligations or any obligations and liabilities owing by Tenant or Guarantor to Landlord will be conclusive and binding upon Guarantor irrespective of whether Guarantor was a party to the suit or action in which such determination was made.

2.10 Notice. Landlord may proceed directly against Guarantor without notice or demand and without having commenced any action or obtained any judgment against Tenant. Any notice or demand Landlord elects to give Guarantor may be given and shall be deemed sufficiently given by being delivered personally to Guarantor or by being sent by certified mail, postage, prepaid, addressed to Guarantor at the same address that notices are required to be given to Tenant under the Lease, or at the address of Guarantor hereinbelow given, or at such address as Guarantor shall from time to time have designated to Landlord and any such notice or demand so sent shall be deemed conclusively to have been given as of the date of mailing, whether or not in fact received by Guarantor.

Tenant Initials: ________ Landlord Initials: ________

ARTICLE 3 – MISCELLANEOUS

3.1 Exercise of Remedies; Construction of Terms; Severability. No delay or failure by Landlord to exercise any remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord are cumulative. When the context in which the words are used in this Lease Guaranty indicates that such is the intent, words in the singular number will include the plural and vice-versa. In the event that a trier of fact of competent jurisdiction determines that any provision of this Lease Guaranty is unenforceable or otherwise invalid as written, that provision will be enforced and validated to the extent permitted by law. All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision will not affect the remaining provisions.

3.2 Governing Law; Consent to Jurisdiction and Venue; Service of Process. This Lease Guaranty will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts between Nevada residents entered into and to be performed entirely within Nevada. As part of the consideration for Landlord's entering into the Lease with Tenant, Guarantor hereby agrees that all actions or proceedings arising directly or indirectly hereunder may, at the option of Landlord, be litigated in courts within Nevada, and Guarantor hereby expressly consents to the jurisdiction of any local, state or federal court located within Nevada,, and service of process may be made by personal service upon Guarantor wherever Guarantor may be then located, or by certified or registered mail directed to Guarantor at Guarantor's last known address, or otherwise in accordance with applicable law. Guarantor further agrees that the venue for any actions or proceedings hereunder shall be in the jurisdiction in which the leased premises are located.

3.3 Assignability by Landlord and Tenant. Landlord may, at any time and from time to time, assign, conditionally or otherwise, all of the rights of Landlord, under the Lease and/or the Note and under this Lease Guaranty, whereupon such assignee will succeed to all rights of Landlord hereunder. Landlord, or each successor landlord, may give written notice to Guarantor of any such assignment, but any failure to give, or delay in giving, such notice will not affect the validity or enforceability of any such assignment. The nature of Guarantor's duties hereunder are personal and Guarantor will not assign or transfer any of Guarantor's rights or obligations hereunder, in whole or in part. Any purported assignment or transfer contrary is null and void.

3.4 Demands. Each demand by Landlord for performance or payment hereunder will be in writing and will be made in the manner set forth in Section 3.9 below. A dated statement signed by an officer of Landlord setting forth the amount of Rent and Operating Expenses or other amounts at the time owing to Landlord by Tenant under the Lease and/or Note will be conclusive evidence thereof as between Guarantor and Landlord in any legal proceedings against Guarantor in connection with this Lease Guaranty.

3.5 Term. The obligations of Guarantor under this Lease Guaranty will continue in full force and effect so long as any of the Guaranteed Obligations under the Lease and/or Note remain due to Landlord. Guarantor's representations and warranties under Article 1 and Guarantor's duties under Section 2.6 will survive the termination or expiration of this Lease Guaranty.

3.6 Expenses; Attorneys' Fees and Costs. Guarantor agrees to pay all expenses incurred by Landlord in connection with enforcement or post-default analysis or representation of Landlord's rights in connection with the Guaranteed Obligations and otherwise under the Lease and/or Note or under this Lease Guaranty, including, but not limited to, fees and costs of attorneys, accountants, appraisers, environmental consultants and other professionals, as well as court costs, as any of the foregoing may be incurred in a trial court, in the course of a bankruptcy proceeding or an adversary proceeding, and through all appeals to final judgment in connection with collection thereof.

3.7 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT TRIER OF FACT THE PARTIES DESIRE THAT ALL DISPUTES BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAWS. EACH OF THE PARTIES SPECIFICALLY WAIVES SUCH PARTY'S RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM, WHETHER IN EQUITY OR

Tenant Initials: ______ Landlord Initials: ______

LAW, AND WHETHER IN TORT OR IN CONTRACT (COLLECTIVELY "CLAIMS"). LANDLORD'S WAIVER IS EVIDENCED BY ITS ACCEPTANCE OF THIS LEASE GUARANTY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN LANDLORD, TENANT, AND GUARANTOR.

3.8 Change or Modification; No Waiver. No change or modification will be valid unless the same is in writing and signed by each of the parties. The failure of a party to insist on any occasion on strict adherence to any term of this Lease Guaranty, will not be considered to be a waiver or deprive that party of the right thereafter to insist on strict adherence to that term or any other term. No waiver by Landlord of any breach hereunder will be deemed to be a waiver of any preceding or subsequent breach. Any waiver must be in writing, executed by the party to be charged with the waiver's effect.

3.9 Notices. All notices and demands hereunder will be deemed to have been duly given if personally delivered or mailed by United States registered or certified mail, with return receipt requested, postage prepaid to the parties at the following addresses (or at such other addresses as will be given by written notice by any party to the others) or if deposited with a nationally recognized overnight courier requiring a signed receipt for delivery thereof, with all charges prepaid, and will be deemed complete upon any such mailing or deposit:

To Guarantor:

Dixie Foods International, Inc.
115 N.E. 6th Blvd.
Williston, FL 32696
Attention: Kenneth M. Antos

To Landlord:

c/o The Krausz Companies, Inc.
44 Montgomery Street
Suite 3300
San Francisco, CA 94104-4806
Attention: President

with a copy to:

The Krausz Companies, Inc.
18201 Von Karman Avenue
Suite 1090
Irvine, CA 92612
Attn: Property Manager

3.10 Representation by Independent Counsel. The parties acknowledge, warrant and represent that each has had the opportunity to be represented by independent counsel of its choice in the preparation and execution of this Lease Guaranty, and that each party has read this Lease Guaranty, has had the opportunity to fully discuss the terms and provisions of this document with said counsel, and is fully aware of the contents and legal effect of this Lease Guaranty. Further, the parties acknowledge, warrant and represent that the execution and delivery of this Agreement is not the result of any duress or undue influence. Any modification of this Lease Guaranty must be made through and by a written agreement that makes express reference hereto and is executed by both Guarantor and Landlord.

3.11 Complete Agreement. This Lease Guaranty, including Exhibit A, supersedes any prior negotiations, discussions or communications between Guarantor and Landlord and constitutes the entire agreement between Landlord and Guarantor with respect to the Guaranteed Obligations.

3.12 Full Rights Against Tenant. Nothing in this Lease Guaranty contained shall be deemed or taken to be a condition or limitation of any of the rights of Landlord against Tenant of forfeiture otherwise under the terms of the Lease.

Tenant Initials:________ Landlord Initials:________

IN WITNESS WHEREOF, the undersigned have executed this Lease Guaranty as of the date first above written.

GUARANTOR:

DIXIE FOODS INTERNATIONAL, INC.,
a Florida corporation

By: ______________________
Name: Isaac Antes
Title: CEO/Chairman

Attach Exhibit A - Guarantor's Financial Statements

Tenant Initials:________ Landlord Initials:________

STATE OF Nevada
COUNTY OF Clark

On June 27, 2014 before me, CHUN LING, Notary Public,

personally appeared Kenneth Martin Antos
NAME(S) OF SIGNER(S)

☐ personally known to me - **OR** - ☑ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

CHUN LING
NOTARY PUBLIC
STATE OF NEVADA
My Commission Expires: 6-21-2016
Certificate No. 12-8001-1

Witness my hand and official seal.

SIGNATURE OF NOTARY

—OPTIONAL SECTION—

CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

☐ INDIVIDUAL
☐ CORPORATE OFFICER(S)

TITLE(S)

☐ PARTNER(S) ☐ LIMITED
☐ GENERAL
☐ ATTORNEY-IN-FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER: ____

SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED AT RIGHT:

Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

—OPTIONAL SECTION—

Title or Type of Document ____

Number of Pages ____ Date of Document ____

Signer(s) Other Than Named Above ____

Tenant Initials: ____ Landlord Initials: ____

EXHIBIT H
TENANT'S MENU (WITH PRICES DELETED)

Notwithstanding anything to the contrary set forth herein, the parties acknowledge that this Exhibit "H" is still under negotiation between the parties and has not been attached to this Lease as of the Effective Date. The parties shall cooperate with one another and use their reasonable, diligent efforts in order to finalize and agree upon a final Menu for the Restaurant as soon as practicable following the Effective Date. The final, mutually agreed-upon Menu shall, upon the parties' written approval thereof, be deemed attached to this Lease as Exhibit "H".

ALEX STRATTA
ITALIAN STEAK HOUSE
DINNER MENU - DRAFT 7 ON 7.1.14

COLD SHELLFISH BAR	HALF	FULL
Seasonal oysters | on the half shell (east and west coast)	$0.00	$0.00
East Coast Clams | on the half shell	$0.00	$0.00
Boiled Maine lobster | Whole or half	$0.00	$0.00
Stone crab claws or Dungeness crab | seasonal	$0.00	$0.00
Shrimp |lemon & old bay	$0.00	$0.00

Served with Lemons, Atomic Cocktail Sauce, Mignonette sauce, Garlic-mustard aioli and Grated Fresh Horseradish

SEVICHE & CRUDO

Grilled calamari |salad with chickpeas, celery and parsley	$0.00
Shrimp and crab | Radish, green apple, and pine nuts	$0.00
Oyster 'shooter' | with tomato& pickled peppers	$0.00
Atlantic salmon | anise crusted, orange & fennel	$0.00
tuna tartare | chives, extra virgin olive oil & quail egg	$0.00
Yellowtail | with avocado, lime & calabrian chilies	$0.00

HOT SHELLFISH BAR

Baked oysters| gratin with arugula & prosciutto	$0.00
Broiled Lobster| herb butter& grilled lemon	$0.00
Stuffed Crab| garlic, breadcrumbs & saffron	$0.00
Cherrystone clams|baked 'oreganata' style	$0.00
Grilled octopus| Yukon potatoes, olives & celery	$0.00
Prawns| pancetta, white beans, peppers	$0.00
Calamari| Crispy with chilies, parsley & lemon	$0.00

Served in Cast Iron with Aromatic Rock Salt

OVEN BAKED FLATBREADS

Buratta |tomato & Basil	$0.00
Caponatta| Salted Ricotta& Olive Oil	$0.00
Foie gras| with Roasted Apples and Golden Raisins	$0.00
Marinated artichokes| Truffle & Whipped Goat Cheese	$0.00
Gorgonzola| Port Wine Figs, Walnut & Caramelized Onion	$0.00
Prosciutto|arugula, Parmigiano & balsamico	$0.00
Meatballs|tomato pasatta & Bel Paese cheese	$0.00

Vegetarian and vegan options available upon request

SALADS AND SOUP

Tuscan kale|Pistachio, dried figs & ricotta salata	$0.00
Romaine |creamy garlic,oven-dried tomatoes & herb croutons	$0.00
Arugula & chicory|shaved parmigiano, lemon & eggplant crostino	$0.00
Spiced duck leg|endives, sweet & sour butternut squash	$0.00
Quinoa & sweet potato|greens, apples, pecans & balsamic onions	$0.00
Bibb lettuce|Pancetta, pickled radish, walnuts & gorgonzola	$0.00
Pasta e fagioli|puree of white beans with rosemary & macaroni	$0.00
Minestrone|seasonal vegetable soup with chickpeas & pesto	$0.00

PASTA	APPETIZER	ENTRÉE
Linguini | littleneck clams, white wine & garlic	$0.00	$0.00
Trenette | Pesto & Yukon potatoes	$0.00	$0.00
Orecchiette |sausage, broccoli rabe, peppers & Pecorino	$0.00	$0.00
Risotto|wild mushrooms, mascarpone & parsley	$0.00	$0.00
Papardelle|bolognese & melted mozzarella	$0.00	$0.00
Capellinni|Fresh tomato, garlic & basil	$0.00	$0.00
Tonnarelli| olive oil, garlic, chilies and Pecorino	$0.00	$0.00
Potato Gnocchi|Prosciutto, peas & parmigiano butter	$0.00	$0.00
Ziti|baked with eggplant & tomato	$0.00	$0.00
Raviolo|Spinach, ricotta, egg & black truffle	$0.00	$0.00

ENTRÉE

Short rib of beef|Barolo wine & horseradhish potatoes	$0.00
Lamb shank|Moroccan flavors with apricots & peppers	$0.00
Eggplant Parmigiana|oregano, spicy tomato and mozzarella	$0.00
Braised veal|stuffed bone marrow & fregola sarda	$0.00
Tuscan pork belly|rosemary, orange zest, tomato & creamy polenta	$0.00
Seafood stew|saffron-tomato broth with garlic & puff pastry	$0.00
Veal Scallopini|lemon, capers, parsley & butter	$0.00
Roasted Branzino|tomatoes, olives & blood oranges	$0.00
Chicken breast|lemon, rosemary & porcini mushrooms	$0.00
Breaded veal chop|arugula, tomato & balsamico	$0.00

STEAKS AND CHOPS	
NY strip steak|red wine sauce	$0.00
Filet of beef|bearnaise sauce	$0.00
Prime rib eye of beef|shallot marmalade	$0.00
Pork chop|spiced peaches, date & marcona almonds	$0.00
Veal chop| Fontina, prosciutto & roasted garlic jus	$0.00
Rack of lamb|basil, garlic confit & candied orange	$0.00

Served with roasted Yukon potatoes and seasonal vegetables